EXHIBIT 4.4

EXECUTION COPY

AMENDED AND RESTATED
TERM LOAN AND REVOLVING CREDIT AGREEMENT

dated as of

April 8, 2005

among

THE GOODYEAR TIRE & RUBBER COMPANY
GOODYEAR DUNLOP TIRES EUROPE B.V.
GOODYEAR DUNLOP TIRES GERMANY GMBH
GOODYEAR GMBH & CO. KG
DUNLOP GMBH & CO. KG
GOODYEAR LUXEMBOURG TIRES S.A.

The Lenders Party Hereto,

J.P. MORGAN EUROPE LIMITED,
as Administrative Agent

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

CITIBANK, N.A.,
CREDIT SUISSE FIRST BOSTON
DEUTSCHE BANK AG
GE FINANCE PARTICIPATIONS SAS
GOLDMAN SACHS CREDIT PARTNERS L.P.
KBC BANK NV
NATEXIS BANQUES POPULAIRES
as Mandated Lead Arrangers

J.P. MORGAN PLC,	BNP PARIBAS,
as Joint Bookrunner	as Joint Bookrunner
and Mandated Lead Arranger	and Mandated Lead Arranger

[CS&M 6701-315]

i

SCHEDULES:

Schedule 1.01(a)	— Applicable Assets of the European J.V.
Schedule 1.01(b)	— Applicable Assets of German Grantors
Schedule 1.01(c)	— Applicable Assets of Luxembourg Grantors
Schedule 1.01(d)	— Applicable Assets of UK Grantors
Schedule 1.01(e)	— Applicable Assets of French Grantors
Schedule 1.01A	— US Consent Subsidiaries
Schedule 1.01B	— Senior Subordinated-Lien Indebtedness
Schedule 2.01	— Commitments
Schedule 3.10	— Subsidiaries
Schedule 4.01	— Post-Effective Date Delivery Requirements
Schedule 4.01(b)	— Required Opinions
Schedule 4.01(i)	— Pledged J.V. Subsidiaries
Schedule 6.01	— Existing Indebtedness
Schedule 6.02	— Existing Liens
Schedule 6.05(j)	— Additional Equity Interests
Schedule 6.06	— Asset Dispositions
Schedule 6.09	— Customer Capital Expenditures

EXHIBITS:

Exhibit A	— Form of Borrowing Request
Exhibit B	— Form of Continuation Request
Exhibit C-1	— Form of Promissory Note for ABT Loans
Exhibit C-2	— Form of Promissory Note for GDTG Loans
Exhibit C-3	— Form of Promissory Note for Term Loans
Exhibit D	— Form of Assignment and Assumption
Exhibit E-1	— Form of Opinion of Goodyear’s Outside Counsel
Exhibit E-2	— Form of Opinion of the General Counsel, the Associate General Counsel or an Assistant General Counsel of Goodyear
Exhibit F	— Form of Guarantee and Collateral Agreement
Exhibit G	— Form of First Lien Guarantee and Collateral Agreement
Exhibit H	— Form of Second Lien Guarantee and Collateral Agreement
Exhibit I	— Third Lien Collateral Agreement
Exhibit J	— Form of Verification Letter
Exhibit K	— Form of Affiliate Authorization
Exhibit L	— Mandatory Costs Rate

     AMENDED AND RESTATED TERM LOAN AND REVOLVING CREDIT AGREEMENT dated as of April 8, 2005, among THE GOODYEAR TIRE & RUBBER COMPANY; GOODYEAR DUNLOP TIRES EUROPE B.V.; GOODYEAR DUNLOP TIRES GERMANY GMBH; GOODYEAR GMBH & CO. KG; DUNLOP GMBH & CO. KG; GOODYEAR LUXEMBOURG TIRES S.A.; the LENDERS party hereto; J.P. MORGAN EUROPE LIMITED, as Administrative Agent; and JPMORGAN CHASE BANK, N.A., as Collateral Agent.

          Goodyear and the Borrowers have requested the Lenders, and the Lenders are willing, to amend and restate the Existing Credit Agreement to continue and modify the credit facilities provided for herein to enable the Borrowers to (a) borrow ABT Loans at any time and from time to time during the ABT Availability Period in an aggregate principal amount not in excess of €195,000,000 at any time outstanding, (b) borrow GDTG Loans at any time and from time to time during the GDTG Availability Period in an aggregate principal amount not in excess of €155,000,000 at any time outstanding, (c) borrow Term Loans on the Effective Date in an aggregate principal amount not in excess of €155,000,000, (d) obtain Letters of Credit under the ABT Commitments at any time and from time to time during the ABT Availability Period in an aggregate stated amount not in excess of €50,000,000 at any time outstanding and (e) borrow Swingline Loans under the ABT Commitments at any time and from time to time during the ABT Availability Period in an aggregate principal amount not in excess of €25,000,000. The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions herein set forth. Letters of Credit and the proceeds of the Loans will be used for general corporate purposes of the European J.V. and the J.V. Subsidiaries.

          Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          “ABT Availability Period” means the period from and including the Effective Date to but excluding the earlier of (a) the Maturity Date and (b) the date of termination of all ABT Commitments.

          “ABT Commitment” means, with respect to each ABT Lender, the commitment of such Lender to make ABT Loans and to acquire participation in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum permitted aggregate amount of such Lender’s ABT Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each ABT Lender’s ABT

Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its ABT Commitment, as applicable. The initial aggregate amount of the ABT Lenders’ ABT Commitments after giving effect to the transactions to be effected on the Effective Date is €195,000,000.

          “ABT Credit Exposure” means, with respect to any ABT Lender at any time, the sum of (a) the aggregate of the Euro Equivalents of the outstanding principal amounts of such Lender’s ABT Loans at such time, (b) such Lender’s LC Exposure and (c) such Lender’s Swingline Exposure.

          “ABT Lender” means a Lender with an ABT Commitment or, if the ABT Commitments have terminated or expired, a Lender with ABT Credit Exposure.

          “ABT Loan” means a Loan made pursuant to clause (a) of Section 2.01.

          “ABT Obligations” means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the ABT Loans and the Swingline Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) all payments required to be made by each Borrower hereunder in respect of any Letter of Credit, when and as due, including payments in respect of reimbursements of LC Disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations of the Credit Parties to any of the Secured Parties (including to the Collateral Agent under Section 9.15) under this Agreement and each of the other Credit Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), save in each case insofar as the same relate to, or to any Guarantee of, the GDTG Loans or the Term Loans or any amount payable in respect thereof, (b) the due and punctual performance of all other nonmonetary obligations of the Credit Parties to any of the Secured Parties under this Agreement and the other Credit Documents (other than the performance of obligations in respect of, or under any Guarantee in respect of, the GDTG Loans or the Term Loans or any amount payable in respect thereof), (c) the due and punctual payment and performance of all obligations of the European J.V. or any J.V. Subsidiary that is not organized under the laws of the Federal Republic of Germany under each Swap Agreement that shall at any time have been specified in a written notice to the Administrative Agent from the European J.V. as being included in the ABT Obligations, if such Swap Agreement (i) shall have been in effect on the Effective Date with a counterparty that shall have been a Lender or an Affiliate of a Lender immediately prior to the effectiveness of the amendment and restatement hereof as of the Effective Date or (ii) shall have been entered into after the Effective Date with any counterparty that shall have been a Lender or an Affiliate of a Lender at the time such Swap Agreement was entered into and (d) the due and punctual payment and performance of all obligations of the European J.V. or any J.V. Subsidiary that is not organized under the laws of the Federal Republic of Germany arising out of or in connection with cash management or similar services that shall at any time have been designated in a written notice to the Administrative Agent from the European J.V. as being included in the ABT Obligations and that are provided by a Person that shall have been a Lender or an Affiliate of a Lender at the time of such designation.

          “ABT Percentage” means, with respect to any ABT Lender, the percentage of the total ABT Commitments represented by such Lender’s ABT Commitment. If the ABT Commitments have been terminated or expired, the ABT Percentages shall be determined based upon the ABT Commitments most recently in effect, after giving effect to any assignments.

          “Adjusted Eurocurrency Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for any Eurocurrency Borrowing denominated in US Dollars or Pounds Sterling, or the EURIBO Rate for any Eurocurrency Borrowing denominated in Euros, for such Interest Period divided by (b) 1.00 minus the Statutory Reserves applicable to such Eurocurrency Borrowing.

          “Administrative Agent” means JPMEL, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

          “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          “Affiliate Authorization” means each Affiliate Authorization delivered by any Affiliate of a Lender to the Collateral Agent substantially in the form of Exhibit K hereto.

          “Agents” means the Administrative Agent and the Collateral Agent.

          “Amendment and Restatement Agreement” shall mean the Amendment and Restatement Agreement dated as of the date hereof among the Borrowers, the lenders party thereto and the Administrative Agent.

          “Applicable Assets” means (a) with respect to the European J.V., all the assets and rights of the European J.V. listed on Schedule 1.01(a), (b) with respect to any Grantor organized under the laws of the Federal Republic of Germany, all the assets and rights of such Grantor listed on Schedule 1.01(b), (c) with respect to any Grantor organized under the laws of Luxembourg, all the assets and rights of such Grantor listed on Schedule 1.01(c), (d) with respect to any Grantor organized under the laws of the United Kingdom, all the assets and rights of such Grantor listed on Schedule 1.01(d), and (e) with respect to any Grantor organized under the laws of the Republic of France, all the assets and rights of such Grantor listed on Schedule 1.01(e).

          “Applicable Rating” shall mean, at any time, each of (a) the public corporate credit rating assigned to Goodyear at such time by Standard & Poor’s and (b) the public senior implied rating assigned to Goodyear at such time by Moody’s.

          “Applicable Secured Obligations” means (a) with respect to each Grantor organized under the laws of any jurisdiction other than the Federal Republic of Germany, (i) the ABT Obligations and (ii) the Guarantees of the ABT Obligations by each such Grantor under the Guarantee and Collateral Agreement, and (b) with respect to each Grantor organized under the laws of the Federal Republic of Germany, (i) the Obligations and (ii) the Guarantees by each such Grantor of the Obligations under the Guarantee and Collateral Agreement.

          “Applicable Term Percentage” means, with respect to any Lender, the percentage of the total Term Loan Commitments represented by such Lender’s Term Loan Commitment.

          “Approved Fund” means (a) with respect to any Lender, a CLO managed by such Lender or by an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          “Arrangers” means J.P. Morgan Securities Inc. and BNP Paribas, as Joint Bookrunners and Mandated Lead Arrangers for the credit facilities established by this Agreement.

          “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit D or any other form approved by the Administrative Agent.

          “Attributable Debt” means, with respect to any Sale and Leaseback Transaction, the present value (computed in accordance with GAAP and, in the case of a Sale and Leaseback Transaction that does not result in Capital Lease Obligations, as if the obligations incurred in connection with such Sale and Leaseback Transaction were Capital Lease Obligations) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of (i) the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and (ii) the Attributable Debt determined assuming no such termination.

          “Board” means the Board of Governors of the Federal Reserve System of the United States of America.

          “Borrowers” means the European J.V., GDTG, Goodyear KG, Dunlop KG, and Lux Tires.

          “Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date, and as to which a single Interest Period is in effect.

          “Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, $5,000,000, (b) in the case of a Borrowing denominated in Pounds Sterling, £5,000,000, (c) in the case of a Borrowing denominated in Euros (other than a Swingline Borrowing), €5,000,000, and (d) in the case of a Swingline Borrowing, €500,000.

          “Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, $1,000,000, (b) in the case of a Borrowing denominated in Pounds Sterling, £1,000,000, (c) in the case of a Borrowing denominated in Euros (other than a Swingline Borrowing), €1,000,000, and (d) in the case of a Swingline Borrowing, €100,000.

          “Borrowing Request” means a request by any Borrower for a Borrowing in accordance with Section 2.03 in substantially the form of Exhibit A hereto.

          “Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York, Frankfurt, Amsterdam, Luxembourg and (a) in relation to any date for payment or purchase of a currency other than Euros, on which banks are open for business in the principal financial center of the country of that currency, and (b) in relation to any date for payment or purchase of Euros, on which the TARGET payment system is open for the settlement of payments in Euros.

          “CAM Exchange” means the exchange of the Lenders’ interests provided for in Section 7.02.

          “CAM Exchange Date” means the date on which any event referred to in paragraph (h) or (i) of Section 7.01 shall occur in respect of any Borrower.

          “CAM Percentage” means, with respect to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Designated Obligations owed to such Lender (whether or not at the time due and payable) and (b) the denominator shall be the aggregate Designated Obligations owed to all the Lenders (whether or not at the time due and payable).

          “Capital Expenditures” of any Person means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of such Person and its subsidiaries that are (or would be) set forth in a statement of cash flows of such Person and its Consolidated Subsidiaries for such period prepared in accordance with GAAP, excluding capitalized software expenses, and (b) Capital Lease Obligations incurred by such Person and its Consolidated Subsidiaries during such period (other than any such Capital Lease Obligations that shall relate to assets acquired in transactions reflected in Capital Expenditures for any earlier period). For purposes of this definition,

(i) the purchase price of equipment or other fixed assets that are purchased simultaneously with the trade-in of existing assets or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such assets for the assets being traded in at such time or the amount of such insurance proceeds, as the case may be, (ii) acquisitions permitted by Section 6.05(e) shall be excluded and (iii) “Capital Expenditures” in respect of any period shall be reduced by the amount of Customer Capital Expenditures that are directly paid by customers during such period and by the amount of reimbursements Goodyear or any Subsidiary shall have received during such period from customers in respect of Customer Capital Expenditures; provided that (A) the aggregate amount of such reductions in respect of Customer Capital Expenditures under the programs specified in Schedule 6.09 shall not exceed $160,000,000 during the term of this Agreement and (B) the aggregate amount of such reductions in respect of Customer Capital Expenditures made other than under the program specified in Schedule 6.09 shall not exceed $50,000,000 in any fiscal year. “Capital Expenditures” shall also include all Investments made under Section 6.05(k)(ii).

          “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          “Cash Equivalent” means, at any time, a financial instrument issued by any permitted issuer of a Permitted Investment that at such time is immediately convertible to cash at face value without any penalty, premium or loss of discount.

          “Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the United States Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Goodyear, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Goodyear by Persons who were neither (i) directors on the date hereof or nominated by the board of directors of Goodyear nor (ii) appointed by directors so nominated, (c) the failure of Goodyear to own directly or indirectly, beneficially and of record, free and clear of all Liens (other than Permitted Encumbrances), more than 50% of the issued and outstanding capital stock of, and to Control, the European J.V., or (d) the failure of Goodyear to own directly or indirectly, beneficially and of record, more than 50% of the issued and outstanding capital stock of, and to Control, any of GDTG, Goodyear KG, Dunlop KG or Lux Tires.

          “Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this

Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          “Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are ABT Loans, GDTG Loans, Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is an ABT Commitment, GDTG Commitment or Term Loan Commitment.

          “CLO” means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

          “Code” means the Internal Revenue Code of 1986, as amended from time to time.

          “Collateral” means all the assets and rights that secure any of the Obligations pursuant to the Security Documents.

          “Collateral Agent” means JPMCB, in its capacity as collateral agent for the Lenders and the other Secured Parties under the Guarantee and Collateral Agreement and the other Security Documents.

          “Commitment” means an ABT Commitment, a GDTG Commitment or a Term Loan Commitment, or any combination thereof (as the context requires).

          “Consent Assets” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

          “Consent Subsidiary” means (i) with respect to Goodyear or any US Subsidiary, (a) any Subsidiary listed on Part I or Part II of Schedule 1.01A and (b) any Subsidiary not on Schedule 1.01A or formed or acquired after the Effective Date in respect of which (A) the consent of any Person other than Goodyear or any Wholly Owned Subsidiary of Goodyear is required by applicable law or the terms of any organizational document of such Subsidiary or other agreement of such Subsidiary or any Affiliate of such Subsidiary in order for such Subsidiary to execute the Guarantee and Collateral Agreement as a US Guarantor (as defined under the Guarantee and Collateral Agreement) and perform its obligations thereunder and (B) Goodyear endeavored in good faith to obtain such consents and such consents shall not have been obtained, and (ii) with respect to the European J.V. or a J.V. Subsidiary, any J.V. Subsidiary formed or acquired after the Effective Date in respect of which (A) the consent of any Person other than Goodyear, the European J.V. or any Wholly Owned Subsidiary of Goodyear or the European J.V. is required by applicable law or the terms of any organizational document of such J.V. Subsidiary or other agreement of such J.V. Subsidiary or any Affiliate of such J.V. Subsidiary in order for such J.V. Subsidiary to execute the Guarantee and Collateral Agreement as a European Facilities Guarantor and perform its obligations thereunder, or in order for Equity Interests of such J.V. Subsidiary to be pledged under a Security Agreement, as the case may be, and (B) Goodyear and the European J.V. endeavored in good faith to obtain such consents and such consents shall not have been obtained. Notwithstanding the foregoing, no Subsidiary shall be a Consent Subsidiary at any time that it is a guarantor of, or has provided any collateral to secure, Indebtedness for borrowed money of Goodyear or any Borrower, and any Consent Subsidiary (including a Consent Subsidiary listed in Part I or Part II of Schedule 1.01A) that at any time ceases to meet the test set forth in clause (A) shall cease to be a Consent Subsidiary. No Subsidiary shall be a Consent Subsidiary if it is a Guarantor or a Grantor under the First Lien Guarantee and Collateral Agreement, the Second Lien Guarantee and Collateral Agreement or the Third Lien Collateral Agreement or a Subsidiary Guarantor or Grantor Subsidiary Guarantor under the Junior Lien Indenture.

          “Consolidated EBITDA” of any Person means, for any period, Consolidated Net Income of such Person for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum for such Person and its Consolidated Subsidiaries of (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) all non-cash non-recurring charges for such period, (v) all Rationalization Charges for such period, (vi) other expense for such period, (vii) equity in losses of affiliates for such period, (viii) foreign exchange currency losses for such period and (ix) minority interest in net income of subsidiaries for such period, minus (b) without duplication, to the extent included in determining such Consolidated Net Income (except with respect to (ii) and (iii) below), (i) any non-cash extraordinary gains for such period, (ii) cash expenditures (other than Rationalization Charges) during such period in respect of items that resulted in non-cash non-recurring charges during any prior period after March 31, 2005, (iii) Excess Cash Rationalization Charges, (iv) other income for such period, (v) equity in earnings of affiliates for such period, (vi) foreign exchange currency gains for such period and (vii) minority interest in net losses of subsidiaries for such period, all determined on a consolidated basis in accordance with GAAP. Each item referred to in this definition and not defined elsewhere in this Agreement will be computed by a method consistent with that used in preparing the financial statements referred to in Section 3.04.

          “Consolidated European J.V. EBITDA” means, for the European J.V. and its Consolidated Subsidiaries for any period, Consolidated Net Income of the European J.V. for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum for the European J.V. and its Consolidated Subsidiaries of (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) all non-cash non-recurring charges for such period, (v) all Rationalization Charges taken by the European J.V. and its Consolidated Subsidiaries for such period, (vi) other expense for such period, (vii) equity in losses of affiliates for such period, (viii) foreign exchange currency losses for such period and (ix) minority interest in net income of subsidiaries for such period, minus (b) without duplication, to the extent included in determining such Consolidated Net Income (except with respect to (ii) and (iii) below), (i) any non-cash extraordinary gains for such period, (ii) cash expenditures (other than Rationalization Charges) during such period in respect of items that resulted in non-cash non-recurring charges during any prior period after March 31, 2003, (iii) Excess J.V. Cash Rationalization Charges, (iv) other income for such period, (v) equity in earnings of affiliates for such period, (vi) foreign exchange currency gains for such period and (vii) minority interest in net losses of subsidiaries for such period, all determined on a consolidated basis in accordance with GAAP. Each item referred to in this definition and not defined elsewhere in this Agreement will be computed by a method consistent with that used in preparing the financial statements referred to in Section 3.04. For purposes of Section 6.11, Consolidated European J.V. EBITDA for any period of four consecutive fiscal quarters will be determined in Euros based upon the Exchange Rate in effect on the last day of the applicable period.

          “Consolidated Interest Expense” of any Person means, for any period the sum of, without duplication, (a) the consolidated interest expense (including imputed interest expense in respect of Capital Lease Obligations and excluding fees and other origination costs included in interest expense and arising from Indebtedness incurred at any time) of such Person and its Consolidated Subsidiaries for such period, determined in accordance with GAAP but excluding capitalized interest, (b) all cash dividends paid during such period in respect of Permitted Preferred Stock of such Person and its Consolidated Subsidiaries and (c) all finance expense of such Person and its Consolidated Subsidiaries related to Securitization Transactions, excluding amortization of origination and other fees.

          “Consolidated Net Income” of any Person means, for any period, the net income or loss of such Person and its Consolidated Subsidiaries for such period determined in accordance with GAAP.

          “Consolidated Net J.V. Indebtedness” means, at any date, (a) the sum for the European J.V. and its Consolidated Subsidiaries at such date, without duplication, of (i) all Indebtedness (other than obligations in respect of Swap Agreements) that is included on the European J.V.=s consolidated balance sheet, (ii) all Capital Lease Obligations, (iii) all synthetic lease financings and (iv) all Securitization Transactions, minus (b) the aggregate amount of cash, cash equivalents and Permitted Investments in excess of $100,000,000 held at such time by the European J.V. and its Consolidated Subsidiaries, all determined in accordance with GAAP. For purposes of computing Consolidated Net J.V. Indebtedness, (A) the amount of any synthetic lease financing shall equal the amount that would be capitalized in respect of such lease if it were a Capital Lease Obligation, and (B) Indebtedness owing by the European J.V. or any of its Consolidated Subsidiaries to Goodyear or any of its Consolidated Subsidiaries shall be disregarded. For purposes of Section 6.11, Consolidated Net J.V. Indebtedness will be determined in Euros based upon the Exchange Rate in effect on the last day of the applicable period.

          “Consolidated Net Secured Indebtedness” means, at any date, (a) the sum for Goodyear and its Consolidated Subsidiaries for such period, without duplication, of

(i) all Indebtedness (other than obligations in respect of Swap Agreements) that is included on Goodyear’s consolidated balance sheet and is secured by any assets of Goodyear or a Consolidated Subsidiary, (ii) all Capital Lease Obligations, (iii) all synthetic lease financings, (iv) all Indebtedness of South Pacific Tyres that is secured by any of its assets or assets of Goodyear or a Consolidated Subsidiary and (v) all Securitization Transactions, minus (b) the aggregate amount of cash, cash equivalents and Permitted Investments in excess of $400,000,000 held at such time by Goodyear and the Consolidated Subsidiaries, all determined in accordance with GAAP. For purposes of computing Consolidated Net Secured Indebtedness, the amount of any synthetic lease financing shall equal the amount that would be capitalized in respect of such lease if it were a Capital Lease Obligation.

          “Consolidated Revenue” means, for any period, the revenues of Goodyear and its Consolidated Subsidiaries for such period, determined in accordance with GAAP.

          “Consolidated Subsidiary” means with respect to any Person, at any date, each Subsidiary of such Person the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements prepared in accordance with GAAP.

          “Consolidated Total Assets” means, at any date, the total assets of Goodyear and its Consolidated Subsidiaries determined in accordance with GAAP.

          “Continuation Request” means a request by any Borrower to continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07 in substantially the form of Exhibit B hereto.

          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

          “Credit Documents” means this Agreement, the Amendment and Restatement Agreement, the Issuing Bank Agreements, any letter of credit applications referred to in Section 2.04(a) or (b), any promissory notes delivered pursuant to Section 2.09(e) and the Security Documents.

          “Credit Facilities Agreements” means the First Lien Agreement, the Second Lien Agreement and the European Facilities Agreement.

          “Credit Facilities Documents” means the Credit Facilities Agreements, the Guarantee and Collateral Agreement, the First Lien Guarantee and Collateral Agreement, the Second Lien Guarantee and Collateral Agreement and the other Security Documents (as such term is defined in any Credit Facilities Agreement).

          “Credit Parties” means the J.V. Loan Parties, Goodyear and the US Subsidiary Guarantors.

          “Customer Capital Expenditures” shall mean all or any portion of the purchase price of equipment or other fixed assets purchased for use in the business of Goodyear or any Subsidiary that is paid directly, or reimbursed to Goodyear or any Subsidiary, by customers of Goodyear or any of the Subsidiaries that are not Affiliates of Goodyear.

          “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          “Designated Debt” means Indebtedness of Goodyear that matures during any of the calendar years 2005, 2006, 2007 and 2008.

          “Designated Obligations” means (a) with respect to ABT Loans, the Euro Equivalent of all ABT Obligations of the Credit Parties in respect of (i) the principal of and interest on the ABT Loans and (ii) commitment fees in respect of unused ABT Commitments described in Section 2.12(a), in each case regardless of whether then due and payable, (b) with respect to LC Exposures, (i) the Euro Equivalent of the participations of the Lenders in the Letters of Credit and (ii) the Euro Equivalent of all ABT Obligations of the Credit Parties in respect of (A) the principal of and interest on unreimbursed LC Disbursements and (B) participation fees in respect of Letters of Credit described in Section 2.12(b), in each case regardless of whether then due and payable, (c) with respect to Swingline Exposures, (i) the ABT Obligations of the Credit Parties to the Swingline Lender in respect of interest on the Swingline Loans accrued prior to the acquisition of participations in the Swingline Loans pursuant to Section 7.02 and (ii) the participations of the Lenders in the principal of and interest on the Swingline Loans, (d) with respect to GDTG Loans, the Euro Equivalent of all GDTG/Term Obligations of the Credit Parties in respect of (i) the principal of and interest on the GDTG Loans, and (ii) commitment fees in respect of unused GDTG Commitments described in Section 2.12(a), in each case regardless of whether then due and payable, and (e) with respect to Term Loans, all GDTG/Term Obligations of the Credit Parties in respect of the principal of and interest on the Term Loans, regardless of whether then due and payable.

          “Disclosure Documents” means (a) the Information Memorandum, (b) reports of Goodyear on Forms 10-K, 10-Q and 8-K, and any amendments thereto, that shall have been (i) filed with the Securities and Exchange Commission on or prior to March 24, 2005, or (ii) filed with the Securities and Exchange Commission after such date and prior to the Effective Date and delivered to the Administrative Agent.

          “Dividend Availability Period” means a period commencing on the first date that the Applicable Ratings are Ba2 or better and BB or better, respectively, and ending on the first date thereafter that either Applicable Rating has for a consecutive 12-month period been lower than Ba3 or BB-. If at any time either, but not both, of the Applicable Ratings is not so maintained as a public rating, the Applicable Rating that is not maintained shall be disregarded and the commencement, continuance or termination of any Dividend Availability Period shall be based solely on the Applicable Rating that is maintained as a public rating (i.e., as if the Applicable Rating not so maintained were Ba2 or better or BB or better, as applicable). At any time that each of the Applicable Ratings is not maintained as a public rating, each shall be deemed to be lower than Ba3 or BB-, as applicable.

          “Dunlop KG” means Dunlop GmbH & Co. KG, a partnership organized under the laws of the Federal Republic of Germany.

          “Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

          “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the presence, the management or release of, or exposure to, any Hazardous Materials or to health and safety matters.

          “Environmental Liability” means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          “Equity Interests” means shares of capital stock, partnership interests, membership interests in limited liability companies, beneficial interests in trusts or other equity ownership interests in any Persons, and any warrants, options or other rights entitling the holders thereof to purchase or acquire any such equity interests.

          “Equity Proceeds” means Net Cash Proceeds from issuances or sales of Equity Interests (other than to directors, officers or employees of Goodyear or any Subsidiary in connection with compensation or incentive arrangements) of Goodyear after the Effective Date.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Goodyear or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to any Plan (other than an event for which the 30 day notice period is waived or an event described in Section 4043.33 of Title 29 of the Code of Federal Regulations); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA) as to which a waiver has not been obtained; (c) the incurrence by Goodyear, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (d) the treatment of a Plan amendment as a termination under Section 4041 of ERISA; (e) any event or condition, other than the Transactions, that would be materially likely to result in the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan under Section 4042 of ERISA; (f) the receipt by Goodyear, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice of an intention to terminate any Plan or to appoint a trustee to administer any Plan; (g) the incurrence by Goodyear, any Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by Goodyear, any Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Goodyear, any Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          “EURIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in Euros for any Interest Period, the rate sponsored by the Banking Federation of the European Union and the Financial Markets Association and appearing on page 248 of Dow Jones Markets Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Euro deposits in the Euro interbank market) at approximately 11:00 a.m., Brussels time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Euros with a maturity comparable to such Interest Period; provided that in the event that such rate is not available at such time for any reason with respect to such Eurocurrency Borrowing, then the “EURIBO Rate” with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which deposits of €5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          “Euro” or “€” means the lawful currency of the member states of the European Union that has adopted a single currency in accordance with applicable law or treaty.

          “Euro Equivalent” means, on any date of determination, (a) with respect to any amount in Euros, such amount, and (b) with respect to any amount in US Dollars or Pounds Sterling, the equivalent in Euros of such amount, determined by the Administrative Agent using the Exchange Rate or the LC Exchange Rate, as applicable, with respect to US Dollars or Pounds Sterling, as the case may be, in effect for such amount on such date. The Euro Equivalent at any time of the amount of any Letter of Credit, LC Disbursement or Loan denominated in US Dollars or Pounds Sterling shall be the amount most recently determined as provided in Section 1.05(b).

          “Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Eurocurrency Rate.

          “European Facilities Agreement” means this Agreement, the Amended and Restated Term Loan and Revolving Credit Agreement dated as of March 31, 2003, as amended and restated as of the Effective Date, among the European J.V., the other borrowers thereunder, certain lenders, certain issuing banks, JPMEL, as administrative agent, and JPMCB, as collateral agent.

          “European J.V.” means Goodyear Dunlop Tires Europe B.V., a corporation organized under the laws of The Netherlands.

          “Event of Default” has the meaning assigned to such term in Section 7.01.

          “Excess Cash Rationalization Charges” means, for any period, cash expenditures of Goodyear and its Consolidated Subsidiaries in such period with respect to Rationalization Charges recorded on Goodyear’s consolidated income statement after March 31, 2005; provided, however, that for such cash expenditures incurred after March 31, 2005, Excess Cash Rationalization Charges shall only include the aggregate amount of such cash expenditures which exceed the sum of $150,000,000 plus 50% of Equity Proceeds received after the Effective Date.

          “Excess J.V. Cash Rationalization Charges” means, for any period, cash expenditures of the European J.V. and its Consolidated Subsidiaries in such period with respect to Rationalization Charges recorded on the European J.V.’s consolidated income statement after March 31, 2005; provided, however, that for such cash expenditures incurred after March 31, 2005, Excess Cash Rationalization Charges shall only include the aggregate amount of such cash expenditures which exceed the sum of $75,000,000 plus 50% of J.V. Equity Proceeds received by the European J.V. after the Effective Date.

          “Exchange Rate” means, on any day, with respect to US Dollars, Pounds Sterling or any other currency in relation to Euros, the rate at which such currency may be exchanged into Euros, as set forth at approximately 12:00 noon, London time, on such day on the Reuters World Currency Page for US Dollars, Pounds Sterling or such other currency, as applicable. In the event that any such rate does not appear on the applicable Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the European J.V. or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent, at or about 11:00 a.m., London time, on such date for the purchase of Euros for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the European J.V., may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

          “Excluded Subsidiary” means any Subsidiary with only nominal assets and no operations. No Subsidiary shall be an Excluded Subsidiary if it is a Guarantor or a Grantor under the First Lien Guarantee and Collateral Agreement, the Second Lien Guarantee and Collateral Agreement or the Third Lien Collateral Agreement or a Subsidiary Guarantor or Grantor Subsidiary Guarantor under the Junior Lien Indenture.

          “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes or any similar tax imposed by any jurisdiction described in clause (a) above and (c) (i) any withholding tax that is imposed by the United States on amounts payable to a Foreign Lender (other than an assignee pursuant to Section 7.02 or an assignee pursuant to a request by the European J.V. under Section 2.19(b)) at the time such Foreign Lender first becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 2.17(a) or (ii) any withholding tax that is imposed by the United States on amounts payable to a Foreign Lender that is attributable to such Foreign Lender’s failure to comply with Section 2.17(e).

          “Existing Credit Agreement” means the Term Loan and Revolving Credit Agreement dated as of March 31, 2003, as amended, among Goodyear, the European J.V., GDTG, Goodyear KG, Dunlop KG, Lux Tires, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the Lenders, as in effect immediately prior to the effectiveness of Transactions to occur on the Effective Date and prior to its amendment and restatement in the form hereof.

          “Financial Officer” of any Person means the chief financial officer, principal accounting officer, treasurer or any assistant treasurer of such Person.

          “First Lien Agreement” means the First Lien Credit Agreement dated as of the date hereof, among Goodyear, certain lenders, certain issuing banks, Citicorp USA, Inc., as syndication agent, and JPMCB, as administrative agent.

          “First Lien Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement among Goodyear, the Subsidiary Guarantors thereunder, the grantors thereunder, certain other Subsidiaries and JPMCB, as collateral agent, substantially in the form of Exhibit G, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

          “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States or any political subdivision thereof.

          “Foreign Subsidiary” means any Subsidiary organized under the laws of a jurisdiction other than the United States or any of its territories or possessions or any political subdivision thereof.

          “GAAP” means generally accepted accounting principles in the United States or, when reference is made to financial statements of a Person organized under the laws of a jurisdiction outside of the United States, generally accepted accounting principles in such jurisdiction, except that all determinations made under Section 6.11 shall be made in accordance with generally accepted accounting principles in the United States.

          “GDTG” means Goodyear Dunlop Tires Germany GmbH, a company organized under the laws of the Federal Republic of Germany.

          “GDTG Availability Period” means the period from and including the Effective Date to but excluding the earlier of (a) the Maturity Date and (b) the date of termination of all GDTG Commitments.

          “GDTG Commitment” means, with respect to each GDTG Lender, the commitment of such Lender to make GDTG Loans hereunder, expressed as an amount representing the maximum permitted aggregate amount of such Lender’s GDTG Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each GDTG Lender’s GDTG Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its GDTG Commitment, as applicable. The initial aggregate amount of the GDTG Lenders’ GDTG Commitments is €155,000,000.

          “GDTG Credit Exposure” means, with respect to any GDTG Lender at any time, the sum of the Euro Equivalents of such Lender’s GDTG Loans at such time.

          “GDTG Lender” means a Lender with a GDTG Commitment or, if the GDTG Commitments have terminated or expired, a Lender with GDTG Credit Exposure.

          “GDTG Loan” means a Loan made pursuant to clause (b) of Section 2.01.

          “GDTG Percentage” means, with respect to any GDTG Lender, the percentage of the total GDTG Commitments represented by such Lender’s GDTG Commitment. If the GDTG Commitments have been terminated or expired, the GDTG Percentages shall be determined based upon the GDTG Commitments most recently in effect, after giving effect to any assignments.

          “GDTG/Term Obligations” means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the GDTG Loans and the Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Credit Parties to any of the Secured Parties (including the Collateral Agent under Section 9.15) under this Agreement and each of the other Credit Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), save in each case insofar as the same relate to, or to any Guarantee of, the ABT Loans or any amount payable in respect thereof, (b) the due and punctual performance of all other nonmonetary obligations of the Credit Parties to any of the Secured Parties under this Agreement and the other Credit Documents (other than the performance of obligations in respect of, or under any Guarantee in respect of, the ABT Loans or any amount payable in respect thereof), (c) the due and punctual payment and performance of all obligations of any J.V. Subsidiary organized under the laws of the Federal Republic of Germany under each Swap Agreement that shall at any time have been specified in a written notice to the Administrative Agent from the European J.V. as being included in the GDTG/Term Obligations if such Swap Agreement (i) shall have been in effect on the Effective Date with a counterparty that shall have been a Lender or an Affiliate of a Lender immediately prior to the effectiveness of the amendment and restatement hereof as of the Effective Date or (ii) shall have been entered into after the Effective Date with any counterparty that shall have been a Lender or an Affiliate of a Lender at the time such Swap Agreement was entered into and (d) the due and punctual payment and performance of all obligations of any J.V. Subsidiary organized under the laws of the Federal Republic of Germany arising out of or in connection with cash management or similar services that shall at any time have been designated in a written notice to the Administrative Agent from the European J.V. as being included in the GDTG/Term Obligations and that are provided by a Person that shall have been a Lender or an Affiliate of a Lender at the time of such designation; provided that any amount or obligation that is an ABT Obligation shall not be a GDTG/Term Obligation.

          “GmbH” has the meaning set forth in Section 5.08(c).

          “Goodyear” means The Goodyear Tire & Rubber Company, an Ohio corporation.

          “Goodyear KG” means Goodyear GmbH & Co. KG, a partnership organized under the laws of the Federal Republic of Germany.

          “Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          “Grantors” means the European J.V. and each J.V. Subsidiary that has become, or is required to become, a Grantor (as defined in the Guarantee and Collateral Agreement) pursuant to Section 4.01(h) or Section 5.08.

          “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person’s maximum reasonably anticipated liability (assuming such person is required to perform) in respect thereof as determined in such person’s good faith.

          “Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement among Goodyear, the Subsidiary Guarantors, the Grantors, certain other Subsidiaries, the Lenders and the Collateral Agent substantially in the form of Exhibit F hereto, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

          “Hazardous Materials” means (a) petroleum products and byproducts, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radon gas, chlorofluorocarbons and all other ozone-depleting substances; and (b) any pollutant or contaminant or any hazardous, toxic, radioactive or otherwise regulated chemical, material, substance or waste that is prohibited, limited or regulated pursuant to any applicable Environmental Law.

          “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all Securitization Transactions of such Person and (j) all obligations of such Person in respect of Swap Agreements of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity.

          “Indemnified Taxes” means Taxes other than Excluded Taxes.

          “Indemnitee” has the meaning set forth in Section 9.03.

          “Information” has the meaning set forth in Section 9.12.

          “Information Memorandum” means the Confidential Information Memorandum dated March 2005 relating to Goodyear and the Transactions.

          “Intellectual Property” has the meaning set forth in the Guarantee and Collateral Agreement.

          “Intercompany Items” means obligations owed by the Borrower or any Subsidiary to the Borrower or any other Subsidiary.

          “Interest Payment Date” means (a) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (b) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

          “Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, in the case of Revolving Loans, one or two weeks), as any Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a

Borrowing, thereafter shall be the effective date of the most recent continuation of such Borrowing.

          “Investments” has the meaning assigned to such term in Section 6.05.

          “ Issuing Bank” shall mean JPMCB and BNP Paribas, and each other financial institution that has entered into an Issuing Bank Agreement, each in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

          “Issuing Bank Agreement” means an agreement in form reasonably satisfactory to the European J.V., the Administrative Agent and a financial institution pursuant to which such financial institution agrees to act as an Issuing Bank hereunder.

          “JPMCB” means JPMorgan Chase Bank, N.A., and its successors.

          “JPMEL” means J.P. Morgan Europe Limited, and its successors.

          “Junior Lien Indenture” means the Indenture dated as of March 12, 2004, among the Borrower, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as trustee.

          “Junior Securities” means, collectively, any Senior Subordinated-Lien Indebtedness and any Indebtedness or preferred Equity Interests issued under Section 6.01(q).

          “J.V. Equity Proceeds” means Net Cash Proceeds from issuances or sales of Equity Interests (other than to directors, officers or employees of the European J.V. or any J.V. Subsidiary in connection with compensation or incentive arrangements) of the European J.V. after the Effective Date.

          “J.V. Loan Parties” means the European J.V. and the Subsidiary Guarantors.

          “J.V. Subsidiary” means any subsidiary of the European J.V.

          “KG” has the meaning set forth in Section 5.08(c).

          “LC Commitment” means, as to any Issuing Bank, the maximum permitted amount of the LC Exposure that may be attributable to Letters of Credit issued by such Issuing Bank, as set forth in such Issuing Bank’s Issuing Bank Agreement.

          “LC Disbursement” shall mean a payment made by an Issuing Bank in respect of a Letter of Credit. The amount of any LC Disbursement made by an Issuing

Bank in US Dollars or Pounds Sterling and not reimbursed by the applicable Borrower shall be determined as set forth in paragraph (e) or (l) of Section 2.04, as applicable.

          “LC Exchange Rate” means, on any day, with respect to Euros in relation to US Dollars or Pounds Sterling, the rate at which Euros may be exchanged into such currency, as set forth at approximately 12:00 noon, New York City time, on such day on the applicable Reuters World Currency Page. In the event that any such rate does not appear on the applicable Reuters World Currency Page, the LC Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such LC Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent, at or about 11:00 a.m., London time, on such date for the purchase of US Dollars or Pounds Sterling, as the case may be, with Euros for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the European J.V., may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

          “LC Exposure” shall mean, at any time, the sum of (a) the aggregate of the Euro Equivalents of the undrawn amounts of all outstanding Letters of Credit and (b) the aggregate of the Euro Equivalents of the amounts of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any ABT Lender at any time shall be such Lender’s ABT Percentage of the aggregate LC Exposure.

          “LC Participation Calculation Date” means, with respect to any LC Disbursement made in a currency other than Euros, (a) the date on which the Issuing Bank shall advise the Administrative Agent that it purchased with Euros the currency used to make such LC Disbursement, or (b) if the Issuing Bank shall not advise the Administrative Agent that it made such a purchase, the date on which such LC Disbursement is made.

          “Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lender” includes the Swingline Lender.

          “Letter of Credit” shall mean any letter of credit issued pursuant to this Agreement.

          “LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in US Dollars or in Pounds Sterling for any Interest Period, the rate appearing on the applicable page of the Dow Jones Market Service for such currency (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in the applicable currency with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason with respect to any such Eurocurrency Borrowing, then the “LIBO Rate” with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which deposits of US$5,000,000 or £5,000,000, as the case may be, and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, French delegation of claims, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          “Lien Subordination and Intercreditor Agreement” means the Lien Subordination and Intercreditor Agreement dated as of March 12, 2004, among the Collateral Agent, Wilmington Trust Company, Goodyear and the Subsidiary Guarantors.

          “Loans” means (a) the loans made by the Lenders to any Borrower pursuant to this Agreement and (b) Swingline Loans.

          “Lux Tires” means Goodyear Luxembourg Tires S.A., a société anonyme organized under the laws of Luxembourg.

          “Majority Lenders” means, at any time, Lenders having aggregate Revolving Credit Exposures, Term Loans and unused Commitments representing at least a majority of the sum of the total Revolving Credit Exposures, Term Loans and unused Commitments at such time.

          “Material Adverse Change” means a material adverse change in or effect on (a) the business, operations, properties, assets or financial condition (including as a result of the effects of any contingent liabilities thereon) of Goodyear and the Subsidiaries, taken as a whole, (b) the ability of the Credit Parties, taken as a whole, to perform obligations under this Agreement and the other Credit Documents that are material to the rights or interests of the Lenders or (c) the rights of or benefits available to the Lenders or the Issuing Banks under this Agreement and the other Credit Documents that are material to the interests of the Lenders or the Issuing Banks.

          “Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of Goodyear and the Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Goodyear or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Goodyear or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time, calculated in accordance with the terms of such Swap Agreement.

          “Material Subsidiary” means, at any time, each Subsidiary other than Subsidiaries that do not represent more than 2.5% for any such individual Subsidiary, or more than 5% in the aggregate for all such Subsidiaries, of either (a) Consolidated Total Assets or (b) Consolidated Revenue for the period of four fiscal quarters most recently ended.

          “Maturity Date” means April 30, 2010.

          “Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

          “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          “NAIC” means the National Association of Insurance Commissioners.

          “Net Cash Proceeds” means, with respect to any Prepayment Event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including as a result of any monetization of non-cash proceeds), but only as and when received, (ii) in the case of a casualty, insurance proceeds received, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments received, net of (b) the sum of (A) all reasonable fees, discounts, commissions and out-of-pocket expenses (including any legal, title and recording tax expenses) paid by the European J.V. and the J.V. Subsidiaries to third parties (other than Affiliates) in connection with such event, (B) in the case of a sale, transfer or other disposition of any property or asset (including pursuant to a Sale and Leaseback Transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the European J.V. and the J.V. Subsidiaries as a result of such event to repay Indebtedness (other than the Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (C) the amount of all taxes paid (or reasonably estimated to be payable) by the European J.V. and the J.V. Subsidiaries (including taxes required to be paid or withheld in respect of the transfer of amounts from the recipient thereof to a Borrower), and the amount of any reserves established by the European J.V. and the J.V. Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the European

J.V. or Goodyear); provided that, to the extent and at the time any such amounts are released to the European J.V. or any J.V. Subsidiary from such reserve, such amounts shall constitute Net Cash Proceeds. Notwithstanding the foregoing, amounts that would otherwise constitute Net Cash Proceeds shall not constitute Net Cash Proceeds to the extent that (x) currency or foreign exchange controls prevent the repatriation of such amounts to the Term Borrowers, (y) the recipient of such amounts is not a Wholly Owned Subsidiary and (1) the consent of any Person other than Goodyear or any Wholly Owned Subsidiary is required by applicable law or the terms of any organizational document of such non-Wholly Owned Subsidiary or other agreement of such Subsidiary or any Affiliate of such Subsidiary in order for such Subsidiary to transfer such amounts to a Term Borrower (whether by distribution, loan or advance, repayment of intercompany Indebtedness or other commercially reasonable means) and (2) Goodyear and the European J.V. endeavored in good faith to obtain such consents and such consents shall not have been obtained (to permit the transfer of such proceeds by any of such means) or (z) capital maintenance, corporate benefit or over collateralization rules prevent the repayment of such amounts by, or repatriation of such amounts for repayment to, the Term Borrowers. The Net Cash Proceeds received by any non-Wholly Owned Subsidiary shall be deemed to equal the amount determined as set forth above multiplied by the European J.V.’s aggregate direct or indirect percentage ownership of such Subsidiary. The Net Cash Proceeds of any event that is not a Prepayment Event shall be determined as if such event were a Prepayment Event.

          “Net Intercompany Items” means, in the case of any Subsidiary, (a) the aggregate amount of the Intercompany Items owed by the Borrower or any other Subsidiary to such Subsidiary minus (b) the aggregate amount of the Intercompany Items owed by such Subsidiary to the Borrower or any other Subsidiary.

          “Obligations” means the ABT Obligations and the GDTG/Term Obligations.

          “Other Taxes” means any and all present or future stamp, documentary, excise, recording, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Credit Document.

          “Participant” has the meaning assigned to such term in Section 9.04.

          “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          “Permitted Encumbrances” means:

     (a) (i) Liens imposed by law for taxes that are not yet due or are being contested and (ii) deemed trusts and Liens to which the Priority Payables Reserve relates for taxes, assessments or other charges or levies that are not yet due and payable;

     (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days (or any longer grace period available under the terms of the applicable underlying obligation) or are being contested;

     (c) Liens created and pledges and deposits made (including cash deposits to secure obligations in respect of letters of credit provided) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

     (d) Liens created and deposits made to secure the performance of bids, trade contracts, leases, statutory obligations, appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and Liens created and deposits made prior to March 31, 2003, in the ordinary course of business to secure the performance of surety bonds;

     (e) judgment liens;

     (f) supplier’s liens in inventory, other assets supplied or accounts receivable that result from retention of title or extended retention of title arrangements arising in connection with purchases of goods in the ordinary course of business; and

     (g) easements, zoning restrictions, rights-of-way and similar encumbrances on real property and other Liens incidental to the conduct of business or ownership of property that arise automatically by operation of law or arise in the ordinary course of business and that do not materially detract from the value of the property of Goodyear and the Subsidiaries or of the Collateral, in each case taken as a whole, or materially interfere with the ordinary conduct of business of Goodyear and the Subsidiaries, taken as a whole, or otherwise adversely affect in any material respect the rights or interests of the Lenders;

provided that (except as provided in clause (d) above) the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money.

          “Permitted Investments” means:

     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

     (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, ratings of A1 from Standard & Poor’s and P1 from Moody’s;

     (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof and issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank organized under the laws of the United States or any State thereof which has a short term deposit rating of A1 from Standard & Poor’s and P1 from Moody’s and has a combined capital and surplus and undivided profits of not less than $500,000,000;

     (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution described in clause (c) above;

     (e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by Standard & Poor’s and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and

     (f) in the case of any Subsidiary that is not a US Subsidiary, (i) marketable direct obligations issued or unconditionally guaranteed by the sovereign nation in which such Subsidiary is organized and is conducting business or issued by any agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one year from the date of acquisition, so long as the indebtedness of such sovereign nation is rated at least A by Standard & Poor’s or A2 by Moody’s or carries an equivalent rating from a comparable foreign rating agency, (ii) investments of the type and maturity described in clauses (b) through (e) of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies, (iii) investments of the type and maturity described in clause (c) in any obligor organized under the laws of a jurisdiction other than the United States that (A) is a branch or subsidiary of a Lender or the ultimate parent company of a Lender under one of the Credit Facilities Agreements (but only if such Lender meets the ratings and capital, surplus and undivided profits requirements of such clause (c)) or (B) carries a rating at least equivalent to the rating of the sovereign nation in which it is located, and (iv) other investments of the type and maturity described in clause (c) in obligors organized under the laws of a jurisdiction other than the United States in any country in which such Subsidiary is located; provided, that the investments permitted under this subclause (iv) shall be made in amounts and jurisdictions consistent with Goodyear’s policies governing short-term investments.

          “Permitted Preferred Stock” has the meaning assigned to such term in Section 6.01(q).

          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV or Section 302 of ERISA or Section 412 of the Code, and in respect of which Goodyear, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

          “Pounds Sterling” or “£” means the lawful currency of the United Kingdom.

          “Prepayment Event” means:

     (a) any sale, transfer, lease or other disposition (including pursuant to a Sale and Leaseback Transaction other than a Sale and Leaseback Transaction consummated not more than 180 days after the acquisition or completion of construction of the assets subject thereto) of any property or assets of the European J.V. or any J.V. Subsidiary to any Person other than the European J.V. or any J.V. Subsidiary, other than dispositions (i) described in clauses (a), (b), (c) or (h) of Section 6.06 or in Part III of Schedule 6.06 or in subclause (ii) of clause (e) of Section 6.06, (ii) that result in Net Cash Proceeds not exceeding $15,000,000 or (iii) of assets that do not constitute Collateral and are not owned by J.V. Subsidiaries, the Equity Interests of which constitute Collateral; or

     (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the European J.V. or any J.V. Subsidiary, but only to the extent that the Net Cash Proceeds from such event exceed $15,000,000 and then, if the European J.V. shall notify the Administrative Agent that it or the applicable J.V. Subsidiary intends to apply such Net Cash Proceeds to repair, restore or replace the property or asset that shall have been damaged or taken, such event shall constitute a Prepayment Event only if such repair, restoration or replacement shall not have commenced within 180 days after such event and the Net Cash Proceeds of such event will be deemed for purposes of Section 2.11 to equal the amount not so applied.

          “Principal European Subsidiary” means, any J.V. Subsidiary (other than a Borrower) organized under the laws of the Federal Republic of Germany, Luxembourg, the Republic of France or the United Kingdom with Total Assets having a book value in excess of $10,000,000 as of December 31, 2004, or if later, as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (other than any Special Excluded Subsidiary).

          “Priority Payables Reserve” means, at any time, the sum, without duplication, of any deductions made pursuant to the definitions contained in the First Lien Agreement of “Additional Inventory Reserves”, “Inventory Reserves”, “Eligible Inventory” and “Inventory Value”, and the full amount of the liabilities at such time which have a trust imposed to provide for payment thereof or a security interest, Lien or charge ranking or capable of ranking, in each case senior to or pari passu with the Liens created under the Security Documents (as defined in the First Lien Agreement) under Canadian federal, provincial, territorial, county, municipal or local law with respect to claims for goods and services taxes, sales tax, income tax, workers’ compensation obligations, vacation pay or pension fund obligations.

          “Rationalization Charges” means, for any period, cash and non-cash charges related to rationalization actions designed to reduce capacity, eliminate redundancies and reduce costs. Rationalization Charges will be computed by a method consistent with that used in preparing the financial statements referred to in Section 3.04.

          “Register” has the meaning set forth in Section 9.04.

          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, counsel and other advisors of such Person and such Person’s Affiliates.

          “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Goodyear or any Subsidiary, or any payment (whether in cash, securities or other property) on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.

          “Revolving Borrowing” shall mean a Borrowing comprising Revolving Loans.

          “Revolving Commitment” means an ABT Commitment or a GDTG Commitment.

          “Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of such Lender’s ABT Credit Exposure and GDTG Credit Exposure at such time.

          “Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

          “Revolving Loan” means an ABT Loan or a GDTG Loan.

          “Revolving Obligations” means the ABT Obligations.

          “Sale and Leaseback Transaction” means any arrangement whereby Goodyear or a Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease from the buyer or transferee property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, other than any such transaction entered into with respect to any property or any improvements thereto at the time of, or within 180 days after, the acquisition or completion of construction of such property or such improvements (or, if later, the commencement of commercial operation of any such property), as the case may be, to finance the cost of such property or such improvements, as the case may be.

          “SAVA” means Sava Tires, d.o.o., a corporation organized under the laws of the Republic of Slovenia.

          “Second Lien Agreement” means the Second Lien Credit Agreement dated as of the date hereof, among Goodyear, certain lenders and JPMCB, as administrative agent.

          “Second Lien Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement among Goodyear, the Subsidiary Guarantors thereunder, the Grantors thereunder, certain other Subsidiaries and the collateral agent under the Second Lien Agreement substantially in the form of Exhibit H, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

          “Secured Parties” means the Administrative Agent, the Collateral Agent, each Issuing Bank and each Lender. For purposes of Section 9.15 and each Security Document, “Secured Parties” shall also include each other Person to which is owed, as applicable, GDTG/Term Obligations or ABT Obligations, and which has signed an Affiliate Authorization or the Amendment and Restatement Agreement.

          “Securitization Transaction” means, with respect to any Person, (i) any transfer by such Person of accounts receivable, rights to future lease payments or residuals or other financial assets, and related property, or interests therein (a) to a trust, partnership, corporation or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness or securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests, or (b) directly to one or more investors or other purchasers, (ii) any Indebtedness of such Person secured substantially entirely by accounts receivable, rights to future lease payments or residuals or other financial assets, and related property or (iii) any factoring transaction involving substantially entirely accounts receivable, rights to future lease payments or residuals or other financial assets, and related property; provided that “Securitization Transaction” shall not include (A) the sale by any Foreign Subsidiary, in the ordinary course of its business, of drafts with a bank or other financial institution as the maker (or otherwise primarily responsible for the payment thereof), bankers acceptances or similar instruments received by such Foreign Subsidiary from a customer operating in a jurisdiction other than the United States or any of its territories or possessions or any political subdivision thereof in satisfaction of accounts receivable or otherwise as consideration for goods sold or services provided to such customer, (B) the sale, in the ordinary course of business, of drafts not payable on demand received by Goodyear or any Subsidiary from a customer in satisfaction of accounts receivable or otherwise as consideration for goods sold or services provided to such customer pursuant to an arrangement (1) initiated by and entered into at the request of such customer, and

(2) under which a financial institution has agreed as part of a financing program established for and at the request of such customer to buy such drafts from such customer’s vendors (which arrangements may be modified by Goodyear or any Subsidiary to contemplate the repurchase of such drafts by such customer, or other actions by such customer to reinstate or to pay receivables in respect of which such drafts were created, in the event of any failure by such financial institution to buy such drafts) or (C) the sale of accounts receivable or proceeds thereof from customers of Goodyear and its Affiliates to the extent such sale (x) is initiated by and entered into at the request of such customers, and (y) involves the sale of such accounts receivable to financial institutions as part of financing programs established for and at the request of such customers. The amount of any Securitization Transaction shall be deemed at any time to be the aggregate outstanding principal amount of the Indebtedness or securities referred to in the preceding sentence or, if there shall be no such principal amount, the equivalent outstanding amount of the funded investment.

          “Security Agreement” means any security agreement, pledge agreement, charge agreement, mortgage, debenture or similar agreement, instrument or security document, or any supplement thereto creating a Lien on any assets or rights to secure any of the Obligations.

          “Security Documents” means the Guarantee and Collateral Agreement, the German security trust agreement in respect of the German Security Agreements, the Security Agreements and each other instrument or document delivered in connection with the cash collateralization of Letters of Credit or pursuant to Section 5.08 to secure any of the Obligations.

          “Senior Subordinated-Lien Collateral Agent” means, as to any Senior Subordinated-Lien Indebtedness, the collateral agent under the applicable Senior Subordinated-Lien Indebtedness Security Documents.

          “Senior Subordinated-Lien Governing Documents” means each Indenture or other agreement or instrument providing for the issuance or setting forth the terms of any Senior Subordinated-Lien Indebtedness.

          “Senior Subordinated-Lien Indebtedness” means Indebtedness of Goodyear that (a) is secured by Liens permitted under Section 6.02(m), but that is not secured by Liens on any additional assets, (b) constitutes Initial Junior Indebtedness or Designated Junior Obligations under the Lien Subordination and Intercreditor Agreement, and the Liens securing which are subordinated under the Lien Subordination and Intercreditor Agreement to the Liens securing the obligations under the First Lien Agreement and the Second Lien Agreement and (c) does not contain provisions inconsistent with the restrictions of Schedule 1.01B. Each of Goodyear’s 11% Senior Secured Notes due 2011 and its Senior Secured Floating Rate Notes due 2011 issued on March 12, 2004, and the Indebtedness under the Third Lien Agreement are Senior Subordinated-Lien Indebtedness.

          “Senior Subordinated-Lien Obligations” means, as to any Senior Subordinated-Lien Indebtedness, (a) the principal of and all premium or make-whole amounts, if any, and interest payable in respect of such Senior Subordinated-Lien Indebtedness, (b) any amounts payable under Guarantees of such Senior Subordinated-Lien Indebtedness by Subsidiaries and (c) all other amounts payable by Goodyear or any Subsidiary under such Senior Subordinated-Lien Indebtedness, the applicable Senior Subordinated-Lien Security Documents (to the extent such amounts relate to such Senior Subordinated-Lien Indebtedness) or the applicable Senior Subordinated-Lien Governing Documents.

          “Senior Subordinated-Lien Security Documents” means, as to any Senior Subordinated-Lien Indebtedness, the security agreements, pledge agreements, mortgages and other documents creating Liens on assets of Goodyear and the US Subsidiary Guarantors to secure the applicable Senior Subordinated-Lien Obligations.

          “Special Excluded Subsidiaries” means KDIS Distribution, Vulco France and Pneus Holding.

          “Specified Jurisdiction” means The United States of America, Canada, the Federal Republic of Germany, Luxembourg, the Netherlands, the Republic of France and the United Kingdom.

          “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

          “Statutory Reserves” means, with respect to any currency, the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in such currency, expressed in the case of each such requirement as a decimal, provided that Statutory Reserves shall not include any such requirements of the Bank of England, the European Central Bank, the European System of Central Banks or any other monetary or other authority to the extent covered by Section 2.20. Such reserve percentages shall, in the case of US Dollar denominated Loans, include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.

          “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which are consolidated with those of the parent in the parent’s consolidated financial statements in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          “Subsidiary” means any subsidiary of Goodyear (other than Tire & Wheel Assemblies, Inc. at any time when not more than 50% of the Equity Interests or 50% of the voting power are, as of such date, owned or Controlled by Goodyear).

          “Subsidiary Guarantors” means (a) each Borrower (other than the European J.V.), and (b) each J.V. Subsidiary (other than a Borrower) that is, or is required to be, a party to the Guarantee and Collateral Agreement.

          “Swap Agreement” means any agreement, including any master agreement, with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates or prices for one or more currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

          “Swingline Exposure” shall mean, at any time, the sum of the amounts of Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be such Lender’s ABT Percentage of the total Swingline Exposure at such time.

          “Swingline Lender” shall mean JPMCB, in its capacity as lender of Swingline Loans hereunder.

          “Swingline Loan” shall mean a Loan made by the Swingline Lender pursuant to Section 2.05.

          “Swingline Rate” means, with respect to any Swingline Loan, (a) the rate at which Euro deposits with interest periods of one day are offered by JPMCB in the London interbank market at the time the Administrative Agent determines such rate on such day, divided by (b) 1.00 minus the Statutory Reserves applicable to such Swingline Loan.

          “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          “Term Borrower” means Goodyear KG or Dunlop KG.

          “Term Lender” means a Lender with a Term Loan Commitment or any outstanding Term Loan.

          “Term Loan” means a Loan made pursuant to clause (c) of Section 2.01.

          “Term Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Term Loans hereunder on the Effective Date, expressed as amount representing the maximum aggregate principal amount of the Term Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Term Loan Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable. The initial aggregate amount of the Lenders’ Term Loan Commitments is €155,000,000.

          “Third Lien Agreement” means the Third Lien Credit Agreement dated as of the date hereof, among Goodyear, certain Subsidiaries of Goodyear party thereto, certain lenders and JPMCB, as administrative agent.

          “Third Lien Collateral Agreement” means the Collateral Agreement dated as of March 12, 2004, among the Borrower, the Subsidiary of the Borrower identified therein and Wilmington Trust Company, as collateral agent, attached as Exhibit I hereto.

          “Total Assets” of any Subsidiary means (a) in the case of any Subsidiary organized in a Specified Jurisdiction, (i) the total assets of such Subsidiary, excluding Intercompany Items, plus (ii) if the Net Intercompany Items of such Subsidiary shall be positive, the amount of such Net Intercompany Items; and (b) in the case of any other Subsidiary, the total assets of such Subsidiary, excluding Intercompany Items.

          “Tranche” shall mean a category of Revolving Commitments and extensions of credit thereunder. For purposes hereof, each of the following composes a separate Tranche: (a) the ABT Commitments, the ABT Loans, the Letters of Credit and the Swingline Loans, taken together, and (b) the GDTG Commitments and the GDTG Loans.

          “Transactions” means the amendment and restatement of the Existing Credit Agreement in the form of this Agreement, the execution, delivery and performance by Goodyear and the Borrowers of this Agreement and by Goodyear, the European J.V., the Subsidiary Guarantors, the US Subsidiary Guarantors and the Grantors, as applicable, of the other Credit Documents, the borrowing of the Loans, the obtaining and use of the Letters of Credit, the creation or continuation of the Liens and Guarantees provided for in the Security Documents and the other transactions contemplated hereby.

          “Type”, when used in reference to any Loan or Borrowing, refers to the basis upon which the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined. Subject to Section 2.14, the Loans and Borrowings hereunder will be “Eurocurrency” Loans and “Eurocurrency” Borrowings, as the rate of interest thereon will be determined by reference to the Adjusted Eurocurrency Rate.

          “US Dollars” or “$” refers to lawful money of the United States of America.

          “US Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

          “US Subsidiary Guarantors” means each US Subsidiary (other than the Excluded Subsidiaries and the Consent Subsidiaries).

          “Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned Subsidiaries of such person or by such person and one or more wholly owned Subsidiaries of such person.

          “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “ABT Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency ABT Loan”). Borrowings also may be classified and referred to by Class (e.g., an “ABT Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency ABT Borrowing”).

          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the

European J.V. notifies the Administrative Agent that the European J.V. requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the European J.V. and Goodyear that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

          SECTION 1.05. Currency Translation. (a) For purposes of determining compliance as of any date with Section 6.01, 6.02, 6.03, 6.05 or 6.06, amounts incurred or outstanding in currencies other than US Dollars shall be translated into US Dollars at the exchange rates in effect on the first Business Day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made, as such exchange rates shall be determined in good faith by Goodyear. No Default or Event of Default shall arise as a result of any limitation set forth in US Dollars in Section 6.01, 6.02, 6.03, 6.05 or 6.06 being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made. For purposes of determining compliance as of any date with Section 6.09, amounts incurred in Euros during 2005 shall be translated into US Dollars at the exchange rate of $1.25 to €1.00, and amounts incurred in Euros during any subsequent year shall be translated into US Dollars at the exchange rate determined by Goodyear and used in its Annual Operating Plan for such year (which exchange rate shall be determined reasonably and set forth in the first certificate delivered pursuant to Section 5.01(c) during such year).

          (b) (i) The Administrative Agent shall determine the Euro Equivalent of any Letter of Credit denominated in US Dollars or Pounds Sterling as of the date of the issuance thereof and as of each subsequent date on which such Letter of Credit shall be renewed or extended or the stated amount of such Letter of Credit shall be increased, in each case using the Exchange Rate for the applicable currency in relation to Euros in effect on the date of determination, and each such amount shall be the Euro Equivalent of such Letter of Credit until the next required calculation thereof pursuant to this Section 1.05(b)(i). The Administrative Agent shall in addition determine the Euro Equivalent of any Letter of Credit denominated in US Dollars or Pounds Sterling as of the CAM Exchange Date as set forth in Section 7.03.

          (ii) The Administrative Agent shall determine the Euro Equivalent of any Borrowing denominated in US Dollars or Pounds Sterling as of the date of the commencement of the initial Interest Period therefor and as of the date of the commencement of each subsequent Interest Period therefor, in each case using the Exchange Rate for the applicable currency in relation to Euros in effect on the date that is three Business Days prior to the date on which the applicable Interest Period shall commence, and each such amount shall be the Euro Equivalent of such Borrowing until the next required calculation thereof pursuant to this Section 1.05(b)(ii). The Administrative Agent shall in addition determine the Euro Equivalent of any Borrowing denominated in US Dollars or Pounds Sterling as of the CAM Exchange Date as set forth in Section 7.02.

          (iii) The Euro Equivalent of any LC Disbursement made by any Issuing Bank in US Dollars or Pounds Sterling and not reimbursed by the Borrower shall be determined as set forth in paragraphs (e) or (l) of Section 2.04, as applicable. In addition, the Euro Equivalent of the LC Exposures shall be determined as set forth in paragraph (j) of Section 2.04, at the time and in the circumstances specified therein.

          (iv) The Administrative Agent shall notify the Borrowers, the applicable Lenders and the applicable Issuing Bank of each calculation of the Euro Equivalent of each Letter of Credit, Borrowing and LC Disbursement.

ARTICLE II

The Credits

          SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, (a) each ABT Lender agrees to make ABT Loans to any Borrower from time to time during the ABT Availability Period in Euros, US Dollars or Pounds Sterling in an aggregate principal amount that will not result in (i) such Lender’s ABT Credit Exposure exceeding such Lender’s ABT Commitment or (ii) the aggregate of the Euro Equivalents of the principal amounts of ABT Borrowings denominated in Pounds Sterling exceeding €50,000,000, (b) each GDTG Lender agrees to make GDTG Loans to GDTG from time to time during the GDTG Availability Period in Euros or US Dollars in an aggregate principal amount that will not result in such Lender’s GDTG Credit Exposure exceeding such Lender’s GDTG Commitment and (c) each Term Loan Lender agrees (i) to make a Term Loan to Goodyear KG on the Effective Date in Euros in a principal amount not exceeding its Applicable Term Percentage of €40,000,000 and (ii) to make a Term Loan to Dunlop KG on the Effective Date in Euros in a principal amount not exceeding its Applicable Term Percentage of €115,000,000. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

          SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

          (b) Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of Eurocurrency Loans. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 20 Eurocurrency Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION 2.03. Requests for Borrowings. To request a Borrowing, the applicable Borrower, or the European J.V. on behalf of such Borrower, shall notify the Administrative Agent of such request by telecopy (promptly followed by telephonic confirmation of such request) not later than 2:00 p.m., London time, three Business Days before the date of the proposed Borrowing. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

     (i) the Borrower requesting such Borrowing (or on whose behalf the European J.V. is requesting such Borrowing);

     (ii) whether the requested Borrowing is to be an ABT Borrowing, a GDTG Borrowing or a Term Borrowing;

     (iii) the aggregate amount and currency of the requested Borrowing;

     (iv) the date of such Borrowing, which shall be a Business Day;

     (v) the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

     (vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no currency is specified with respect to any requested Borrowing, then the requested Borrower shall be deemed to have selected Euros. If no Interest Period is specified with respect to any requested Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

          SECTION 2.04. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, each of the Borrowers may request the issuance (or the amendment, renewal or extension) of Letters of Credit denominated in US Dollars, Euros or Pounds Sterling for its own account, in a form reasonably acceptable to the

Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the ABT Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower to, or entered into by any Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower, or the European J.V. on behalf of such Borrower, shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to an Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by any Issuing Bank, the applicable Borrower, or the European J.V. on behalf of such Borrower, also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that any provisions in any such letter of credit application that create Liens securing the obligations of the Borrower thereunder or that are inconsistent with the provisions of this Agreement shall be of no force or effect. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower and the European J.V. shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the aggregate amount of the ABT Credit Exposures shall not exceed the aggregate amount of the ABT Commitments, (ii) the LC Exposure shall not exceed €50,000,000, and (iii) the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank shall not exceed the LC Commitment of such Issuing Bank. The Administrative Agent agrees, at the request of any Issuing Bank, to provide information to such Issuing Bank as to the aggregate amount of the ABT Credit Exposures, the LC Exposures and the ABT Commitments.

          (c) Expiration Date. Each Letter of Credit shall have an expiration date at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date. Any Letter of Credit may provide by its terms that it may be extended for additional successive one-year periods on terms reasonably acceptable to the applicable Issuing Bank (but subject to the proviso in the next sentence). Any Letter of Credit providing for automatic extension shall be extended upon the then current expiration date without any further action by any Person unless the applicable Issuing Bank shall have given notice to the applicable beneficiary (with a copy to the applicable

Borrower) of the election by such Issuing Bank not to extend such Letter of Credit, such notice to be given not fewer than 60 days prior to the then current expiration date of such Letter of Credit, provided that no Letter of Credit may be extended automatically or otherwise beyond the date that is five Business Days prior to the Maturity Date.

          (d) Participations. Effective with respect to each Letter of Credit (and each amendment to a Letter of Credit increasing the amount thereof) upon the issuance (or increase) thereof, and without any further action on the part of the applicable Issuing Bank or the Lenders, each Issuing Bank hereby grants to each ABT Lender, and each ABT Lender hereby acquires from such Issuing Bank, a participation in each Letter of Credit equal to such Lender’s ABT Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each ABT Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s ABT Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or such Lender’s ABT Applicable Percentage of any reimbursement payment in respect of an LC Disbursement required to be refunded to any Borrower for any reason (or if such LC Disbursement or reimbursement payment was made in US Dollars or Pounds Sterling, the Euro Equivalent thereof using the LC Exchange Rate in effect on the applicable LC Participation Calculation Date). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction of its ABT Commitment or the aggregate amount of the ABT Commitments.

          (e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement, in the currency in which such LC Disbursement is made, not later than 1:30 p.m., London time, on the second Business Day following the date on which such Borrower or the European J.V. shall have received notice of such LC Disbursement; provided that, if such LC Disbursement is denominated in Euros and is at least equal to the Borrowing Minimum for Swingline Loans but not greater than the amount then available to be borrowed as a Swingline Borrowing for the purposes of this Section 2.04(e), unless the applicable Borrower, or the European J.V. on its behalf, shall have notified the Administrative Agent to the contrary not later than 10:00 a.m., London time, on the Business Day next following the date on which such Borrower or the European J.V. shall have been notified of such LC Disbursement, the Borrower will be deemed to have requested in accordance with Section 2.05 that such payment be financed with a Swingline Borrowing on such Business Day in an equivalent amount and, to the extent the condition precedent to such Swingline Borrowing set forth in Section 4.02(B) is satisfied, such Borrower’s obligation to make such payment shall be discharged with the proceeds of the requested Swingline Borrowing. If the applicable Borrower fails to make such payment when due and such Borrower is not entitled to make a Swingline Borrowing in the amount of such payment, (A) if such payment relates to a Letter of

Credit denominated in US Dollars or Pounds Sterling, automatically and with no further action required, the obligation of such Borrower to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the Euro Equivalent, calculated using the LC Exchange Rates on the applicable LC Participation Calculation Date, of such LC Disbursement and (B) in the case of each LC Disbursement, the Administrative Agent shall notify each ABT Lender of such LC Disbursement, the Euro Equivalent of the payment then due from such Borrower in respect thereof and such Lender’s ABT Applicable Percentage thereof, and each ABT Lender shall pay to the Administrative Agent on the date such notice is received its ABT Applicable Percentage of the payment then due from such Borrower, in the same manner as provided in Section 2.06 with respect to ABT Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the ABT Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the ABT Lenders. Promptly following receipt by the Administrative Agent of any payment from a Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that ABT Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Neither any payment made by an ABT Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of Swingline Loans as contemplated above) shall constitute a Loan or relieve the applicable Borrower of its obligation to reimburse such LC Disbursement. If the reimbursement by a Borrower of, or obligation to reimburse, any amounts in US Dollars or Pounds Sterling would subject the Administrative Agent, the applicable Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Euros, such Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the applicable Issuing Bank or Lender or (y) reimburse in Euros each LC Disbursement made in US Dollars or Pounds Sterling, in an amount equal to the Euro Equivalent, calculated using the applicable LC Exchange Rate on the date such LC Disbursement is reimbursed (or on the applicable LC Participation Calculation Date, if such date shall have occurred), of such LC Disbursement.

          (f) Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any claim or defense against the beneficiary of any Letter of Credit, any transferee of any Letter of Credit, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including the underlying transaction between any Borrower or any J.V. Subsidiary and the beneficiary of any Letter of Credit), (v) the occurrence of any Default or (vi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of or defense against, or provide a right of setoff against, any Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders or the Issuing Banks, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to a Borrower to the extent of any damages suffered by such Borrower or any Lender that are caused by such Issuing Bank’s gross negligence or willful misconduct. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, acting in good faith, either accept and make payment upon such documents without responsibility for further investigation or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not (i) relieve such Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement or (ii) relieve any Lender’s obligation to acquire participations as required pursuant to paragraph (d) of this Section 2.04.

          (h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement, (i) in the case of any LC Disbursement denominated in Euros, and at all times following the conversion to Euros of an LC Disbursement made in US Dollars or Pounds Sterling pursuant to paragraph (e) or (l) of this Section, at the Swingline Rate plus 2.75% per annum, (ii) in the case of any LC Disbursement denominated in US Dollars, at all times prior to its conversion to Euros pursuant to paragraph (e) or (l) of this Section, at the Alternate Base Rate (as defined in the First Lien Agreement) plus 2.75% per annum, and (iii) in the case of any LC Disbursement denominated in Pounds Sterling, at all times prior to its conversion to Euros pursuant to paragraph (e) or (l) of this Section, a rate per annum reasonably determined by the applicable Issuing Bank (which determination will be conclusive absent manifest error) to represent its cost of funds plus 2.75% per annum; provided that, if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the accounts of the ABT Lenders to the extent of such payment.

          (i) Replacement of the Issuing Bank. Each Issuing Bank may be replaced at any time by written agreement among the European J.V., the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of such Issuing Bank. At the time any such replacement shall become effective, the applicable Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of any Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the earlier of (i) the third Business Day after the European J.V. shall receive notice from the Administrative Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this paragraph and (ii) the date on which the maturity of the Loans shall be accelerated or the ABT Commitments terminated, the Borrowers shall deposit in an account or accounts with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit and (ii) the aggregate amount of all unreimbursed LC Disbursements and all interest accrued and unpaid thereon. Amounts payable under the preceding sentence in respect of any Letter of Credit or LC Disbursement shall be payable in the currency of such Letter of Credit or LC Disbursement, except that LC Disbursements in US Dollars or Pounds Sterling in respect of which the applicable Borrower’s reimbursement obligations have been converted to obligations in Euros as provided in paragraph (e) above and interest accrued thereon shall be payable in Euros. The obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account or accounts. Other than any interest earned on the investment of such deposits, which investment shall be in Permitted Investments and shall be made in the discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account or accounts. Moneys in such account or accounts shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposures representing more than 50% of the LC Exposures and the Issuing Banks with outstanding Letters of Credit), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral under this paragraph, then (1) if the maturity of the Loans has not been accelerated and the LC Exposure shall be reduced to an amount below the amount so deposited, the Administrative Agent will return to the Borrowers any excess of the amount so deposited over the LC Exposure and (2) such amount (to the extent not applied as provided above in this paragraph) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived.

          (k) Issuing Bank Reports. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on or prior to each Business Day on which such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the currency and aggregate face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amount thereof shall have changed), it being understood that such Issuing Bank shall not effect any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit without first obtaining written confirmation from the Administrative Agent that such increase is then permitted under this Agreement, (ii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date, currency and amount of such LC Disbursement, (iii) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the currency and amount of such LC Disbursement and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

          (l) Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Article VII, all amounts (i) that the Borrowers are at the time or become thereafter required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Letter of Credit denominated in US Dollars or Pounds Sterling (other than amounts in respect of which the Borrowers have deposited cash collateral, if such cash collateral was deposited in the applicable currency), (ii) that the Lenders are at the time or become thereafter required to pay to the Administrative Agent (and the Administrative Agent is at the time or becomes thereafter required to distribute to the applicable Issuing Bank) pursuant to paragraph (e) of this Section in respect of unreimbursed LC Disbursements made under any Letter of Credit denominated in US Dollars or Pounds Sterling and (iii) of each Lender’s participation in any Letter of Credit denominated in US Dollars or Pounds Sterling under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the Euro Equivalent, calculated using the LC Exchange Rates on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, any Issuing Bank or any Lender in respect of the obligations described in this paragraph shall accrue and be payable in Euros at the rates otherwise applicable hereunder.

          SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time during the ABT Availability Period in Euros in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding €25,000,000, or, for the purposes of a Swingline Borrowing to reimburse an LC Disbursement as contemplated by Section 2.04(e), exceeding €50,000,000, or (ii) the aggregate amount of the ABT Credit Exposures exceeding the aggregate amount of the ABT Commitments, provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

          (b) To request a Swingline Loan, a Borrower shall notify the Administrative Agent and the Swingline Lender of such request by telephone (confirmed by telecopy), not later than 11:00 a.m., London time, on the day of such proposed Swingline Loan; provided that if at any time an LC Disbursement denominated in Euros shall be made in an amount at least equal to the Borrowing Minimum for Swingline Loans but not greater than the amount then available to be borrowed as a Swingline Borrowing for purposes of Section 2.04(e), a notice of a Swingline Borrowing to finance the reimbursement of such LC Disbursement shall be deemed to have been timely given as contemplated by Section 2.04(e) unless the applicable Borrower, or the European J.V. on behalf of such Borrower, shall have given notice to the contrary to the Administrative Agent, or shall have repaid such LC Disbursement, not later than 10:00 a.m., London time, on the Business Day next following the date on which such Borrower or the European J.V. shall have been notified of such LC Disbursement. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the applicable Borrower or by the European J.V. on behalf of such Borrower. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan, which shall be in an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from a Borrower. The Swingline Lender shall make each Swingline Loan to be made by it available to the applicable Borrower by means of a credit to an account of such Borrower maintained with the Swingline Lender by 3:00 p.m., London time, on the requested date of such Swingline Loan.

          (c) The Swingline Lender may, by written notice given to the Administrative Agent not later than 12:00 noon, London time, on any Business Day (each date on which such notice is given, a “Notice Date”) require the ABT Lenders to acquire participations on the second Business Day after the Notice Date in all or a portion of the outstanding Swingline Loans, and such Swingline Loans shall be continued on the second Business Day after the Notice Date as a Eurocurrency Borrowing having an Interest Period of one week’s duration; provided that the Swingline Lender shall not give such notice to the Administrative Agent unless it shall have first given the applicable Borrower notice by 2:00 p.m., London time, on the Business Day immediately preceding the Notice Date of its intent to give such notice to the Administrative Agent and the Borrower shall not have given the Swingline Lender notice by 9:00 a.m., London time, on the Notice Date that it agrees to repay such Swingline Loans on or prior to the second Business Day after the Notice Date. Such notice shall specify the aggregate amount of Swingline Loans in which ABT Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each ABT Lender, specifying in such notice such Lender’s ABT Percentage of such Swingline Loan or Swingline Loans. Each ABT Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s ABT Percentage of such Swingline Loan or Swingline Loans. Each ABT Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each ABT Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the ABT Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the ABT Lenders. The Administrative Agent shall notify the applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the applicable Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the ABT Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to the Swingline Lender or the Administrative Agent, as the case may be, if and to the extent such payment is required to be refunded to the applicable Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the applicable Borrower of any default in the payment thereof.

          SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan (other than a Swingline Loan) to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:30 p.m., London time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account designated by such Borrower in the applicable Borrowing Request (which account, in the case of Lux Tires, shall be an account held by Lux Tires outside of the Grand Duchy of Luxembourg); provided that Swingline Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank. The Administrative Agent will transfer the applicable funds to the applicable Borrower by 2:00 p.m., London time, that have been transferred by Lenders to the Administrative Agent in respect of Loans made by such Lenders on the proposed date of a Borrowing.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to the subject Loan. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. It is agreed that no payment by any Borrower under this paragraph will be subject to any break-funding payment under Section 2.16.

          SECTION 2.07. Continuation of Borrowings. (a) Each Revolving Borrowing and Term Borrowing shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to continue such Borrowing, and may elect Interest Periods therefor, all as provided in this Section. The relevant Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (b) To make a continuation pursuant to this Section, the European J.V. on behalf of the applicable Borrower, shall notify the Administrative Agent of such continuation by telephone by the time that a Borrowing Request would be required under Section 2.03. Each such telephonic Continuation Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Continuation Request signed by the European J.V. on behalf of the applicable Borrower.

          (c) Each telephonic and written Continuation Request shall specify the following information in compliance with Section 2.02:

     (i) the Borrowing to which such Continuation Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) below shall be specified for each resulting Borrowing);

     (ii) the effective date of the election made pursuant to such Continuation Request, which shall be a Business Day; and

     (iii) the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Continuation Request does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration.

          (d) Promptly following receipt of a Continuation Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

          (e) If the relevant Borrower fails to deliver a timely Continuation Request with respect to a Eurocurrency Borrowing on or prior to the third Business Day preceding the end of the Interest Period applicable thereto (and does not by such time notify the Administrative Agent that it intends to prepay such Eurocurrency Borrowing at the end of such Interest Period), (i) if such Borrowing is a Term Borrowing, then such Borrowing shall continue as a Eurocurrency Borrowing with an Interest Period of one month, and (ii) if such Borrowing is a Revolving Borrowing, then such Borrowing shall be repaid at the end of the Interest Period applicable thereto. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the European J.V., then, so long as an Event of Default is continuing each Eurocurrency Borrowing shall be continued at the end of the Interest Period applicable thereto as a Eurocurrency Borrowing with an Interest Period of one month’s duration.

          SECTION 2.08. Termination of Commitments; Reductions of Commitments. (a) Unless previously terminated, (i) the Term Loan Commitments shall terminate at 5:00 p.m., London time, on the Effective Date and (ii) the Revolving Commitments and each LC Commitment shall terminate on the Maturity Date.

          (b) The European J.V. may at any time terminate, or from time to time reduce, the Revolving Commitments of any Tranche; provided that (i) each reduction of such Commitments shall be in an amount that is an integral multiple of €1,000,000 and not less than €5,000,000, (ii) the European J.V. shall not terminate or reduce the ABT Commitments if, after giving effect to any concurrent prepayment of the ABT Loans in accordance with Section 2.11, the aggregate amount of the ABT Credit Exposures would exceed the aggregate amount of the ABT Commitments and (iii) the European J.V. shall not terminate or reduce the GDTG Commitment if, after giving effect to any concurrent prepayment of the GDTG Loans in accordance with Section 2.11, the aggregate amount of the GDTG Credit Exposures would exceed the aggregate amount of the GDTG Commitments.

          (c) The European J.V. shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Tranche under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the European J.V. pursuant to this Section shall be irrevocable; provided that a notice of termination of all the Revolving Commitments under any Tranche delivered by the European J.V. may state that such notice is conditioned upon the effectiveness of other credit facilities or financings, in which case such notice may be revoked by the European J.V. (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Tranche shall be permanent. Each reduction of the Commitments of any Tranche shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Tranche.

          SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Borrowing of such Borrower on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the 10th Business Day after such Swingline Loan is made; provided, however, that on each date that an ABT Borrowing is made, the Borrowers shall repay all Swingline Loans that are outstanding on the date such ABT Borrowing is made. The Borrowers will repay the principal amount of each Loan and the accrued interest thereon in the currency of such Loan.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein (including any failure to record the making or repayment of any Loan) shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement or prevent any Borrower’s obligations in respect of Loans from being discharged to the extent of amounts actually paid in respect thereof.

          (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, each Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in substantially the form set forth in Exhibit C-1 hereto, in the case of ABT Loans, Exhibit C-2 hereto, in the case of GDTG Loans, or Exhibit C-3 hereto, in the case of Term Loans. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.10. Amortization of Term Loans. The Term Borrowers shall repay Term Borrowings in the amount of €1,550,000 on April 30 of each year, beginning on April 30, 2006 and in a final installment on the Maturity Date equal to the principal amount of the Term Loans remaining outstanding on such date. Each payment of Term Loans pursuant to this Section 2.10 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

          SECTION 2.11. Prepayment of Loans. (a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing of such Borrower in whole or in part, subject to prior notice in accordance with paragraph (e) of this Section.

          (b) In the event and on each occasion that the sum of the Revolving Credit Exposures exceeds the total Revolving Commitments, or the sum of the Revolving Credit Exposures under any Tranche exceeds the sum of the Commitments under such Tranche, the European J.V. shall (and/or shall cause other Borrowers to) prepay Revolving Borrowings, or Revolving Borrowings of the applicable Tranche, in an aggregate amount equal to such excess, and in the event that after such prepayment of Borrowings any such excess shall remain, the European J.V. shall (and/or shall cause other Borrowers to) deposit cash in an amount equal to such excess as collateral for the reimbursement obligations of the Borrowers in respect of Letters of Credit. Any cash so deposited (and any cash previously deposited pursuant to this paragraph) with the Administrative Agent shall be held in an account over which the Administrative Agent shall have dominion and control to the exclusion of the Borrowers and their Subsidiaries, including the exclusive right of withdrawal. Other than any interest earned on the investment of such deposits, which investment shall be in Permitted Investments and shall be made in the discretion of the Administrative Agent (or, at any time when no Default or Event of Default has occurred and is continuing, shall be made at the direction of the European J.V.) and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account.

Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Majority Lenders), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers have provided cash collateral to secure the reimbursement obligations of the Borrowers in respect of Letters of Credit, then, so long as no Event of Default shall exist, such cash collateral shall be released to the Borrowers if so requested by the European J.V. at any time if and to the extent that, after giving effect to such release, the aggregate amount of the ABT Credit Exposures would not exceed the aggregate amount of the ABT Commitments.

          (c) In the event and on each occasion that any Net Cash Proceeds are received by or on behalf of the European J.V. or any J.V. Subsidiary in respect of any Prepayment Event, the Term Borrowers shall, not later than the fifth Business Day after such Net Cash Proceeds are received, prepay Term Borrowings in an aggregate principal amount equal to 75% such Net Cash Proceeds; provided that, if on the day such Net Cash Proceeds are received no Event of Default shall have occurred and be continuing under clause (a), (b), (h), (i), (l) or (m) of Section 7.01 or as a result of a breach of Section 5.06, 6.10, 6.11 or 6.12, then no prepayment shall be required pursuant to this paragraph in respect of such Net Cash Proceeds at such time. To the extent that the European J.V. and the J.V. Subsidiaries do not apply all such Net Cash Proceeds on or prior to the day (the “Application Date”) that is 365 days after receipt of such Net Cash Proceeds to acquire assets that constitute Collateral at the time of such acquisition or will be owned by a J.V. Subsidiary, the Equity Interests of which constitute Collateral at the time of such acquisition, the Term Borrowers shall prepay Loans on or prior to the fifth Business Day after the Application Date in an amount equal to 75% of such Net Cash Proceeds that have not been so applied.

          (d) Prior to any optional or mandatory prepayment of Borrowings hereunder, the European J.V. shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (e) of this Section.

          (e) The European J.V. shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 3:00 p.m., London time, three Business Days before the date of prepayment; provided that (i) if the Borrowers shall be required to make any prepayment hereunder by reason of Section 2.11(b), such notice shall be delivered not later than the time at which such prepayment is made and (ii) in the case of a prepayment of a Swingline Loan, such notice shall be delivered not later than 12:00 noon, London time, on the date of prepayment. Each such notice shall be irrevocable, shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments under any Tranche as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with

Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing (other than pursuant to Section 2.11(b) or (c)) shall be in an amount that would be permitted in the case of an advance of a Borrowing as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Each prepayment of Term Loans under this Section 2.11 shall be applied to the amortization payments required to be made under Section 2.10 in the direct order of such amortization payments. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

          SECTION 2.12. Fees. (a) The European J.V. agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the rate of 0.75% per annum on the daily unused amount of each Revolving Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, an ABT Commitment of a Lender shall be deemed to be used to the extent of the outstanding ABT Loans and LC Exposure of such Lender (but not the Swingline Exposure of such Lender, which shall be disregarded for such purpose prior to the acquisition by such Lender of a participation therein pursuant to Section 2.05(c)).

          (b) The European J.V. agrees to pay (i) to the Administrative Agent, for the account of each ABT Lender, a participation fee with respect to its participations in Letters of Credit, which shall accrue at the rate of 2.75% per annum on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s ABT Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between Goodyear and such Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date each LC Commitment of such Issuing Bank is reduced to zero and the date on which there ceases to be any LC Exposure attributable to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the ABT Commitments terminate and any such fees accruing after the date on which the

ABT Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days (or, in the case of Letters of Credit denominated in Pounds Sterling, 365 days) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) Goodyear agrees to pay (or to cause the European J.V. to pay) to the Administrative Agent, for its own account, fees in the amounts and at the times separately agreed upon between Goodyear and the Administrative Agent.

          (d) All fees and other amounts payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Banks, in the case of fees payable to them) for distribution, where applicable, to the Lenders. Fees paid shall not be refundable under any circumstances.

          SECTION 2.13. Interest. (a) The Revolving Loans comprising each Revolving Borrowing shall bear interest at the applicable Adjusted Eurocurrency Rate plus 2.75% per annum. Swingline Loans shall bear interest at the Swingline Rate plus 2.75% per annum.

          (b) The Term Loans comprising each Term Borrowing shall bear interest at the applicable Adjusted Eurocurrency Rate plus 2.375% per annum.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the interest rate that would have applied had such amount, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods of one month’s duration.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments of the applicable Tranche; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest on Loans denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted

Eurocurrency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Eurocurrency Rate for such Interest Period; or

     (b) the Administrative Agent is advised by the Majority Lenders that the applicable Adjusted Eurocurrency Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or any Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof (an “Unavailability Notice”) to the European J.V. and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the European J.V. and the Lenders that the circumstances giving rise to such notice no longer exist, the rate of interest that shall apply to such Borrowing shall be such rate as the Administrative Agent shall determine adequately and fairly reflects the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period plus 2.75%. If an Unavailability Notice is delivered in respect of any Borrowing, the applicable Borrower may elect by notice to the Administrative Agent to revoke its request that such Borrowing be made or continued, in which event Section 2.16 shall not apply (except that Lenders shall be entitled to receive their actual out-of pocket losses, costs and expenses, if any, in connection with such Borrowing not being made or continued).

          SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Eurocurrency Rate) or any Issuing Bank; or

     (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition (other than Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) in each case by an amount deemed by such Lender or Issuing Bank, as the case may be, to be material, then the applicable Borrower (being the Borrower in respect of the affected Commitments, Loans or Letters of Credit) will pay to such Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has had or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, in each case by an amount deemed by such Lender or such Issuing Bank to be material as a consequence of this Agreement or the Commitment of such Lender or the Loans or participations in Letters of Credit held by such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the applicable Borrower (being the Borrower in respect of the affected Commitments, Loans or Letters of Credit) will pay to such Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

          (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the European J.V. The applicable Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof, unless such amount is being contested by the European J.V. in good faith.

          (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank notifies the European J.V. of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(e) and is revoked in accordance therewith), or (c) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the European J.V. pursuant to Section 2.19 or the CAM Exchange, then, in any such event, the Borrower of such Loan shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Eurocurrency Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency and of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the European J.V. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof, unless such amount is being contested by the European J.V. in good faith.

          SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of any Borrower or any other Credit Party hereunder or under any other Credit Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower or any other Credit Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions of such Taxes (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Issuing Bank, Swingline Lender or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made (and such Borrower or such Credit Party shall pay or Goodyear shall cause such Credit Party to pay such increased amount), (ii) such Borrower or such other Credit Party shall make such deductions and (iii) such Borrower or such other Credit Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The relevant Borrower shall indemnify the Administrative Agent, each Issuing Bank, Swingline Lender and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Issuing Bank, Swingline Lender or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower or any other Credit Party hereunder or under any other Credit Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the European J.V. by a Lender, or Issuing Bank or the Swingline Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or Issuing Bank or the Swingline Lender shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower or any other Credit Party to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of United States withholding tax under any treaty to which the United States is a party with respect to payments under this Agreement shall deliver to the European J.V. (with a copy to the Administrative Agent), at the time such Foreign Lender first becomes a party to this Agreement and at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the European J.V. as will permit such payments to be made without withholding or at a reduced rate; provided that such Foreign Lender has received written notice from the European J.V. advising it of the availability of such exemption or reduction and supplying all applicable documentation.

          (f) Any Lender that is entitled to an exemption from withholding tax under the law of any jurisdiction in which a Borrower is located, or under any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the European J.V. for the account of the relevant Borrower (with a copy to the Administrative Agent), at the time such Lender first becomes a party to this Agreement and at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the European J.V. as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender has received written notice from the European J.V. advising it of the availability of such exemption or reduction and supplying all applicable documentation.

          SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) Except as required or permitted under Section 2.06, 2.15, 2.16, 2.17, 2.19 or 9.03, each Borrowing, each payment or prepayment of principal of any Borrowing or of any LC Disbursement, each payment of interest on the Loans, each payment of fees (other than fees payable to the Issuing Banks), each reduction of the Commitments and each refinancing of any Borrowing with a Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans or LC Exposures). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Euro amount.

          (b) The relevant Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17 or otherwise) prior to 1:00 p.m., London time, on the date when due, in immediately available funds, without setoff, counterclaim or other deduction. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account specified by the Administrative Agent for the account of the applicable Lenders or, in any such case, to such other account as the Administrative Agent shall from time to time specify in a notice delivered to the European J.V., except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17, 2.19 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person in appropriate ratable shares to the appropriate recipient or recipients promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Euros, except as otherwise expressly provided. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

          (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (d) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans or participations in LC Disbursements or Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC

Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans. If any such participations are purchased pursuant to the preceding sentence and all or any portion of the payments giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest. The provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in its Commitment or any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the European J.V. or any Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law and under this Agreement, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

          (e) Unless the Administrative Agent shall have received notice from the European J.V. prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the relevant Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank, and to pay interest thereon, for each day from and including the date such amount shall have been distributed to it to but excluding the date of payment to or recovery by the Administrative Agent, at a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (f) If any Lender shall fail to make any payment required to be made by it hereunder for the account of the Administrative Agent, any Issuing Bank or any Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations are fully paid.

          SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15 or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The European J.V. hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.15, or if any Credit Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender shall become the subject of any insolvency or similar proceeding or filing or default in its obligation to fund Loans hereunder, then the European J.V. may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the European J.V. shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee or the Borrowers, as the case may be and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. If any Lender shall become the subject of any insolvency or similar proceeding or filing, then the European J.V., if requested to do so by any Issuing Bank, shall use commercially reasonable efforts (which shall not include the payment of any compensation) to identify an assignee willing to purchase and assume the interests, rights and obligations of such Lender under this Agreement and to require such Lender to assign and delegate all such interests, rights and obligations to such assignee in accordance with the preceding sentence.

          SECTION 2.20. Additional Reserve Costs. (a) If and so long as any Lender is required to make special deposits with the Bank of England, to maintain reserve asset ratios or to pay fees, in each case in respect of such Lender’s Loans, such Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Loans, additional interest on such Loans at a rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formula and in the manner set forth in Exhibit L hereto, provided that no Lender may request the payment of any amount under this paragraph to the extent resulting from a requirement imposed (other than as provided in Section 2.15) on such Lender by any Governmental Authority (and not on Lenders or any class of Lenders generally) in respect of a concern expressed by such Governmental Authority with such Lender specifically, including with respect to its financial health.

          (b) If and so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European

System of Central Banks, but excluding requirements reflected in the Mandatory Costs Rate) in respect of any of such Lender’s Loans such Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Lender’s Loans subject to such requirements, additional interest on such Loans at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loans, provided that no Lender may request the payment of any amount under this paragraph to the extent resulting from a requirement imposed (other than as provided in Section 2.15) on such Lender by any Governmental Authority (and not on Lenders or any class of Lenders generally) in respect of a concern expressed by such Governmental Authority with such Lender specifically, including with respect to its financial health.

          (c) Any additional interest owed pursuant to paragraph (a) or (b) above shall be determined by the relevant Lender, acting in good faith, which determination shall be conclusive absent manifest error, and notified to the relevant Borrower (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the relevant Loans, and such additional interest so notified to the relevant Borrower by such Lender shall be payable to such Lender on each date on which interest is payable for such Loans.

ARTICLE III

Representations and Warranties

          Goodyear represents and warrants to the Lenders as to itself and the Subsidiaries, the European J.V. represents and warrants to the Lenders as to itself and the J.V. Subsidiaries and each other Borrower represents and warrants to the Lenders as to itself and its subsidiaries that:

          SECTION 3.01. Organization; Powers. Goodyear and each of the other Credit Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Change, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required. Each Subsidiary of Goodyear other than the Credit Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required, except for failures that, individually or in the aggregate, would not be materially likely to result in a Material Adverse Change.

          SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Borrower and each other Credit Party are within such Borrower’s or such Credit Party’s powers and have been duly authorized. This Agreement has been duly executed and delivered by Goodyear and each Borrower and constitutes, and each other Credit Document to which any Credit Party is to be a party, when executed and delivered by such Credit Party, will constitute, a legal, valid and binding obligation of Goodyear, such Borrower or such Credit Party, as the case may be, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03. Governmental Approvals; No Conflicts. (a) Except to the extent that no Material Adverse Change would be materially likely to result, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as are required to perfect Liens created under the Security Documents and such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Goodyear or any of the Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Goodyear or any of the Subsidiaries or any of their assets and (d) will not result in the creation or imposition of any Lien on any asset of Goodyear or any of the Subsidiaries, except Liens created under the Credit Documents.

          (b) The incurrence of each Loan, Letter of Credit and LC Disbursement, each Guarantee thereof under the Credit Documents and each Lien securing any of the Obligations, is permitted under the Junior Lien Indenture and each other indenture or other agreement governing any Senior Subordinated-Lien Indebtedness in effect at the time of such incurrence.

          SECTION 3.04. Financial Statements; No Material Adverse Change. (a) The European J.V. has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders’ equity and cash flows as of and for the fiscal year ended December 31, 2004, reported on by PricewaterhouseCoopers, independent public accountants. Goodyear has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders’ equity and cash flows as of and for the fiscal year ended December 31, 2004. Such financial statements of the European J.V. and Goodyear present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the European J.V. and its Consolidated Subsidiaries and Goodyear and its Consolidated Subsidiaries, respectively, as of such dates and for such fiscal year in accordance with GAAP.

          (b) Except as disclosed in the Disclosure Documents, since December 31, 2004, there has been no event or condition that constitutes or would be materially likely to result in a Material Adverse Change, it being agreed that a reduction in any rating relating to Goodyear issued by any rating agency shall not, in and of itself, be an event or condition that constitutes or would be materially likely to result in a Material Adverse Change (but that events or conditions underlying or resulting from any such reduction may constitute or be materially likely to result in a Material Adverse Change).

          (c) Except as disclosed in the Disclosure Documents, since December 31, 2004, there has been no event or condition that constitutes or would be materially likely to result in a material adverse change in or effect on the business, operations, properties, assets or financial condition (including as a result of the effects of any contingent liabilities thereon) of the European J.V. and the J.V. Subsidiaries, taken as a whole.

          SECTION 3.05. Litigation and Environmental Matters. (a) Except as set forth in the Disclosure Documents, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending or, to the knowledge of Goodyear, threatened against or affecting Goodyear or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that if adversely determined would be materially likely, individually or in the aggregate, to result in a Material Adverse Change or (ii) that involve the Credit Documents or the Transactions.

          (b) Except as set forth in the Disclosure Documents, and except with respect to matters that, individually or in the aggregate, would not be materially likely to result in a Material Adverse Change, neither Goodyear nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          SECTION 3.06. Compliance with Laws and Agreements. Each of Goodyear and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to be in compliance, individually or in the aggregate, would not be materially likely to result in a Material Adverse Change. No Event of Default has occurred and is continuing.

          SECTION 3.07. Investment and Holding Company Status. Neither Goodyear nor any of the Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

          SECTION 3.08. ERISA. Except as disclosed in the Disclosure Documents, no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events that have occurred or are reasonably expected to occur, would be materially likely to result in a Material Adverse Change.

          SECTION 3.09. Disclosure. Neither the Information Memorandum nor the reports, financial statements, certificates or other written information referred to in Section 3.04 or delivered after the date hereof by or on behalf of any Credit Party to the Administrative Agent, the Collateral Agent or any Lender pursuant to Section 5.01 (taken together with all other information so furnished and as modified or supplemented by other information so furnished) contained or will contain, in each case as of the date delivered, any material misstatement of fact or omitted or will omit to state in each case as of the date delivered, any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information or other forward looking information, Goodyear, the European J.V. and the other Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.10. Subsidiaries. Schedule 3.10 sets forth (a) the name and jurisdiction of organization of, and the ownership interest of the European J.V. and its Subsidiaries in, each J.V. Subsidiary, and (b) identifies each J.V. Subsidiary that is a Principal European Subsidiary or a J.V. Loan Party or both, in each case as of the Effective Date. Each J.V. Subsidiary with Total Assets greater than $10,000,000 as of December 31, 2004, is set forth on Schedule 4.01(i).

          SECTION 3.11. Security Interests. (a) The Security Agreements executed and delivered on the Effective Date, together with (i) the actions taken on the Effective Date pursuant to Section 4.01 and (ii) the actions required to be taken after the Effective Date pursuant to Schedule 4.01 will, subject only to filings and similar actions that may be taken by the Collateral Agent without the delivery of any further documents or the taking of any further actions by any Credit Party, be effective under applicable law to create in favor of the Collateral Agent for the benefit of the Secured Parties (or in favor of the Secured Parties, as the case may be), to the extent contemplated by the Security Agreements, a valid and enforceable security interest in all the Applicable Assets of each Grantor (other than Consent Assets of the J.V. Subsidiaries). The exclusion of the Consent Assets of the J.V. Subsidiaries from the Collateral does not materially reduce the aggregate value of the Collateral.

          (b) None of the written information relating to the Collateral delivered by or on behalf of any Credit Party to the Administrative Agent, the Collateral Agent or any Lender pursuant to any provision of any Credit Document is or will be incorrect when delivered in any respect material to the rights or interests of the Lenders under the Credit Documents.

          SECTION 3.12. Use of Proceeds. The proceeds of the Loans and the Letters of Credit will be used only for the purposes referred to in the preamble to this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

ARTICLE IV

Conditions

          SECTION 4.01. Effective Date. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02).

     (a) The Administrative Agent (or its counsel) shall have received from Goodyear, each Borrower, the Administrative Agent, the Collateral Agent, the Issuing Banks, the Lenders and each Revolving Lender under the Existing Credit Agreement either (i) counterparts of the Amendment and Restatement Agreement signed on behalf of each such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the Amendment and Restatement Agreement) that each such party has signed a counterpart of this Agreement.

     (b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders and dated the Effective Date) of (i) Covington & Burling, counsel for Goodyear, substantially in the form of Exhibit E-1, (ii) the General Counsel, the Associate General Counsel or an Assistant General Counsel of Goodyear, substantially in the form of Exhibit E-2, and (iii) each of the counsel set forth in Schedule 4.01(b), in each case in a form satisfactory to the Administrative Agent, and, in the case of each opinion referred to in this paragraph (b), covering such other matters relating to the Credit Parties, the Credit Documents or the Transactions as the Administrative Agent or the Majority Lenders shall reasonably request.

     (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization by the Credit Parties of the Transactions and any other legal matters relating to Goodyear, the Borrowers, the other Credit Parties, the Credit Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

     (d) The representations and warranties set forth in Article III shall be true and correct in all material respects on the Effective Date and the Administrative Agent shall have received a certificate signed by a Financial Officer of each of Goodyear and the European J.V. to that effect.

     (e) Goodyear, the Borrowers and the other Credit Parties shall be in compliance with all the terms and provisions set forth herein and in the other Credit Documents in all material respects on their part to be observed or performed, and at the time of and immediately after the Effective Date, no Default shall have occurred and be continuing, and the Administrative Agent shall have received a certificate signed by a Financial Officer of each of Goodyear and the European J.V. to that effect.

     (f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the European J.V. or Goodyear hereunder.

     (g) Each Term Lender under the Existing Credit Agreement shall have received payment in full of the principal of and interest accrued on each Term Loan held by it under the Existing Credit Agreement and all other amounts owing to it or accrued for its account under the Existing Credit Agreement.

     (h) The Administrative Agent shall have received from each Borrower, each Principal European Subsidiary (other than the Special Excluded Subsidiaries), Goodyear and each US Subsidiary Guarantor a counterpart of the Guarantee and Collateral Agreement duly executed and delivered on behalf of such Person.

     (i) All outstanding Equity Interests of any J.V. Subsidiary directly owned by any Grantor at such time (other than Equity Interests in any Subsidiary with Total Assets not greater than $10,000,000 as of December 31, 2004), which J.V. Subsidiaries are set forth on Schedule 4.01(i), shall have been pledged or otherwise encumbered pursuant to Security Agreements to secure the Applicable Secured Obligations of such Grantor.

     (j) All Security Agreements referred to in the final closing checklist distributed by counsel for the Agents prior to the execution of this Agreement shall have been executed and delivered, all other actions referred to in such closing checklist shall have been taken, and the Collateral Agent shall have received all documents referred to in such closing checklist.

          The Collateral Agent may enter into agreements with the European J.V. to grant extensions of time for the creation or perfection of security interests in or the delivery of surveys, title insurance, legal opinions or other documents with respect to particular assets (including extensions beyond the Effective Date for the creation and perfection of security interests in the assets of the Grantors on such date) where it determines that creation or perfection cannot be accomplished or such documents cannot be delivered without undue effort or expense by the Effective Date or any later date on which they are required to be accomplished or delivered under this Agreement or the Security Documents. Any failure of the European J.V. to satisfy a requirement of any such agreement by the date specified therein (or any later date to which the Collateral Agent may agree) shall constitute a breach of the provision of this Agreement or the Security Document under which the original requirement was applicable. Without limiting the foregoing, it is anticipated that the actions listed on Schedule 4.01 will not have been completed by the Effective Date, and the European J.V. covenants and agrees that each of such actions will be completed by the date specified for such action in such Schedule 4.01 (or any later date to which the Collateral Agent may agree) and that the European J.V. will comply with all of the undertakings set forth in Schedule 4.01.

          The Loans made, the application of the proceeds thereof and the termination of existing Indebtedness on the Effective Date shall be deemed to occur as set forth in the Amendment and Restatement Agreement.

          The Administrative Agent shall notify the European J.V. and the Lenders of the Effective Date in writing, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., London time, on April 30, 2005 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          SECTION 4.02. Each Credit Event. (A) The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a conversion or continuation of an outstanding Borrowing and other than a Swingline Borrowing to reimburse an LC Disbursement made pursuant to Section 2.04(e)) and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit), shall be subject to the satisfaction of the following conditions:

     (a) The representations and warranties of Goodyear, the European J.V. and each other Borrower set forth in this Agreement and in the other Credit Documents (insofar as the representations and warranties in such other Credit Documents relate to the transactions provided for herein or to the Collateral securing the Obligations) shall be true and correct in all respects material to the rights or interests of the Lenders or the Issuing Banks under the Credit Documents on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

     (b) At the time of and immediately after giving effect to such Borrowing no Event of Default shall have occurred and be continuing and no breach of the delivery requirements of Section 5.01(a) or (b) shall have occurred and be continuing.

          (B) The obligation of the Swingline Lender to make a Swingline Loan on the occasion of any Borrowing to reimburse an LC Disbursement made pursuant to Section 2.04(e) shall be subject to the satisfaction of the condition that at the time of and immediately after giving effect to such Borrowing, no Event of Default shall have occurred and be continuing.

          (C) Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Goodyear, the European J.V. and each other Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of subsection (A) above or in subsection (B) above, as the case may be.

ARTICLE V

Affirmative Covenants

          Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Goodyear and the European J.V. and each other Borrower covenants and agrees with the Lenders that:

          SECTION 5.01. Financial Statements and Other Information. Each of Goodyear and the European J.V. will furnish to the Administrative Agent and each Lender:

     (a) (i) as soon as available and in any event within 110 days after the end of each fiscal year (or in the case of the European J.V. for its fiscal year ended December 31, 2004, on or before July 31, 2005), its audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers or other independent public accountants of recognized international standing (without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Goodyear and its Consolidated Subsidiaries or of the European J.V. and its Consolidated Subsidiaries, as the case may be, in accordance with GAAP consistently applied; and (ii) as soon as available and in any event on or before April 30 in each fiscal year, an annual operating plan for such fiscal year prepared by management of Goodyear in a manner consistent with past practice, which annual operating plan shall include, for such fiscal year, (A) annual and quarterly projected income statements, annual and quarterly projected statements of cash flow, and a projected year-end balance sheet as of the last day of such fiscal year, in each case, for Goodyear and its Consolidated Subsidiaries, and (B) quarterly projections of unit and dollar sales, EBIT and operating cash flow by business unit;

     (b) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year (or in the case of the European J.V. for the fiscal period ended March 31, 2005, on or before July 31, 2005), its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Goodyear and its Consolidated Subsidiaries or the European J.V. and its consolidated J.V.

Subsidiaries, as the case may be, on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

     (c) other than in connection with the delivery of financial statements for the fiscal period ended March 31, 2005, not later than one Business Day after each delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Goodyear or the European J.V., as the case may be, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) demonstrating compliance with Sections 6.09, 6.10, 6.11 and 6.12 at the end of the period to which such financial statements relate and for each applicable period then ended, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements delivered under clause (a) above (or, prior to the delivery of any such financial statements, since December 31, 2004) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) specifying the exchange rate determined by Goodyear and used in the annual operating plan delivered under clause (a) above for the then current fiscal year (which rate Goodyear agrees to determine reasonably);

     (d) in the case of Goodyear, promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Goodyear or any Subsidiary with the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Goodyear to its shareholders generally, as the case may be;

     (e) other than in connection with the delivery of financial statements for the fiscal period ended March 31, 2005, not later than one Business Day after each delivery of financial statements under clause (a) or (b) above, and at such other times as Goodyear may determine, a certificate of a Financial Officer of Goodyear identifying each US Subsidiary and each J.V. Subsidiary formed or acquired after the Effective Date and not previously identified in a certificate delivered pursuant to this paragraph, stating (i) whether each such US Subsidiary is a Consent Subsidiary and describing the factors that shall have led to the identification of any such US Subsidiary as a Consent Subsidiary, and (ii) whether each such J.V. Subsidiary is a Principal European Subsidiary and, if so, whether such Principal European Subsidiary is a Consent Subsidiary and describing the factors that shall have led to the identification of any such Principal European Subsidiary as a Consent Subsidiary;

     (f) from time to time, all information and documentation required to be delivered under Section 4.04 of the Guarantee and Collateral Agreement or any provision of any Security Agreement and each year, at the time of delivery of annual financial statements under Section 5.01(a), a certificate executed on behalf of the European J.V. by a Financial Officer and the chief legal officer of the European J.V. setting forth information sufficient to enable the Lenders to determine whether the requirements of Section 5.08 have been met at such time;

     (g) other than in connection with the delivery of financial statements for the fiscal period ended March 31, 2005, not later than one Business Day after each delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of each of Goodyear and the European J.V. certifying that the requirements of Section 5.08 have been satisfied in all material respects;

     (h) promptly upon becoming available, quarterly and annual financial statements for GDTG prepared in the ordinary course of business; and

     (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Goodyear, the European J.V. or any other Subsidiary, or compliance with the terms of this Agreement or the other Credit Documents, or the perfection of the security interests created by the Security Documents, as the Administrative Agent or any Lender may reasonably request.

Information required to be delivered pursuant to this Section 5.01 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov; provided that Goodyear shall deliver paper copies of such information to any Lender that requests such delivery. Information required to be delivered pursuant to this Section 5.01 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

          SECTION 5.02. Notices of Defaults. Goodyear will furnish to the Administrative Agent, each Issuing Bank and each Lender prompt written notice of the occurrence of any Default, together with a statement of a Financial Officer or other executive officer of Goodyear setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03. Existence; Conduct of Business. Each of Goodyear and the European J.V. and each other Borrower will, and will cause each of its respective Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent that failures to keep in effect such rights, licenses, permits, privileges and franchises would not be materially likely, individually or in the aggregate for all such failures, to result in a Material Adverse Change; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04.

          SECTION 5.04. Maintenance of Properties. Each of Goodyear and the European J.V. and each other Borrower will, and will cause each of its respective Subsidiaries to, keep and maintain all its property in good working order and condition, ordinary wear and tear excepted, except to the extent any failure to do so would not, individually or in the aggregate, be materially likely to result in a Material Adverse Change (it being understood that the foregoing shall not prohibit any sale of any assets permitted by Section 6.06) .

          SECTION 5.05. Books and Records; Inspection and Audit Rights. Each of Goodyear and the European J.V. and each other Borrower will, and will cause each of its respective Subsidiaries to, keep books of record and account sufficient to enable each of Goodyear and the European J.V. to prepare the financial statements and other information required to be delivered under Section 5.01. Each of Goodyear, the European J.V. and each other Borrower will, and will cause each of its respective Subsidiaries to, permit any representatives designated by the Administrative Agent (or by any Lender acting through the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties (accompanied by a representative of Goodyear or the European J.V.) and to discuss its affairs, finances and condition with its officers, all at such reasonable times and as often as reasonably requested.

          SECTION 5.06. Compliance with Laws. Each of Goodyear and the European J.V. and each other Borrower will, and will cause each of its respective Subsidiaries to, comply with all laws, including Environmental Laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not be materially likely to result in a Material Adverse Change.

          SECTION 5.07. Insurance. Each of Goodyear and the European J.V. and each other Borrower will, and will cause each of its respective Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customary among companies of established reputation engaged in the same or similar businesses and operating in the same or similar locations, except to the extent the failure to do so would not be materially likely to result in a Material Adverse Change. Goodyear will furnish to the Administrative Agent or any Lender, upon request, information in reasonable detail as to the insurance so maintained.

          SECTION 5.08. Guarantees and Collateral. (a) In the event that there shall at any time exist any Principal European Subsidiary (other than a Consent Subsidiary) or any US Subsidiary (other than an Excluded Subsidiary or Consent Subsidiary) that shall not be a party to the Guarantee and Collateral Agreement, Goodyear will promptly notify the Collateral Agent and will, within 30 days (or such longer period as may be reasonable under the circumstances) after such notification, deliver to the Collateral Agent such information as the Collateral Agent shall have reasonably requested and a supplement to the Guarantee and Collateral Agreement, in substantially the form specified therein, duly executed and delivered on behalf of such Principal European Subsidiary or US Subsidiary, as the case may be, pursuant to which such Principal European Subsidiary or such US Subsidiary, as the case may be, will become a party to the Guarantee and Collateral Agreement and, in the case of a Principal European Subsidiary, a European Facilities Guarantor and European Facilities Grantor, or in the case of such US Subsidiary, a US Guarantor, in each case as defined in the Guarantee and Collateral Agreement; provided that if a Financial Officer of Goodyear shall have delivered a certificate to the Administrative Agent certifying that Goodyear has determined (i) based upon the advice of French counsel, that the corporate benefit principles or other applicable law of the Republic of France would prohibit any Principal European Subsidiary organized under the laws of the Republic of France from duly authorizing a Guarantee of any of the Obligations, or (ii) based upon the advice of German counsel, that the applicable law of Germany would prohibit any Principal European Subsidiary formed or acquired after the Effective Date and organized under the laws of the Germany from duly authorizing a Guarantee of any of the Obligations, such Principal European Subsidiary shall not be required to become a party to the Guarantee and Collateral Agreement. Notwithstanding the foregoing, no Subsidiary will be required to take any action pursuant to this paragraph (a) if (i) such Subsidiary shall have received an opinion of counsel in the applicable jurisdiction that, under circumstances referred to in such opinion, such action would subject its officers or directors to a material risk of personal liability and (ii) there shall be a material risk that the circumstances referred to in such opinion will occur.

          (b) In the event that any Grantor shall at any time directly own any Equity Interests of any J.V. Subsidiary (in each case other than (i) Equity Interests in any Subsidiary with Total Assets not greater than $10,000,000 as of December 31, 2004, or if later, as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b), (ii) Equity Interests in any Special Excluded Subsidiary or Consent Subsidiary and (iii) Equity Interests already pledged in accordance with this paragraph or Section 4.01), Goodyear will promptly notify the Collateral Agent and will, within 30 days (or such longer period as may be reasonable under the circumstances) after such notification, cause such Equity Interests to be pledged under a Security Agreement and, to the extent that the Collateral Agent determines that possession of any certificates representing any such Equity Interests would provide any benefit in respect of priority or otherwise under applicable law and requests delivery, cause to be delivered to the Collateral Agent any certificates representing such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank; provided, that no Grantor shall be required to pledge any Equity Interests in any Subsidiary organized under the laws of a jurisdiction other than the Federal Republic of Germany, the Netherlands, Luxembourg, the Republic of France, the United Kingdom or the Republic of Slovenia if a Financial Officer of Goodyear shall have delivered a certificate to the Administrative Agent certifying that Goodyear has determined, on the basis of reasonable inquiries in the jurisdiction of such Person, that such pledge would affect materially and adversely the ability of such Person to conduct its business in such jurisdiction. In the event that the tire manufacturing facilities of SAVA shall at any time be held by any Person other than SAVA, all the Equity Interests in such other Person shall be pledged under a Security Agreement.

          (c) In the event that any Grantor shall at any time own any Applicable Assets (other than Consent Assets and Applicable Assets already pledged, mortgaged or otherwise encumbered pursuant to any Security Agreement) consisting of real property with a book value of $10,000,000 or more, the European J.V. will promptly notify the Collateral Agent and will, within 30 days (or such longer period as may be reasonable under the circumstances) after such notification, cause such Applicable Assets to be mortgaged or otherwise encumbered pursuant to one or more Security Agreements reasonably acceptable to the Collateral Agent and such Grantor to secure the Applicable Secured Obligations of such Grantor. In the event that, at the end of any fiscal quarter, the Grantors, taken together, shall own any Applicable Assets (other than Consent Assets, Equity Interests in Subsidiaries and Applicable Assets already pledged, mortgaged or otherwise encumbered pursuant to any Security Agreement) with an aggregate book value greater than $50,000,000 that shall not have been pledged, mortgaged or otherwise encumbered pursuant to the Security Agreements, the European J.V. will, promptly after the delivery of financial statements under Section 5.01(a) or (b) with respect to such fiscal quarter, notify the Collateral Agent and will, within 30 days, (or such longer period as may be reasonable under the circumstances) after such notification, cause such Applicable Assets (other than assets that in the aggregate are not material) to be pledged, mortgaged or otherwise encumbered by the Grantors pursuant to one or more Security Agreements reasonably acceptable to the Collateral Agent and each applicable Grantor to secure the Applicable Secured Obligations of the respective Grantors; provided, that if a Financial Officer of Goodyear shall have delivered a certificate to the Administrative Agent certifying that Goodyear has determined (i) based upon the advice of French counsel, that the corporate benefit principles or other applicable law of the Republic of France would prohibit any Principal European Subsidiary organized under the laws of the Republic of France from duly authorizing the creation or perfection of any such security interest, or (ii) based upon the advice of German counsel, that the applicable law of Germany would prohibit any Principal European Subsidiary formed or acquired after the Effective Date and organized under the laws of the Germany from duly authorizing the creation or perfection of any such security interest, such Principal European Subsidiary shall not be required to create or perfect such security interest. Notwithstanding the foregoing, no Grantor will be required to take any action pursuant to this paragraph (c) if (i) such Grantor shall have received an opinion of counsel in the applicable jurisdiction that, under circumstances referred to in such opinion, such action would subject its officers or directors to a material risk of personal liability and (ii) there shall be a material risk that the circumstances referred to in such opinion will occur. In the event that any Grantor that is organized under German law as a Kommanditgesellschaft (a “KG”) shall, at any time, be party to or enter into any kind of lease arrangement pursuant to which it leases PP&E with a value of more than $10,000,000 to one of its Affiliates that is organized under German law as a Gesellschaft mit beschraenkter Haftung (a “GmbH”), such KG will promptly notify the Collateral Agent and will, within 30 days (or such longer period as may be reasonable under the circumstances) after such notification, assign all rights that it has to terminate such lease arrangement (and, if such right does not exist in such lease, amend such lease so that it shall be terminable at the election of the lessor at any time upon and during the continuance of an Event of Default) to the

Collateral Agent under a Security Agreement reasonably acceptable to the Collateral Agent to secure the Applicable Secured Obligations of such Grantor.

          (d) Goodyear, the European J.V. and each other Borrower will, and will cause each of their respective Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions, as may be reasonably requested by the Collateral Agent in order to cause the security interests purported to be created by the Security Documents or required to be created under the terms of this Agreement to constitute valid security interests, perfected in accordance with this Agreement.

ARTICLE VI

Negative Covenants

          Until the Commitments shall have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Goodyear and the European J.V. and each other Borrower covenants and agrees with the Lenders that:

          SECTION 6.01. Indebtedness and Preferred Equity Interests. Each of Goodyear and the European J.V. and each other Borrower will not, and will not permit any of its respective Consolidated Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, or issue any preferred stock or other preferred Equity Interests, except:

     (a) Indebtedness under this Agreement (and related Indebtedness under the Security Documents);

     (b) Indebtedness under the First Lien Agreement and the Second Lien Agreement (and related Indebtedness under the “Security Documents” as defined in such Agreements) in an amount for each such Agreement not greater than the aggregate amount of the outstanding loans and unfunded commitments of the lenders thereunder on the Effective Date, and additional Indebtedness that may be incurred under the First Lien Agreement that does not result in the aggregate principal amount of Indebtedness under the First Lien Agreement exceeding $1,750,000,000;

     (c) other Indebtedness existing (or incurred pursuant to commitments to lend existing) on the date hereof, substantially all of which is set forth or described in Schedule 6.01 (which Schedule 6.01 (i) sets forth substantially all such Indebtedness and commitments outstanding on December 31, 2004, and (ii) shall be modified and delivered to the Administrative Agent within 60 days after the date hereof to reflect substantially all of the Indebtedness and commitments outstanding on the date hereof);

     (d) Indebtedness owed to Goodyear or any Subsidiary and permitted under Section 6.05(b);

     (e) Guarantees expressly permitted under Section 6.05;

     (f) Indebtedness (including Securitization Transactions) of Foreign Subsidiaries in an aggregate principal amount (excluding Indebtedness existing or incurred under the other clauses of this Section 6.01 and under Section 6.05(b)) not greater than $600,000,000 outstanding at any time; provided that (i) the aggregate principal amount of Indebtedness incurred under this clause (f) after December 31, 2004, by the European J.V. and the J.V. Subsidiaries shall not exceed $350,000,000, and (ii) of the Indebtedness incurred under clause (i) of this proviso, the aggregate principal amount of such Indebtedness incurred by J.V. Subsidiaries that are not Subsidiary Guarantors shall not exceed $50,000,000; and provided further that the maximum aggregate amount of all the Indebtedness of J.V. Subsidiaries that are organized under the laws of Slovenia outstanding at any time under this clause (f) or under any other clause of this Section 6.01 shall not exceed $75,000,000;

     (g) Securitization Transactions (other than those permitted by paragraphs (f), (j), (l), (r) and (t) of this Section) in an aggregate amount not greater than €300,000,000 outstanding at any time, including Securitization Transactions of the European J.V. and the J.V. Subsidiaries;

     (h) Indebtedness of Goodyear or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement;

     (i) Attributable Debt of Goodyear or any Subsidiary incurred pursuant to Sale and Leaseback Transactions permitted by Section 6.03;

     (j) Indebtedness of any Person that shall have become a Subsidiary after the date hereof; provided that such Indebtedness shall have existed at the time such Person becomes a Subsidiary and shall not have been created in contemplation of or in connection with such Person becoming a Subsidiary;

     (k) obligations of Goodyear and the Subsidiaries existing on the date hereof (other than Guarantees, Securitization Transactions and Sale and Leaseback Transactions) that would not constitute Indebtedness that would appear as liabilities on a consolidated balance sheet of Goodyear under GAAP as in effect on the date hereof and that, as a result of changes in GAAP after the date hereof, shall be required to be reflected on such a balance sheet as liabilities;

     (l) Indebtedness of any Subsidiary that is not a Consolidated Subsidiary of Goodyear or the European J.V. under GAAP as in effect on the date hereof

(and in the event that any such Subsidiary shall become a Consolidated Subsidiary of Goodyear or the European J.V., Indebtedness of such Subsidiary existing at the time it becomes such a Consolidated Subsidiary);

     (m) any extension, renewal, refinancing or replacement of any Indebtedness referred to in any of clauses (a) through (l) above that does not increase the outstanding principal amount thereof (except to the extent necessary to pay the fees, expenses, underwriting discounts and prepayment premiums in connection therewith) or change the parties directly or indirectly responsible for the payment of such Indebtedness; provided that (i) any such refinancing or replacement Indebtedness shall not shorten the maturity of the Indebtedness refinanced or replaced or add a requirement not previously applicable to the Indebtedness refinanced or replaced that such Indebtedness be prepaid, redeemed, repurchased or defeased on one or more scheduled dates or upon the happening of one or more events (other than events of default or change of control events) before the maturity of the Indebtedness being refinanced or replaced; (ii) (A) any such refinancing or replacement of Indebtedness under any revolving credit or similar facility shall be accompanied by the termination of the portion of the commitments under such facility under which such refinanced or replaced Indebtedness shall have been outstanding and (B) any extension, renewal, refinancing or replacement of Indebtedness under any revolving credit or similar facility may be in an aggregate principal amount equal to the commitments under such facility at the time of such extension, renewal, refinancing or replacement, whether or not such commitments have been drawn at the time of such extension, renewal, refinancing or replacement; (iii) in the case of the refinancing of any Indebtedness that is not permitted to be prepaid, redeemed, defeased or otherwise discharged prior to its maturity, or in respect of which Goodyear determines in its sole discretion that the costs or difficulty of extinguishing such Indebtedness at the time such refinancing Indebtedness is incurred outweigh the advantages to Goodyear of such extinguishment, any such refinancing Indebtedness may be incurred up to one year in advance of the maturity of such Indebtedness to be refinanced and the proceeds thereof may, in lieu of being applied to refinance such Indebtedness, be used for any purpose permitted under this Agreement prior to the refinancing of such Indebtedness; and (iv) any such refinancing Indebtedness may be incurred up to six months after the extinguishment of the Indebtedness being refinanced;

     (n) Indebtedness arising from the honoring of a check, draft or similar instrument presented by Goodyear or a Subsidiary against insufficient funds;

     (o) Indebtedness pursuant to any Swap Agreement entered into to hedge against risks to which the businesses of Goodyear and the Subsidiaries are exposed, and not for speculative purposes, or in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Goodyear or any Subsidiary;

     (p) unsecured surety and performance bonds entered into in the ordinary course of business and not securing Indebtedness;

     (q) other unsecured Indebtedness for borrowed money of Goodyear, or preferred Equity Interests of Goodyear (“Permitted Preferred Stock”), or any combination thereof, not maturing or required to be prepaid, redeemed, repurchased or defeased prior to the Maturity Date, whether on one or more scheduled dates or upon the happening of one or more events (other than events of default (or similar events relating to Equity Interests) or change of control events), and any Guarantee of such Indebtedness provided by any Subsidiary that is a US Guarantor under the Guarantee and Collateral Agreement that is subordinated to the Obligations on terms in no material respect less favorable to the Lenders than market terms prevailing at the time such Guarantee is issued; provided that the aggregate principal or stated amount of such Indebtedness (or of the Indebtedness it Guarantees) or preferred Equity Interests created or assumed pursuant to this clause (q) and outstanding at any time, without duplication, shall not, taken together with the aggregate principal amount of Indebtedness outstanding under clause (s) below, exceed $2,400,000,000; provided further, that for purposes of this paragraph, any trust preferred stock or similar preferred Equity Interest issued by a special purpose entity substantially all the assets of which consist of unsecured Indebtedness or preferred Equity Interests of Goodyear meeting the requirements of this paragraph will be deemed to be a preferred Equity Interest of Goodyear;

     (r) a Securitization Transaction in an aggregate amount not greater than $15,000,000 outstanding at any time involving accounts receivable, rights to future lease payments or residuals or other financial assets, and related property of Goodyear Australia Pty Limited;

     (s) Senior Subordinated-Lien Indebtedness for borrowed money of Goodyear in an aggregate principal amount outstanding not to exceed $1,400,000,000 at any time, in each case not maturing or required to be prepaid, redeemed, repurchased or defeased prior to the Commitment Termination Date, whether on one or more scheduled dates or upon the happening of one or more events (other than as a result of events of default or change of control events or pursuant to customary provisions requiring that Goodyear offer to purchase such Senior Subordinated-Lien Indebtedness with the proceeds of asset sales to the extent such proceeds have not been invested in assets used in Goodyear’s business or used to prepay, redeem or purchase other Indebtedness or to provide cash collateral for reimbursement obligations in respect of letters of credit) (it being agreed that provisions comparable to those set forth in the Junior Lien Indenture or the Third Lien Agreement are customary), and related Guarantees by the US Subsidiary Guarantors; provided that the Senior Subordinated-Lien Collateral Agent for such Senior Subordinated-Lien Indebtedness shall have executed and delivered (with a copy to the Administrative Agent), on its own behalf and on behalf of the obligees on such Senior Subordinated-Lien Indebtedness, an Accession Agreement under the Lien Subordination and

Intercreditor Agreement pursuant to which the obligations of Goodyear and the Subsidiaries in respect of such Senior Subordinated-Lien Indebtedness shall have become Designated Junior Obligations under the Lien Subordination and Intercreditor Agreement;

     (t) Securitization Transactions of Foreign Subsidiaries (other than those permitted by paragraphs (f), (g), (j), (l) and (r) of this Section) in an aggregate amount not greater than $15,000,000 outstanding at any time, including Securitization Transactions of the European J.V. and the J.V. Subsidiaries; and

     (u) other Indebtedness in an aggregate amount at any time outstanding not in excess of $50,000,000, of which no more than $25,000,000 may be Indebtedness of the European J.V. and the J.V. Subsidiaries.

          SECTION 6.02. Liens. Each of Goodyear and the European J.V. and each other Borrower will not, and will not permit any of its respective Consolidated Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof (other than sales of delinquent or doubtful receivables and other than any transaction excluded from the definition of “Securitization Transaction” under the proviso thereto), except:

     (a) Liens created under the Credit Facilities Documents or the Credit Documents;

     (b) Permitted Encumbrances;

     (c) any Lien on any property or asset of Goodyear or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of Goodyear or any Subsidiary and (ii) such Lien shall secure only those obligations which it secured on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

     (d) any Lien existing on any property or asset prior to the acquisition thereof by Goodyear or any Subsidiary or existing on any property or asset of any Person that shall have become a Subsidiary after the date hereof prior to the time such Person became a Subsidiary; provided that (i) such Lien secures Indebtedness permitted by clause (h) or (j) of Section 6.01, (ii) such Lien shall not have been created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (iii) such Lien shall not apply to any other property or assets of Goodyear or any Subsidiary and (iv) such Lien shall secure only those obligations which it shall have secured on the date of such acquisition or the date such Person shall have become a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

     (e) Liens on assets acquired, constructed or improved by Goodyear or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (h) or (j) of Section 6.01, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such assets and (iv) such Liens shall not apply to any other property or assets of Goodyear or any Subsidiary;

     (f) (i) Liens on assets of Foreign Subsidiaries securing Indebtedness incurred under Section 6.01(f) or in connection with Securitization Transactions of Foreign Subsidiaries permitted under Section 6.01(f), and (ii) in connection with Securitization Transactions permitted under Section 6.01(t); provided that no Lien described in clause (i) shall be permitted in respect of any asset of the European J.V. or any the J.V. Subsidiary other than Liens (A) on assets not constituting Collateral and (B) securing Indebtedness or in connection with Securitization Transactions of the European J.V. and the J.V. Subsidiaries in an aggregate principal amount not to exceed $10,000,000 for all J.V. Subsidiaries organized under the laws of Slovenia or $50,000,000 for the European J.V. and all the J.V. Subsidiaries taken together;

     (g) in connection with Securitization Transactions permitted under Section 6.01(g) and (r);

     (h) Liens in connection with Sale and Leaseback Transactions permitted by Section 6.03;

     (i) Liens on specific items of inventory or other goods (and proceeds thereof) securing obligations in respect of bankers’ acceptances issued for the account of Goodyear or a Subsidiary to facilitate the purchase, shipment or storage of such items of inventory or other goods;

     (j) Liens on specific items of inventory or other goods and related documentation (and proceeds thereof) securing reimbursement obligations in respect of trade letters of credit issued to ensure payment of the purchase price for such items of inventory or other goods;

     (k) any interest of a lessor in property subject to an operating lease;

     (l) Liens referred to in policies of title insurance with respect to Mortgaged Property (as defined in the First Lien Agreement) delivered to the Administrative Agent prior to the Effective Date;

     (m) Liens on assets constituting Collateral under the First Lien Agreement (other than any such Collateral constituting Indenture Properties (as defined in the First Lien Guarantee and Collateral Agreement) or “manufacturing facilities” (as defined in the Swiss Franc Note Agreement), including Liens on Goodyear’s headquarters facilities in Akron, Ohio, created under any Senior Subordinated-Lien Indebtedness Security Documents to secure any Senior Subordinated-Lien Indebtedness incurred under Section 6.01(s);

     (n) Liens on assets constituting Collateral under the First Lien Agreement securing Indebtedness incurred under Section 6.01(m) to refinance Indebtedness under the First Lien Agreement;

     (o) Liens on assets constituting Collateral under the Second Lien Agreement securing Indebtedness incurred under Section 6.01(m) to refinance the Indebtedness under the Second Lien Agreement;

     (p) other Liens on assets not constituting Collateral; provided that the aggregate amount of the Indebtedness and other obligations secured by such Liens shall at no time exceed $50,000,000, of which no more than $25,000,000 shall be Indebtedness of the European J.V. and the J.V. Subsidiaries.

          SECTION 6.03. Sale and Leaseback Transactions. Each of Goodyear and the European J.V. and each other Borrower will not, and will not permit any of its respective Consolidated Subsidiaries to, enter into or be party to any Sale and Leaseback Transaction other than (a) Sale and Leaseback Transactions existing on the date hereof and any replacement Sale and Leaseback Transactions that do not involve assets other than those subject to the Sale and Leaseback Transactions they replace and do not increase the Attributable Debt related thereto and (b) other Sale and Leaseback Transactions the aggregate outstanding Attributable Debt in respect of which does not exceed $125,000,000; provided that the aggregate outstanding Attributable Debt in respect of Sale and Leaseback Transactions of the European J.V. and the J.V. Subsidiaries pursuant to the foregoing clause (b) shall not exceed $50,000,000.

          SECTION 6.04. Fundamental Changes. (a) Each of Goodyear and the European J.V. and each other Borrower will not, and will not permit any of its respective Consolidated Subsidiaries to, merge into, amalgamate or consolidate with any other Person, or permit any other Person to merge into, amalgamate or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) assets (including capital stock of Subsidiaries) constituting all or substantially all the assets of Goodyear and its Consolidated Subsidiaries, taken as a whole, or all or substantially all the assets of the European J.V. and its Consolidated Subsidiaries, taken as a whole, or, in the case of Goodyear or any Borrower, liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary that is not a J.V. Loan Party may merge into Goodyear in a transaction in which Goodyear is the surviving corporation, (ii) any Subsidiary may merge into any other Subsidiary in a transaction in which the surviving entity is a Subsidiary; except that (A) no US Subsidiary may merge into a Foreign Subsidiary, (B) neither the European J.V. nor any J.V. Subsidiary may merge into a Subsidiary that is not the European J.V. or a J.V. Subsidiary (other than a merger of a J.V. Subsidiary into a Subsidiary that will become a J.V. Subsidiary upon the consummation of such merger) and (C) no J.V. Loan Party may merge into a Subsidiary that is not a J.V. Loan Party (other than a Subsidiary that will become a J.V. Loan Party upon the consummation of such merger), (iii) any sale of a Subsidiary made in accordance with Section 6.06 may be effected by a merger of such Subsidiary and (iv) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to Goodyear or to another Subsidiary; provided that any Investment that takes the form of a merger, amalgamation or consolidation (other than any merger, amalgamation or consolidation involving Goodyear) expressly permitted by Section 6.05 shall be permitted by this Section 6.04.

          SECTION 6.05. Investments, Loans, Advances and Guarantees. Each of Goodyear and the European J.V. and each other Borrower will not, and will not permit any of its respective Consolidated Subsidiaries to, purchase or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any capital stock, evidences of Indebtedness or securities (including any option, warrant or other right to acquire any of the foregoing) of, make any loans or advances to, make any Guarantee of any obligations of, or make any investment in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (each of the foregoing, an “Investment” in such Person), except:

     (a) Permitted Investments;

     (b) Investments by Goodyear and the Subsidiaries in Subsidiaries or Goodyear; provided that no Investment shall be made by any Credit Party in a Subsidiary that is not a Credit Party or by a J.V. Loan Party in Goodyear or a Subsidiary that is not a J.V. Loan Party pursuant to this clause (b) except Investments (A) to fund working capital needs of such Subsidiary, (B) to replace amounts available under credit facilities or other financings of such Subsidiary existing on the date hereof that shall have matured or shall have been terminated or reduced, (C) to cover losses from operations of such Subsidiary and (D) to provide funds for Capital Expenditures or acquisitions permitted to be made by such Subsidiary; provided further, that Equity Interests in the European J.V. or any J.V. Subsidiary may not be transferred to any Subsidiary that is not the European J.V. or a J.V. Subsidiary;

     (c) any Investment by a Credit Party in a Consolidated Subsidiary that is not a Credit Party in the form of a transfer of assets used in or directly relating to any manufacturing process (but excluding any cash or financial asset) from a jurisdiction having higher manufacturing costs to a jurisdiction having lower manufacturing costs; provided that (i) after giving effect to any such transfer or related series of transfers of assets having an aggregate book value in excess of $5,000,000, the aggregate book value of all assets subject to all such transfers involving assets having an aggregate book value in excess of $5,000,000 after the Effective Date shall not exceed $250,000,000 and (ii) after giving effect to any such transfer or related series of transfers of assets having an aggregate book value in excess of $5,000,000, the aggregate book value of all assets of the European J.V. and the J.V. Subsidiaries subject to all such transfers involving assets having an aggregate book value in excess of $5,000,000 from and after the Effective Date shall not exceed $100,000,000; and any Investment by Goodyear Dunlop Tires NA in a Consolidated Subsidiary;

     (d) Guarantees expressly permitted under Section 6.01;

     (e) the acquisition of any Equity Interest; provided that the aggregate consideration paid by Goodyear and the Subsidiaries in all such acquisitions (including Indebtedness assumed by Goodyear or any Subsidiary) shall not exceed $400,000,000 plus the aggregate amount of Equity Proceeds received after the Effective Date that shall not have been used (i) to make Capital Expenditures under clause (a)(ii) of Section 6.09 or (ii) to make other Investments under this clause (e); provided further that the aggregate consideration paid by the European J.V. and the J.V. Subsidiaries in all such acquisitions (including Indebtedness assumed by the European J.V. or any J.V. Subsidiary) shall not exceed $200,000,000 plus the aggregate amount of J.V. Equity Proceeds received after the Effective Date that shall not have been used to make other Investments of the European J.V. and the J.V. Subsidiaries under this clause (e);

     (f) Guarantees not permitted by any other clause of this Section 6.05 incurred in the ordinary course of business and consistent with past practices in an aggregate amount for all such Guarantees at any time outstanding not exceeding $50,000,000; provided that the aggregate amount of all such Guarantees by the European J.V. and the J.V. Subsidiaries shall not exceed $25,000,000 at any time outstanding;

     (g) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

     (h) Investments for consideration consisting solely of common stock of Goodyear;

     (i) Equity Interests and debt obligations obtained by Goodyear or any Subsidiary as consideration for any asset sale permitted under Section 6.06;

     (j) Investments in an aggregate amount not greater than $150,000,000 during the term of this Agreement in Persons in which Goodyear or any Subsidiary had an Equity Interest on the date hereof that are (A) required to be made as a result of the exercise by other holders of Equity Interests in such Persons of put options or (B) required to avoid dilution of Goodyear’s or such Subsidiary’s percentage ownership interest therein; provided that (A) the aggregate amount of all such Investments by the European J.V. and the J.V. Subsidiaries shall not exceed $35,000,000 and (B) each such Investment by the European J.V. or any J.V. Subsidiary shall be in a J.V. Subsidiary; (ii) Investments in an aggregate amount not greater than $150,000,000 during the term of this Agreement consisting of the purchase of Equity Interests in or any business unit owned by or comprising part of the Person specified on Schedule 6.05(j); provided that the European J.V. and the J.V. Subsidiaries shall not make any Investment under this clause (ii); and (iii) Investments in Subsidiaries in which Persons other than Goodyear or any Subsidiary have minority Equity Interests at the time such Investments are made consisting of purchases of such minority interests in an aggregate amount not greater than $100,000,000 during the term of this Agreement; provided that (A) the aggregate amount of all such Investments by the European J.V. and the J.V. Subsidiaries shall not exceed $50,000,000 and (B) each such Investment by the European J.V. or any J.V. Subsidiary shall be in a J.V. Subsidiary;

     (k) any Investment that (i) is included in Capital Expenditures for the period during which such Investment is made and that is permitted under Section 6.09 or (ii) consists of the acquisition of all the Equity Interests in a Person (other than such portion of the Equity Interests in any Foreign Subsidiary as may be required by local law to be or pursuant to local market practice is customarily owned by a Person other than Goodyear or a Subsidiary) not less than 90% of the assets of which are capital assets and that is permitted under Section 6.09 (the amount of the Capital Expenditure in respect thereof for purposes of determining compliance with Section 6.09 being deemed to be the consideration paid in respect of such acquisition plus the aggregate amount of the Indebtedness of such Person outstanding immediately after such acquisition);

     (l) Investments in Tire & Wheel Assemblies, Inc. in an aggregate amount at any time outstanding not greater than $50,000,000; provided that the European J.V. and the J.V. Subsidiaries shall not make any Investment under this clause (l);

     (m) loans and advances to officers and employees of Goodyear and its Subsidiaries in the ordinary course of business;

     (n) Investments in prepaid expenses in the ordinary course of business or in respect of required pension fund contributions;

     (o) negotiable instruments held for collection and lease, utility, workers’ compensation, performance and other similar deposits in the ordinary course of business;

     (p) Investments in any Subsidiary that engages in no activities other than those related to a Securitization Transaction in order to capitalize such Subsidiary at a level customary for a securitization vehicle in such a transaction;

     (q) Investments constituting loans or advances by the European J.V. or any J.V. Subsidiary to Goodyear or any of its Subsidiaries (other than the

European J.V., and the J.V. Subsidiaries) as part of cash management consistent with past practices in an aggregate amount for all such Investments at any time outstanding not exceeding $75,000,000;

     (r) Investments of the proceeds of any Securitization Transaction under Section 6.01(r) in South Pacific Tyres; and

     (s) Investments not permitted by any other clause of this Section in an aggregate amount at any time outstanding not greater than $50,000,000; provided that the aggregate amount of all such Investments by the European J.V. and the J.V. Subsidiaries shall not exceed $25,000,000;

          SECTION 6.06. Asset Dispositions. Each of Goodyear and the European J.V. and each other Borrower will not, and will not permit any of its respective Consolidated Subsidiaries to, sell, transfer or otherwise dispose of, including by means of any lease or license that is in effect a disposition (each, a “Sale”, which term shall include any transfer designated by the Borrower as a Sale under Section 12.13(e) of the Guarantee and Collateral Agreement) of any asset, including any Equity Interest, owned by it, nor will Goodyear or the European J.V. or any other Borrower permit any of its respective Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

     (a) Sales in the ordinary course of business of inventory and worn out or surplus equipment and Permitted Investments, and Sales in the ordinary course of business and consistent with past practices of assets other than property, plant, Investments in Subsidiaries and Intellectual Property; provided that licensing of Intellectual Property in the ordinary course of business and consistent with past practices shall be permitted;

     (b) Sales to Goodyear or a Subsidiary; provided that any such sale, transfer or disposition by a Credit Party to a Subsidiary that is not a Credit Party or by a J.V. Loan Party to a Subsidiary that is not a J.V. Loan Party shall be made in compliance with Section 6.05;

     (c) Sales of accounts receivable or interests therein in Securitization Transactions permitted under Sections 6.01(f), (g), (j), (l), (r) and (t) or in transactions excluded from the definition of “Securitization Transaction” under the proviso thereto;

     (d) Sales of assets in Sale and Leaseback Transactions permitted under Section 6.03;

     (e) (i) Sales of any Equity Interests in any Person that is not a Subsidiary and (ii) Sales, for tax planning or other business purposes, consistent with Goodyear’s past practices, of any Equity Interests in Foreign Subsidiaries to any Foreign Subsidiary whose Equity Interests have been pledged under any of the Security Documents; provided in the case of any Sale under this clause (ii) that the Collateral Agent is hereby authorized and directed to release any security interest under any Security Document in any Equity Interest subject to such Sale if (A) the seller thereof is Goodyear or a US Subsidiary and such release is required in order to obtain the desired amount of consideration from such Sale or (B) after giving effect to such Sale the aggregate fair value of all Equity Interests subject to Sales under this clause (ii), other than those referred to in clause (A), when taken together with all Sales under clause (i)(1)(B) below, shall not (1) in the case of Sales by the European J.V. and the J.V. Subsidiaries, exceed $50,000,000, and (2) for all such Sales, exceed $100,000,000;

     (f) Sales to Persons other than Goodyear or any Subsidiary of assets listed on Schedule 6.06; provided that (i) at least 50% of the consideration received in each such Sale of the assets listed on Part I of Schedule 6.06 shall consist of cash, (ii) at least 75% of the consideration received in each such Sale listed on Part II of Schedule 6.06 shall consist of cash, and (iii) the Sale listed on Part III of Schedule 6.06 shall be effected in a manner substantially consistent with one of the transactions in respect thereof described on Part III;

     (g) Sales to the extent the aggregate value of the consideration received in any such Sale or series of related Sales does not exceed $10,000,000;

     (h) Investments expressly permitted by Section 6.05; and

     (i) Sales (other than Sales of accounts receivable or inventory that are not sold in connection with the Sale of a business or line of business) that are not permitted by any other clause of this Section 6.06; provided that (1) the aggregate consideration received in respect of all such Sales in reliance upon this clause (i) shall not exceed (A) $600,000,000 in the aggregate or (B) when taken together with all Sales under clause (e)(ii)(B) above, $100,000,000 in the aggregate with respect to (x) Sales of Equity Interests in Foreign Subsidiaries pledged pursuant to the Security Documents under the First Lien Agreement and (y) Sales of all or substantially all of the assets of Foreign Subsidiaries whose Equity Interests have been pledged pursuant to the Security Documents under the First Lien Agreement, or (C) when taken together with all Sales under clause (e)(ii)(B) above, $50,000,000 in the aggregate with respect to (x) Sales of Equity Interests in Foreign Subsidiaries pledged pursuant to the Security Documents and (y) Sales of all or substantially all of the assets of Foreign Subsidiaries whose Equity Interests have been pledged pursuant to the Security Documents, (2) the aggregate consideration received in respect of all such Sales by the European J.V. and the J.V. Subsidiaries shall not exceed $250,000,000 in the aggregate, (3) all Sales permitted pursuant to this clause (i) shall be made for fair value, as reasonably determined by Goodyear, and (4) except with respect to $100,000,000 (determined net of any cash or Cash Equivalents subsequently realized on the Sale, or the repayment of any portion of non-cash consideration received in connection with a Sale that represented non-cash consideration in excess of 25% of the total consideration received in such Sale) of consideration (of which no more than $50,000,000 shall be in respect of Sales by the European J.V. or the J.V. Subsidiaries) for all such Sales in the aggregate, at least 75% of the consideration received in each such Sale shall consist of cash.

          SECTION 6.07. Restricted Payments. (a) Each of Goodyear and the European J.V. and each other Borrower will not, and will not permit any of its respective Consolidated Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (i) Goodyear may declare and pay dividends payable solely in additional shares of its common stock, (ii) so long as no Event of Default shall exist, Goodyear may declare and pay cash dividends and other regularly scheduled distributions on shares of its Permitted Preferred Stock, (iii) the European J.V. may declare and pay cash dividends ratably with respect to its Equity Interests in an aggregate amount not to exceed 100% of cumulative Consolidated Net Income of the European J.V. after January 1, 2003, (iv) Subsidiaries (other than the European J.V.) may make Restricted Payments with respect to their Equity Interests so long as such Restricted Payments are made ratably or on a basis more favorable to Goodyear and its Affiliates than ratably, (v) Goodyear may make Restricted Payments pursuant to and in accordance with stock option or rights plans or other benefit plans for management, employees, directors or consultants of Goodyear or any Subsidiary, (vi) Goodyear and its Subsidiaries may make Investments in Subsidiaries expressly permitted by Section 6.05(b), Section 6.05(e) or Section 6.05(s) and Investments expressly permitted under Section 6.05(j), (vii) Goodyear may declare, so long as no Event of Default shall exist, and pay previously declared, cash dividends on its common stock in an aggregate amount during any fiscal year not to exceed $10,000,000 and (viii) Goodyear may during any Dividend Availability Period declare, so long as no Event of Default shall exist, and pay previously declared, cash dividends on its common stock in an aggregate amount during any fiscal year not to exceed $50,000,000.

          (b) Each of Goodyear and the European J.V. and each other Borrower will not, nor will it permit any of its respective Consolidated Subsidiaries to, make or agree to make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property), except payments or distributions made in common stock of Goodyear to any Person other than Goodyear or a Subsidiary in respect of principal of or interest on any Indebtedness the maturity of which is one year or more thereafter, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancelation or termination of any Indebtedness of Goodyear or any Subsidiary the maturity of which is one year or more thereafter, except:

     (i) payments and prepayments under this Agreement (ratably in accordance with the Commitments or Term Loans of the Lenders) and the other Credit Facilities Agreements;

     (ii) regularly scheduled and other mandatory interest and principal payments (including pursuant to sinking fund requirements) as and when due in respect of any Indebtedness;

     (iii) refinancings of Indebtedness to the extent permitted by Section 6.01(m), including the payment of customary fees, costs and expenses in connection therewith, and including additional cash payments in an aggregate amount for all such refinancings not to exceed, in the case of any refinancing, 5% of the principal amount being refinanced;

     (iv) the payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

     (v) if no Event of Default shall exist or would exist after giving effect thereto, repurchases, repayments or prepayments of Designated Debt;

     (vi) if no Event of Default shall exist or would exist after giving effect thereto, repurchases, repayments or prepayments of Indebtedness of Foreign Subsidiaries in an aggregate amount not greater than $100,000,000 during the term of this Agreement, of which no more than $75,000,000 may be Indebtedness of the European J.V. and the J.V. Subsidiaries; and

     (vii) if no Event of Default shall exist, other repurchases, repayments or prepayments of Indebtedness in an aggregate amount not greater than $25,000,000 in any calendar year.

          SECTION 6.08. Transactions with Affiliates. The European J.V. will not, nor will it permit any J.V. Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are consistent with past practices or are at prices and on terms and conditions no less favorable to the European J.V. or such J.V. Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties in the reasonable judgment of the European J.V., (b) transactions between or among the European J.V. and the J.V. Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.07.

          SECTION 6.09. Capital Expenditures. (a) Goodyear and the Subsidiaries will not make Capital Expenditures in any fiscal year in an amount greater than the sum of (i) $700,000,000; provided that to the extent that Capital Expenditures in any fiscal year are less than $700,000,000 plus any additional amount carried forward to such fiscal year pursuant to this proviso, such unused amount may be carried forward to the following fiscal year, plus (ii) the aggregate amount of Equity Proceeds received after the Effective Date that shall not have been used (A) to make Capital Expenditures under this clause (iii) or (B) to make Investments under Section 6.05(e).

          (b) The European J.V. and the J.V. Subsidiaries will not make Capital Expenditures in any fiscal year in an amount greater than (i) in fiscal year 2005, $200,000,000, (ii) in fiscal year 2006, $250,000,000 and (iii) in each year thereafter, $300,000,000; provided that to the extent that Capital Expenditures in any fiscal year are less than the amount specified in clause (i), (ii) or (iii), as applicable, plus any additional amount carried forward to such fiscal year pursuant to this proviso, such unused amount may be carried forward to the following fiscal year.

          SECTION 6.10. Interest Expense Coverage Ratio. Goodyear will not permit the ratio of (a) Consolidated EBITDA of Goodyear and its Consolidated Subsidiaries to (b) Consolidated Interest Expense of Goodyear and its Consolidated Subsidiaries for any period of four consecutive fiscal quarters to be less than 2.00 to 1.00.

          SECTION 6.11. European J.V. Leverage Ratio. The European J.V. will not permit the ratio at the end of any fiscal quarter of (a) Consolidated Net J.V. Indebtedness at such date to (b) Consolidated European J.V. EBITDA for the period of four consecutive fiscal quarters ended at such date, to be greater than 2.75 to 1.00.

          SECTION 6.12. Senior Secured Indebtedness Ratio. Goodyear will not permit the ratio at the end of any fiscal quarter of (a) Consolidated Net Secured Indebtedness of Goodyear and its Consolidated Subsidiaries at such date to (b) Consolidated EBITDA of Goodyear and its Consolidated Subsidiaries for the period of four consecutive fiscal quarters ended at such date, to be greater than 3.50 to 1.00.

          SECTION 6.13. Sumitomo Ownership. Goodyear will not enter into any agreement, or agree to amend, modify or waive any existing agreement, between it and Sumitomo Rubber Industries or any organizational document of the European J.V., if the effect thereof is to permit Sumitomo Rubber Industries to sell, transfer or otherwise dispose of any of the issued and outstanding capital stock of the European J.V. owned by Sumitomo Rubber Industries to any Person other than Goodyear or a Wholly Owned Subsidiary of Goodyear

          SECTION 6.14. German Subsidiary Matters. Notwithstanding any provision to the contrary contained in this Agreement, Goodyear and the Borrowers shall comply with the following provisions and cause their Subsidiaries to so comply:

          (a) Each of RVM Reifen Vertriebsmanagement GmbH (“RVM”) and each other general partner in a KG Grantor that is organized as a GmbH under German law (collectively, the “KG General Partners”) shall not make any advance to, or otherwise hold any Indebtedness of, any of its Affiliates, other than advances to, or Indebtedness of, any of its Subsidiaries or any KG in which it is a general partner; provided that this restriction shall not apply with respect to any advance or Indebtedness if there is a change in applicable law or the interpretation thereof and Goodyear shall have delivered a legal opinion in form and substance reasonably satisfactory to the Administrative Agent to the effect that the claims against the recipients or borrowers of such advance or Indebtedness may be taken into account in the calculation of Net Assets provided in Section 3.03(d) of the Guarantee and Collateral Agreement; provided further that in such event, the provisions of such Section 3.03(d) shall be amended to provide that such advance or Indebtedness will be taken into account in such calculation and the Lenders hereby authorize the Agents and the Agents hereby agree to amend such Section 3.03(d) to effect such result.

          (b) None of Goodyear, the European J.V. or the other Borrowers shall cause to occur, or permit any Subsidiary to cause to occur, any Dilutive Act (i) at any time prior to January 1, 2008, (ii) at any time when any Event of Default shall have occurred and be continuing under clause (a), (b), (h), (i), (l) or (m) of Section 7.01 or as a result of a breach of Section 5.06, 6.10, 6.11 or 6.12, or (iii) if after giving effect to such Dilutive Act the aggregate PP&E of all KG Grantors at the time of such Dilutive Act shall be less than 80% of the aggregate PP&E of all KG Grantors as of December 31, 2004.

     (i) “Dilutive Act” means (A) any contribution, Sale or other transfer of PP&E of any KG Grantor (other than to another KG Grantor), other than the sale in the ordinary course of business of worn out or surplus PP&E and (B) any change of legal form, merger, consolidation or amalgamation involving, or any Sale of all or substantially all the assets of, any KG Grantor in which the surviving company or transferee is not a KG Grantor.

     (ii) “KG Grantor” means each of Fulda Reifen GmbH & Co. KG, M-Plus Multimarkenmanagement & GmbH & Co. KG, GD Handelssysteme GmbH & Co. KG, Goodyear KG or Dunlop KG, and any other Grantor organized as a KG.

     (iii) “PP&E” means property, plant & equipment.

     (iv) Actions required to be taken in order to comply with applicable law shall not constitute voluntary acts and shall not violate this Section 6.14 unless Goodyear, the European J.V. or any Borrower shall have voluntarily taken actions with knowledge that such actions would give rise to requirements of law, the compliance with which would cause a breach of this Section 6.14.

     (v) The European J.V. shall deliver to the Administrative Agent not later than the time that audited financial statements of GTDG are delivered pursuant to Section 5.01(h), a computation in detail reasonably satisfactory to the Administrative Agent of the PP&E as of December 31, 2004, of each of the KGs.

ARTICLE VII

Events of Default and CAM Exchange

          SECTION 7.01. Event of Default. If any of the following events (“Events of Default”) shall occur:

     (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

     (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or any other Credit Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of (i) in the case of fees and interest payable under Sections 2.12 and 2.13, respectively, five Business Days, and (ii) in the case of any other fees, interest or other amounts (other than those referred to in paragraph (a) above), five Business Days after the earlier of (A) the day on which a Financial Officer of Goodyear or the European J.V. first obtains knowledge of such failure and (B) the day on which written notice of such failure shall have been given to the European J.V. by the Administrative Agent or any Lender or Issuing Bank;

     (c) any representation or warranty made or deemed made by or on behalf of Goodyear or the European J.V. or any other Borrower or any J.V. Loan Party in any Credit Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made in any respect material to the rights or interests of the Lenders under the Credit Documents;

     (d) Goodyear or the European J.V. or any other Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(a) (solely with respect to the European J.V.’s fiscal year ended December 31, 2004), 5.02, 5.03 (with respect to any Borrower’s existence) or 5.08 or in Article VI;

     (e) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in any Credit Document (other than those specified in clauses (a), (b) and (d) of this Section), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the European J.V. (which notice will be given at the request of any Lender); provided, that the failure of any Credit Party to perform any covenant, condition or agreement made in any Credit Document (other than this Agreement (except the agreements under Section 5.01(f)) shall not constitute an Event of Default unless such failure shall be (i) wilful or (ii) material to the rights or interests of the Lenders under the Credit Documents;

     (f) Goodyear or any Consolidated Subsidiary of Goodyear shall fail to make any payment of principal in respect of any Material Indebtedness at the scheduled due date thereof and such failure shall continue beyond any applicable grace period, or any event or condition occurs that results in any Material Indebtedness (other than any Securitization Transaction existing on March 31, 2003) becoming due or being required to be prepaid, repurchased, redeemed, defeased or terminated prior to its scheduled maturity (other than, in the case of any Securitization Transaction, any event or condition not caused by an act or omission of Goodyear or any Subsidiary, if Goodyear shall furnish to the Administrative Agent a certificate to the effect that after the termination of such Securitization Transaction Goodyear and the Subsidiaries that are a party thereto have sufficient liquidity to operate their businesses in the ordinary course); provided that this clause (f) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness in accordance with the terms and conditions of this Agreement or (ii) Material Indebtedness of any Foreign Subsidiary if Goodyear is unable, due to applicable law restricting Investments in such Foreign Subsidiary, to make an Investment in such Foreign Subsidiary to fund the payment of such Material Indebtedness;

     (g) any event or condition occurs that continues beyond any applicable grace period and enables or permits the holder or holders of any Material Indebtedness (other than any Securitization Transaction existing on March 31, 2003) or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption, defeasance or termination thereof, prior to its scheduled maturity; provided that (i) no Event of Default shall occur under this paragraph (g) as a result of any event or condition relating to the First Lien Agreement or any Securitization Transaction, other than any default in the payment of principal or interest thereunder that does not result from a change in borrowing base eligibility criteria or reserves made by the administrative agent thereunder as to which there is good faith disagreement and (ii) this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness in accordance with the terms and conditions of this Agreement or (ii) Material Indebtedness of any Foreign Subsidiary if Goodyear is unable, due to applicable law restricting Investments in such Foreign Subsidiary, to make an Investment in such Foreign Subsidiary to fund the payment of such Material Indebtedness;

     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, bankruptcy, moratorium, suspension of payment or other relief in respect of Goodyear, any Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee in bankruptcy, custodian, sequestrator, conservator or similar official for Goodyear, any Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (i) Goodyear, any Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, bankruptcy, moratorium, suspension of payment or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee in bankruptcy, custodian, sequestrator, conservator or similar official for Goodyear, any Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) make a general assignment for the benefit of creditors or (v) take any action for the purpose of effecting any of the foregoing;

     (j) Goodyear, any Borrower or any Material Subsidiary shall admit in writing its inability or fail generally to pay its debts as they become due;

     (k) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would be materially likely to result in a Material Adverse Change;

     (l) Liens created under the Security Documents shall not be valid and perfected Liens on a material portion of the Collateral;

     (m) any Guarantee of the Obligations under the Guarantee and Collateral Agreement shall fail to be a valid, binding and enforceable Guarantee of one or more Subsidiary Guarantors where such failure would constitute or be materially likely to result in a Material Adverse Change; or

     (n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Majority Lenders shall, by notice to the European J.V., take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments and each LC Commitment shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the European J.V. and the other Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Goodyear and each Borrower and (iii) demand cash collateral with respect to any Letter of Credit pursuant to Section 2.04(j) (it being agreed that such demand will be deemed to have been made with respect to all Letters of Credit if any Loans are declared to be due and payable as provided in the preceding clause (ii)); and in case of any event with respect to any Borrower described in clause (h) or (i) of this Section, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, and the Borrowers’ obligation to provide cash collateral for Letters of Credit shall become effective, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Goodyear and each Borrower.

          SECTION 7.02. CAM Exchange. On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Section 7.01, (ii) each ABT Lender shall immediately be deemed to have acquired (and shall promptly make payment therefor to the Administrative Agent in accordance with Section 2.05(c)) participations in the Swingline Loans in an amount equal to such Lender’s ABT Percentage of each such Swingline Loan outstanding on such date, (iii) simultaneously with the automatic conversions pursuant to clause (iv) below, the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations under each Class of Loans and in respect of the LC Exposures and the Swingline Exposures such that, in lieu of the interests of each Lender in the Designated Obligations under each Class of Loans and in respect of the LC Exposures and the Swingline Exposures in which it shall participate as of such date (including the principal, interest and fee obligations of each Borrower in respect of the Loans and LC Disbursements within each such Class), such Lender shall own an interest equal to such Lender’s CAM Percentage in the Designated Obligations under each Class of Loans and in respect of the LC Exposures and the Swingline Exposures (including the principal, interest and fee obligations of each Borrower in respect of the Loans and LC Disbursements within each such Class), and (iv) simultaneously with the deemed exchange of interests pursuant to clause (iii) above, the interests in the Loans to be received in such deemed exchange shall, automatically and with no further action required, be converted into the Euro Equivalent, determined using the Exchange Rate calculated as of such date, of such amount and on and after such date all amounts accruing and owed to the Lenders in respect of the Designated Obligations shall accrue and be payable in Euro at the rates otherwise applicable hereunder. Each Lender, each Person acquiring a participation from any Lender as contemplated by Section 9.04, Goodyear and each Borrower hereby consents and agrees to the CAM Exchange. After the CAM Exchange Date, Goodyear, each Borrower, each Issuing Bank and each Lender agrees from time to time to execute and deliver to the Agents all such promissory notes and other instruments and documents as the Agents shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of Goodyear, any Borrower or any Issuing Bank to execute or deliver or of any Issuing Bank or Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange. As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Credit Document in respect of the Designated Obligations, and each distribution made by the Administrative Agent pursuant to any Security Document in respect of the Designated Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender on or after the CAM Exchange Date, including by way of set-off, in respect of a Designated Obligation shall be paid over to the Administrative Agent for distribution to the Lenders in accordance herewith.

     SECTION 7.03. Letters of Credit. (a) In the event that on the CAM Exchange Date any Letter of Credit shall be outstanding and undrawn in whole or in part, or any LC Disbursement shall not have been reimbursed by the applicable Borrower or with the proceeds of a Borrowing, each ABT Lender shall promptly pay over to the Administrative Agent, in immediately available funds, an amount in Euro equal to such

Lender’s ABT Percentage of the Euro Equivalent of such Lender’s participation in the undrawn face amount of each Letter of Credit and (to the extent it has not already done so) such Lender’s participation in such unreimbursed LC Disbursement, as applicable, together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the Administrative Agent at the rate that would be applicable at the time to an unreimbursed LC Disbursement. The Administrative Agent shall establish a separate account (each, a “Reserve Account”) or accounts for each Lender for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence. The Administrative Agent shall deposit in each Lender’s Reserve Account such Lender’s CAM Percentage of the amounts received from the ABT Lenders as provided above. For the purposes of this paragraph, the Euro Equivalent of each Lender’s participation in each Letter of Credit shall be the amount in Euros determined by the Administrative Agent to be required in order for the Administrative Agent to purchase currency in the currency in which such Letter of Credit is denominated in an amount sufficient to enable it to deposit the actual amount of such participation in such undrawn Letter of Credit in such currency in such Lender’s Reserve Account. The Administrative Agent shall have sole dominion and control over each Reserve Account for the benefit of the Issuing Banks, and the amounts deposited in each Reserve Account shall be held in such Reserve Account until withdrawn as provided in paragraph (b), (c), (d) or (e) below. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Lender’s CAM Percentage. The amounts held in each Lender’s Reserve Account shall be held as a reserve against the LC Exposures, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against any Credit Party and shall not give rise to any obligation on the part of any Borrower to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Section 2.04.

          (b) In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit, the Administrative Agent shall, at the request of the applicable Issuing Bank, withdraw from the Reserve Account of each Lender any amounts, up to the amount of such Lender’s CAM Percentage of such drawing or payment, deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to such Issuing Bank in satisfaction of the reimbursement obligations of the Lenders under Section 2.05(d) (but not of the applicable Borrower under Section 2.05(e)). In the event that any Lender shall default on its obligation to pay over any amount to the Administrative Agent as provided in this Section 7.03, the applicable Issuing Bank shall have a claim against such Lender to the same extent as if such Lender had defaulted on its obligations under Section 2.05(d), but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the applicable Borrower’s reimbursement obligations pursuant to Section 7.02. Each other Lender shall have a claim against such defaulting Lender for any damages sustained by it as a result of such default, including, in the event that such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

          (c) In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, the Administrative Agent shall withdraw from the Reserve Account of each Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.

          (d) With the prior written approval of each applicable Issuing Bank (not to be unreasonably withheld), any Lender may withdraw the amount held in its Reserve Account in respect of the undrawn amount of any Letter of Credit. Any Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the Administrative Agent, in the currency in which such drawing is denominated, for the account of the applicable Issuing Bank, on demand, its CAM Percentage of such drawing or payment.

          (e) Pending the withdrawal by any Lender of any amounts from its Reserve Account as contemplated by the above paragraphs, the Administrative Agent will, at the direction of such Lender and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Permitted Investments. Each Lender that has not withdrawn its amounts in its Reserve Account as provided in paragraph (d) above shall have the right, at intervals reasonably specified by the Administrative Agent, to withdraw the earnings on investments so made by the Administrative Agent with amounts in its Reserve Account and to retain such earnings for its own account.

ARTICLE VIII

The Agents

          Each of the Lenders and Issuing Banks hereby irrevocably appoints the Agents as its agents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms hereof and of the other Credit Documents, together with such actions and powers as are reasonably incidental thereto.

          The bank or banks serving as the Agents hereunder shall have the same rights and powers in their capacity as Lenders or Issuing Banks as any other Lender or Issuing Bank and may exercise the same as though they were not Agents, and such bank or banks and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Goodyear or any Subsidiary or other Affiliate thereof as if they were not Agents hereunder.

          The Agents shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing (a) the Agents shall not (save as expressly set out in any Credit Document) be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agents are required to exercise in writing by the Majority Lenders, and

(c) except as expressly set forth herein, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information communicated to the Agents by or relating to Goodyear or any Subsidiary. The Agents shall not be liable for any action taken or not taken by them with the consent or at the request of the Majority Lenders or the Lenders, as the case may be, or in the absence of their own gross negligence or wilful misconduct. In addition, the Agents shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agents by Goodyear, the European J.V. or a Lender or Issuing Bank, and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Agents.

          The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by them to be genuine and to have been signed or sent by the proper Person. The Agents also may rely upon any statement made to them orally or by telephone and believed by them to be made by the proper Person, and shall not incur any liability for relying thereon. The Agents may consult with legal counsel (who may be counsel for Goodyear or the European J.V.), independent accountants and other experts selected by them with reasonable care, and shall not be liable for any action taken or not taken by them in accordance with the advice of any such counsel, accountants or experts.

          The Agents may perform any and all their duties and exercise their rights and powers by or through any one or more sub-agents appointed by the Agents. The Agents and any such sub-agent may perform any and all their duties and exercise their rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Agents and any such sub-agent.

          Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the European J.V. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor with the European J.V.’s written consent (which shall not be unreasonably withheld or delayed and shall not be required from the European J.V. if an Event of Default has occurred and is continuing). If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, with the European J.V.’s written consent (which shall not be unreasonably withheld or delayed and shall not be required if an Event of Default has occurred and is continuing), appoint a successor Agent which shall be a bank or an

Affiliate thereof, in each case with a net worth of at least $1,000,000,000 and an office in New York, New York. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Agents or any other Lender or Issuing Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Agents or any other Lender or Issuing Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

          Notwithstanding any other provision contained herein, each Lender and each Issuing Bank (a) acknowledges that the Administrative Agent is not acting as an agent of Goodyear or any Borrower and that neither Goodyear nor any Borrower will be responsible for acts or failures to act on the part of the Administrative Agent and (b) exempts each Agent from the restrictions set forth in Section 181 of the German Civil Code (Burgerliches Gesetzbuch).

          Without prejudice to the provisions of this Article VIII, each Lender and Issuing Bank hereby irrevocably appoints and authorizes the Collateral Agent (and any successor acting as Collateral Agent) to act as the person holding the power of attorney (in such capacity, the “fondé de pouvoir”) of the Lenders and Issuing Banks as contemplated under Article 2692 of the Civil Code of Quebec, and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties which are conferred upon the fondé de pouvoir under any hypothec. Moreover, without prejudice to such appointment and authorization to act as the person holding the power of attorney as aforesaid, each Lender and Issuing Bank hereby irrevocably appoints and authorizes the Collateral Agent (and any successor acting as Collateral Agent) (in such capacity, the “Custodian”) to act as agent and custodian for and on behalf of the Lenders and the Issuing Banks to hold and to be the sole registered holder of any debenture which may be issued under any hypothec, the whole notwithstanding Section 32 of the Act respecting the special powers of legal persons (Quebec) or any other applicable law. In this respect, (i) the Custodian shall keep a record indicating the names and addresses of, and the pro rata portion of the obligations and indebtedness secured by any pledge of any such debenture and owing to each Lender and Issuing Bank, and (ii) each Lender and Issuing Bank will be entitled to the benefits of any charged property covered by any hypothec and will participate in the proceeds of realization of any such charged property, the whole in accordance with the terms hereof.

          Each of the fondé de pouvoir and the Custodian shall (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to fondé de pouvoir and the Custodian (as applicable) with respect to the charged property under any hypothec, any debenture or pledge thereof relating to any hypothec, applicable laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Collateral Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders or the Issuing Banks, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec, any debenture or pledge thereof relating to any hypothec, applicable laws or otherwise and on such terms and conditions as it may determine from time to time. Any person who becomes a Lender or an Issuing Bank shall be deemed to have consented to and confirmed: (y) the fondé de pouvoir as the person holding the power of attorney as aforesaid and to have ratified, as of the date it becomes a Lender or Issuing Bank, all actions taken by the fondé de pouvoir in such capacity, (z) the Custodian as the agent and custodian as aforesaid and to have ratified, as of the date it becomes a Lender or Issuing Bank, all actions taken by the Custodian in such capacity.

ARTICLE IX

Miscellaneous

          SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:

     (i) if to Goodyear, to it at 1144 East Market Street, Akron, Ohio, 44316-0001, Attention of the Treasurer (Telecopy No. (330) 796-1021 or (330) 796-8836);

     (ii) if to the European J.V., to it, or if to any other Borrower to it in care of the European J.V., in each case at Park Lane Cullinganlaan 2A, 1831 Diegem, Belgium, Attention of Chief Financial Officer (Telecopy No. (32)-276-11873), in each case with a copy to Goodyear as described in clause (i) above and with a copy to Goodyear Finance Holding, avenue Gordon Smith, L-7750 Colmar-Berg, Luxembourg, Attention: European Treasury (Telecopy No. 00352 8199 2330);

     (iii) if to the Administrative Agent, to J.P. Morgan Europe Limited, 125 London Wall, London EC2Y 5AJ, Attention of the Manager (Telecopy No. 00-44-20-7777-2360), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, NY 10017, Attention of Robert Kellas (Telecopy No. (212) 270-5100);

     (iv) if to JPMCB, as Issuing Bank, to it at JPMorgan Chase Bank, N.A., London, Chaseside-Dorset Building, Floor 1, Bournemouth BH77DA, United

Kingdom, Attention of Global Trade Solutions (365/B) (Telecopy No. 44-120-2343730), with a copy to J.P. Morgan Europe Limited, 125 London Wall, London EC2Y 5AJ, Attention of the Manager (Telecopy No. 00-44-20-7777-2360);

     (v) if to JPMCB, as Swingline Lender, to it at JPMorgan Chase Bank, N.A., London, 125 London Wall, London EC2Y 5AJ, Attention of European Loans (Telecopy No. 00-1-713-750-2129), with a copy to J.P. Morgan Europe Limited, 125 London Wall, London EC2Y 5AJ, Attention of the Manager (Telecopy No. 00-44-20-7777-2360);

     (vi) if to BNP, as Issuing Bank, to it at 919 Third Avenue, Third Floor, New York, NY 10022, Attention of Trade Finance Services (Telecopy No. (212) 471-6996); and

     (vii) if to a Lender, to it at its address (or telecopy number or e-mail address) set forth in Schedule 2.01 or its Administrative Questionnaire.

          (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent, Goodyear, the European J.V. or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

          (c) Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02. Waivers; Amendments. (a) No failure or delay by any of the Agents, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Goodyear, the European J.V. or any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuing of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Issuing Bank or any Lender may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Credit Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Goodyear, the Borrowers and the Majority Lenders or, in the case of any other Credit Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent or the Collateral Agent and the Credit Party or Credit Parties that are parties thereto, in each case with the consent of the Majority Lenders (except, in the case of any Security Document, as provided in the next sentence or in the last paragraph of Section 9.14); provided that no such agreement shall (i) increase the Commitment of any Lender or extend the expiration date of the Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive all or part of the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fee payable hereunder, without the prior written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or the required date of reimbursement of any LC Disbursement, or date for the payment of any interest on any Loan or any fee, or reduce the amount of, waive or excuse any such payment, without the prior written consent of each Lender adversely affected thereby, (iv) release all or substantially all the Credit Parties from their Guarantees under the Guarantee and Collateral Agreement, or release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender, (v) release any Credit Party from its Guarantee under the Guarantee and Collateral Agreement, or release any material Collateral from the Liens of the Security Documents, without the written consent of Lenders having aggregate Revolving Credit Exposures, Term Loans and unused Commitments representing at least a 66-2/3% of the sum of the total Revolving Credit Exposures, Term Loans and unused Commitments at such time, (vi) change any provision of the Guarantee and Collateral Agreement or any other Security Document to alter the amount or allocation of any payment to be made to the Secured Parties without the consent of each adversely affected Lender, (vii) change Section 2.15 in a manner that would alter the pro rata sharing of any payment without the written consent of each Lender adversely affected thereby, (viii) change any of the provisions of this Section or the definition of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (ix) change any provision of any Credit Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently from those holding Loans of the other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of the affected Class; provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent or Issuing Bank or the Swingline Lender under any Credit Document, or any provision of any Credit Document providing for payments by or to the Administrative Agent, any Issuing Bank or the Swingline Lender (or, in the case of any Issuing Bank, any provision of Section 2.04 affecting such Issuing Bank or any provision relating to the purchase of participations in Letters of Credit, or, in the case of the Swingline Lender, any provision of Section 2.05 affecting the Swingline Lender or any provision relating to the purchase of participations in Swingline Loans), in each case without the prior written consent of such Agent or Issuing Bank or the Swingline Lender, as the case may be. Notwithstanding the foregoing, so long as the rights or interests of any Lender shall not be adversely affected in any material respect, the Guarantee and Collateral Agreement or any other Security Document may be amended without the consent of the Majority Lenders (A) to cure any ambiguity, omission, defect or inconsistency, or (B) to provide for the addition of any assets or classes of assets to the Collateral. Any amendment, modification or waiver or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the ABT Lenders (but not the GDTG Lenders or Term Lenders), the GDTG Lenders (but not the ABT Lenders or the Term Lenders) or the Term Lenders (but not the ABT Lenders or the GDTG Lenders) may be effected by an agreement or agreements in writing entered into by Goodyear, the Borrowers and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Goodyear, the Borrowers, the Administrative Agent (and, if their rights or obligations are affected thereby or if their consent would be required under the preceding provisions of this paragraph, the Issuing Banks and the Swingline Lender) and the Lenders that will remain parties hereto after giving effect to such amendment if (1) by the terms of such agreement the Commitments of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (2) in connection with the effectiveness of such amendment, each Lender not consenting thereto shall receive payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement (it being understood that such non-consenting Lenders shall cease to be Lenders upon the termination of any such Commitments and the making of such payment in full).

          (c) Notwithstanding anything in paragraph (b) of this Section to the contrary, this Agreement and the other Credit Documents may be amended on one occasion to establish one or more new Classes of Term Loans and/or Revolving Commitments by converting the currency in which existing Term Loans or existing Revolving Commitments are denominated from Euros to like amounts of US Dollars (based on exchange rates prevailing at or about the date of such conversion, as determined based on a reference page to be agreed upon), by an agreement in writing entered into by each applicable Borrower, the Administrative Agent, the Collateral Agent and each Lender that shall agree to such conversion of all or part of its Revolving Commitment or Term Loans and treating such converted Term Loans and/or Revolving Commitments, as applicable, as one or more new Classes. Any such agreement shall amend the provisions of this Agreement and the other Credit Documents to set forth the terms of each Class of Term Loans or Revolving Commitments established thereby and to effect such other changes (including changes to the provisions of this Section, Section 2.18 and the definition of “Majority Lenders”) as the Borrowers and the Administrative Agent shall deem necessary or advisable in connection with the establishment of any such Class; provided that no such agreement shall (i) effect any change described in any of clauses (i), (ii), (iv), (v), (vi) or (viii) of paragraph (b) of this Section without the onsent of each Person required to consent to such change under such clause (it being agreed, however, that any conversion of the currency in which Revolving Commitments or Term Loans are denominated or the establishment of any new Class of Revolving Commitments or Term Loans in connection therewith and the amendments in connection therewith that are referred to in this paragraph will not, of themselves, be deemed to effect any of the changes described in clauses (i) through (vii) of such paragraph (b)), (ii) amend Article V, VI or VII to establish any affirmative or negative covenant, Event of Default or remedy that by its terms benefits one or more Classes, but not all Classes, of Loans or Borrowings without the prior written consent of Lenders holding a majority in interest of the Loans and Commitments of each Class not so benefited or (iii) change any other provision of this Agreement or any other Credit Document that creates rights in favor of Lenders holding Loans or Commitments of any existing Class, other than as necessary or advisable in the judgment of the Administrative Agent to cause such provision to take into account, or to make the benefits of such provision available to, Lenders holding Term Loans of such new Class or such new Class of Revolving Commitments. The Loans, Commitments and Borrowings of any Class established pursuant to this paragraph shall constitute Loans, Commitments and Borrowings under, and shall be entitled to all the benefits afforded by, this Agreement and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Guarantee and Collateral Agreement and the Security Documents supporting the respective Classes of Loans of the applicable Borrower or Borrowers, as the case may be, and the European J.V. and the Borrowers shall cause the Grantors to take all such actions as shall be required to ensure that they do so benefit. At any time the Borrowers wish to establish a new Class of Term Loans or Revolving Commitments pursuant to this paragraph, the Borrowers shall offer each Lender the opportunity to convert its Term Loans or Revolving Commitments, as applicable. If a greater amount is tendered for conversion than the Borrowers wish to convert, the Term Loans or Revolving Commitments, as applicable, of each tendering Lender shall be accepted for conversion on a pro rata basis based on the percentage of all the Term Loans or Revolving Commitments, as applicable, tendered by all Lenders represented by the amount tendered by such Lender.

          SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The European J.V. shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents, the Arrangers and their Affiliates (including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Agents and the Arrangers, and Allen & Overy and other local and foreign counsel for the Agents and the Arrangers, limited to one per jurisdiction, in connection with the Security Documents and the creation and perfection of the Liens created thereby and other local and foreign law matters) in connection with the arrangement and syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Agents, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Agents, any Issuing Bank or any

Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or similar negotiations in respect of such Loans or Letter of Credit. The European J.V. shall pay all out-of-pocket expenses incurred by the Collateral Agent in connection with the creation and perfection of the security interests contemplated by this Agreement, including all filing, recording and similar fees and, as more specifically set forth above, the reasonable fees and disbursements of counsel (including local counsel in each relevant jurisdiction).

          (b) The European J.V. shall indemnify the Administrative Agent, the Arrangers, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by or asserted against any Indemnitee and arising out of (i) the execution or delivery of this Agreement or any other Credit Document or other agreement or instrument contemplated hereby, the syndication and arrangement of the credit facilities provided for herein, the performance by the parties hereto of their respective obligations or the exercise by the parties hereto of their rights hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds thereof (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the European J.V. or any of its Subsidiaries, or any Environmental Liability related in any way to the European J.V. or any of its Subsidiaries, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses shall have resulted from the gross negligence or wilful misconduct of such Indemnitee or the breach by such Indemnitee of obligations set forth herein or in any other Credit Document.

          (c) To the extent that the European J.V. fails to pay any amount required to be paid by it to any Agent, any Arranger, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, Arranger, Issuing Bank or Swingline Lender, as the case may be, such Lender’s percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on the outstanding Loans and LC Exposures and unused Commitments of such Lender and the other Lenders (or, if the Commitments of any Class shall have terminated or the Term Loans of any Class shall have been repaid in full and there shall be no outstanding Loans or LC Exposures of such Class, based on the Loans and LC Exposures and unused Commitments of such Class most recently in effect)) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, Arranger, Issuing Bank or Swingline Lender, as the case may be in its capacity as such.

          SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Indemnitees and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitees, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Arrangers, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (including any CLO or other Approved Fund) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

     (A) the European J.V.; provided that no consent of the European J.V. shall be required for an assignment to a Lender, an Affiliate of a Lender, a Federal Reserve Bank or, if an Event of Default has occurred and is continuing, any other assignee; provided further that the consent of the European J.V. shall be required for an assignment by any Revolving Lender to any Person (other than a Revolving Lender or a Federal Reserve Bank);

     (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender, an Affiliate of a Lender, a Federal Reserve Bank or an Approved Fund; provided further that the consent of the Administrative Agent shall be required for an assignment by any Revolving Lender to any Person (other than a Revolving Lender or a Federal Reserve Bank); and

     (C) in the case of any assignment of an ABT Commitment or any interests in a Letter of Credit or LC Disbursement, the Swingline Lender and each Issuing Bank; provided that no consent of the Swingline Lender or any Issuing Bank shall be required for an assignment to an assignee that is a Federal Reserve Bank.

     (ii) Assignments shall be subject to the following additional conditions:

     (A) except in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the Commitment or Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than €1,000,000 or, if smaller, the entire remaining amount of the assigning Lender’s Commitment or Term Loans in the applicable Class unless each of the European J.V. and the Administrative Agent shall otherwise consent, provided (i) that no such consent of the European J.V. shall be required if an Event of Default has occurred and is continuing and (ii) in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, all such concurrent assignments shall be aggregated in determining compliance with this subsection;

     (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

     (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of €2,000; provided that in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, only one such fee shall be payable; and

     (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement (including those specified under Section 9.15), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section. Each assignment hereunder shall be deemed to be an assignment of the related rights under the Guarantee and Collateral Agreement and each other applicable Security Document.

          (iv) The Administrative Agent shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (vi) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balances of its Loans, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Assumption; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Credit Document or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the foregoing, or the financial condition of the Credit Parties or the performance or observance by the Credit Parties of any of their obligations under this Agreement or under any other Credit Document or any other instrument or document furnished pursuant hereto or thereto; (iii) each of the assignee and the assignor represents and warrants that it is legally authorized to enter into such Assignment and Assumption; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of any amendments or consents entered into prior to the date of such Assignment and Assumption and copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; such assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the

Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to them by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (vii) Upon any assignment pursuant to this Section 9.04(b), the European J.V. (or the Administrative Agent, at the expense of the European J.V.) shall promptly notify each Subsidiary Guarantor organized under the laws of the Republic of France of such assignment by bailiff (hussier) in accordance with Article 1690 of the French Civil Code. If such assignment is made without the European J.V.’s consent, the Administrative Agent shall provide prompt written notice of such assignment to the European J.V.

          (viii) For the purposes of Article 1278 et seq. of the French Civil Code, each party hereto agrees that upon any novation under this Section 9.04(b), the security interests created and Guarantees made pursuant to the Security Documents shall be preserved for the benefit of the assignee and the other Secured Parties.

          (ix) For the purposes of Italian law only, any assignment made under an Assignment and Assumption shall be deemed to constitute a cessione del contratto. Furthermore, the European J.V. hereby expressly consents to any assignment pursuant to this Section 9.04(b) by any Revolving Lender to any other Revolving Lender.

          (c) (i) Any Lender may, without the consent of Goodyear, the European J.V., any other Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (each a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, each Issuing Bank, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant and that, under Section 9.02, would require the consent of each affected Lender. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender.

          (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the European J.V.’s prior written consent, which consent shall specifically refer to this exception.

          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by Goodyear, the European J.V. and each other Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement, the making of any Loans and the issuance of any Letter of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit or the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement, the other Credit Documents, the Issuing Bank Agreements and any separate letter agreements with respect to fees payable to the Administrative Agent or the Arrangers constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, the amendment and restatement of this Agreement contemplated by the Amendment and Restatement Agreement shall become effective as provided in the Amendment and Restatement Agreement, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Amendment and Restatement Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Each financial institution that shall be party to an Issuing Bank Agreement executed by the European J.V. and the Administrative Agent shall be a party to and an Issuing Bank under this Agreement, and shall have all the rights and duties of an Issuing Bank hereunder and under its Issuing Bank Agreement. Each Lender hereby authorizes the Administrative Agent to enter into Issuing Bank Agreements.

          SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. No failure to obtain any approval required for the effectiveness of any provision of this Agreement shall affect the validity or enforceability of any other provision of this Agreement.

          SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing and the Loans shall have become due and payable pursuant to Article VII, each Lender, each Issuing Bank and each Affiliate of any of the foregoing is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each of the Lenders and the Issuing Banks under this Section are in addition to other rights and remedies (including other rights of setoff) which such Person may have.

          SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) Goodyear, the European J.V. and each other Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

          (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12. Confidentiality. Each of the Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors who have been informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent requested by any regulatory authority (including the NAIC), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) to the extent necessary or advisable in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Goodyear or any Borrower and its obligations, (g) with the written consent of Goodyear or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than Goodyear. For the purposes of this Section, “Information” means all information received from Goodyear or Persons acting on its behalf relating to Goodyear or its business, other than any such information that is available to any Agent, any Issuing Bank or any Lender prior to disclosure by Goodyear on a nonconfidential basis from a source other than Goodyear that is not known by the recipient to be bound by a confidentiality agreement or other obligation of confidentiality with respect to such information.

          SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Alternate Base Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.14. Security Documents. (a) Each Secured Party hereby authorizes and directs the Collateral Agent to execute and deliver the Guarantee and Collateral Agreement and each other Security Document. Each Lender, by executing and delivering this Agreement, acknowledges receipt of a copy of the Guarantee and Collateral Agreement and approves and agrees to be bound by and to act in accordance with the terms and conditions of the Guarantee and Collateral Agreement and each other Security Document, specifically including, without limitation, (i) the provisions of Section 5.03 of the Guarantee and Collateral Agreement (governing the distribution of proceeds realized from the exercise of remedies under the Security Documents), (ii) the provisions of Article VI of the Guarantee and Collateral Agreement (governing the manner in which the amounts of the Obligations (as defined in the Guarantee and Collateral Agreement) are to be determined at any time), (iii) the provisions of Articles VIII and IX of the Guarantee and Collateral Agreement (relating to the duties and responsibilities of the Collateral Agent and providing for the indemnification and the reimbursement of expenses of the Collateral Agent by the Lenders), and (iv) the provisions of Section 11.13 of the Guarantee and Collateral Agreement (providing for releases of Guarantees of and Collateral securing the Obligations). Each party hereto further agrees that the parties to the other Security Documents shall perform their obligations thereunder in accordance with the foregoing provisions of the Guarantee and Collateral Agreement.

          (b) In addition, each Lender and Issuing Bank hereby consents to, and directs the Administrative Agent and the Collateral Agent on its behalf to enter into, any amendment of the Credit Documents that provides for the Collateral to secure, with a priority not greater than that of the Liens securing the Obligations, Swap Agreements entered into with any Lender or with any lender under any Credit Facilities Agreement and any refinancings thereof and for Guarantees by the Guarantors of such Swap Agreements, provided that the applicable approvals for such amendments have been obtained under each applicable Credit Facilities Agreement (other than this Agreement) and the documentation governing any such refinancing.

          SECTION 9.15. Collateral Agent as Joint and Several Creditor. (a) Each Secured Party and each Credit Party agrees that the Collateral Agent shall be the joint and several creditor (together with the relevant other Secured Parties) of each and every payment obligation of each Credit Party towards each of the Secured Parties under the Credit Documents or, to the extent included in the Obligations, under any Swap Agreement or arising out of or in connection with cash management or other similar services provided by any Secured Party and that accordingly the Collateral Agent will have its own independent rights to demand from each Credit Party in satisfaction of those obligations and shall hold any security interest created pursuant to any Security Document to secure those obligations in its own name, and not solely as agent or mandatory (lasthebber) for the Secured Parties, with full and unrestricted entitlement to and authority in respect of such security interest; provided that it is expressly acknowledged that any discharge of any payment obligation to either of the Collateral Agent or the relevant Secured Parties shall to the same extent discharge the corresponding obligation owing to the other.

          (b) Without limiting or affecting the Collateral Agent’s rights against each Credit Party (whether under this Section 9.15 or on any other provisions of the Credit Documents), the Collateral Agent agrees with each Secured Party that it will not exercise its right as joint and several creditor with such Secured Party except with the prior written consent of such Secured Party; provided, however, that for the avoidance of doubt, nothing in this sentence in any way limits the Collateral Agent’s rights to act in the protection or preservation of rights under or to enforce any Security Document as contemplated by this Agreement and the relevant Security Documents. Any amounts recovered by the Collateral Agent as a result of the operation of this Section 9.15 shall be held for the benefit of the applicable Secured Party or Secured Parties to be applied in accordance with the provisions hereof and of the Security Documents.

          SECTION 9.16. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

          (b) The obligations of Goodyear or any Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, each of Goodyear and each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of Goodyear and the Borrowers contained in this Section 9.15 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

          SECTION 9.17. Dutch Banking Act. (a) On the date of this Agreement (i) if the European J.V. is a credit institution (kredietinstelling) under the Dutch Banking Act, it is in compliance with the applicable provisions of the Dutch Banking Act and any implementing regulations including, but not limited to, the Dutch Exemption Regulation; and (ii) each Person which is a Lender under this Agreement is either (A) a Professional Market Party under the Dutch Exemption Regulation or (B) exempted from the requirement to be a Professional Market Party because it forms part of a closed circle (besloten kring) with the European J.V.

          (b) At the time of each assignment under Section 9.04, if at the time thereof it is a requirement of Dutch law, the assignee shall be a Professional Market Party. If on the date of an assignment, it is a requirement of Dutch law that a assignee must be a Professional Market Party, the European J.V. must make the representation that it has verified the status of each person which is a Lender under this Agreement either as (i) a Professional Market Party under the Dutch Exemption Regulation; or (ii) exempted from the requirement to be a Professional Market Party because it forms part of a closed circle (besloten kring) with the European J.V. On the date that an assignee becomes party to this Agreement as a Lender that Lender hereby represents and warrants that on that date it is either (A) a Professional Market Party under the Dutch Exemption Regulation; or (B) exempted from the requirement to be a Professional Market Party because it forms part of a closed circle (besloten kring) with the European J.V., as evidenced by a verification letter delivered to the European J.V. in substantially the form attached hereto as Exhibit J

          (c) For purposes of this Section 9.17:

     (i) “Professional Market Party” means a professional market party (professionele marktpartij) under the Dutch Exemption Regulation which includes only (a) banks, insurance companies, securities firms, investment institutions and pension funds that are (i) supervised or licensed under Dutch law or (ii) established and acting under supervision in a European Union member state (other than the Netherlands), Hungary, Monaco, Poland, Puerto Rico, Saudi

Arabia, Slovakia, Czech Republic, Turkey, South Korea, the United States of America, Japan, Australia, Canada, Mexico, New Zealand or Switzerland; (b) investment institutions which offer their participation rights exclusively to professional market parties and are not required to be supervised or licensed under Dutch law; (c) the State of the Netherlands, the Dutch Central Bank, a foreign central government body, a foreign central bank, Dutch regional and local governments and comparable foreign de-centralised government bodies, international treaty organisations and supranational organisations; (d) enterprises or entities with total assets of at least €500,000,000 (or the equivalent thereof in another currency) as per the balance sheet as of the year end preceding the obtaining of the repayable funds; (e) enterprises, entities or individuals with net assets (eigen vermogen) of at least €10,000,000 (or the equivalent thereof in another currency) as of the year end preceding the obtaining of the repayable funds who or which have been active in the financial markets on average twice a month over a period of at least two consecutive years preceding the obtaining of the repayable funds; (f) subsidiaries of the entities referred to under (a) above provided such subsidiaries are subject to supervision; and (g) an enterprise or institution that has a rating from a rating agency that in the opinion of the Dutch Central Bank is an expert or that issues securities that have a rating from a rating agency that in the opinion of the Dutch Central Bank is an expert.

     (ii) “Dutch Banking Act” means the Dutch Act on the Supervision of the Credit System 1992 (Wet Toezicht Kredietwezen 1992), as amended from time to time.

     (iii) “Dutch Exemption Regulation” means the Exemption Regulation of the Minister of Finance of June 26, 2002 (Vrijstellingsregeling WtK 1992), as amended from time to time.

          SECTION 9.18. Power of Attorney. Each Lender, the Administrative Agent and each Issuing Bank hereby (and each Affiliate of a Lender by entering into an Affiliate Authorization thereby) (i) authorizes the Collateral Agent as its agent and attorney to execute and deliver, on behalf of and in the name of such Lender, the Administrative Agent or Issuing Bank (or Affiliate), all and any Credit Documents (including without limitation Security Documents) and related documentation, (ii) authorizes the Collateral Agent to appoint any further agents or attorneys to execute and deliver, or otherwise to act, on behalf of and in the name of the Collateral Agent for any such purpose, (iii) authorizes the Collateral Agent to do any and all acts and to make and receive all declarations which are deemed necessary or appropriate to the Collateral Agent. The Lenders and the Issuing Banks hereby (and each Affiliate of a Lender by entering into an Affiliate Authorization thereby) relieve the Collateral Agent from the self-dealing restrictions imposed by Section 181 of the German Civil Code and the Collateral Agent may also relieve agents and attorneys appointed pursuant to the powers granted under this Section 9.18 from the restrictions imposed by Section 181 of the German Civil Code. For the purposes of Italian law, each Lender and each Issuing Bank (and each Affiliate of a Lender by entering into an Affiliate Authorization thereby) expressly authorizes the Collateral Agent (and any agents and attorneys appointed under this Section 9.18) to act under a conflict of interest and self-dealing (including, but not limited to, a situation in which the Collateral Agent acts simultaneously in the name and/or on behalf (a) of any Secured Party, on the one hand, and (b) of any Credit Party, on the other hand) solely in relation to this Agreement, the Guarantee and Collateral Agreement and the other Security Documents. Any attorney appointed by the Collateral Agent pursuant to this Section 9.18 may grant sub-power to a sub-attorney in the same scope.

          SECTION 9.19. USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE GOODYEAR TIRE & RUBBER COMPANY

by

Name:
Title:

GOODYEAR DUNLOP TIRES EUROPE B.V.,

by

Name:
Title:

by

Name:
Title:

GOODYEAR DUNLOP TIRES GERMANY GMBH

by

Name:
Title:

by

Name:
Title:

GOODYEAR GMBH & CO. KG,

by

Name:
Title:

by

Name:
Title:

DUNLOP GMBH & CO. KG,

by

Name:
Title:

by

Name:
Title:

GOODYEAR LUXEMBOURG TIRES S.A.,

by

executed in the form of a notarial deed

J.P. MORGAN EUROPE LIMITED, as Administrative Agent,

by

Name:
Title:

JPMORGAN CHASE BANK, N.A., individually and as collateral agent, Issuing Bank and Swingline Lender,

by

Name:
Title:

     AMENDMENT AND RESTATEMENT AGREEMENT dated as of April 8, 2005 (this “Amendment Agreement”), in respect of (a) the TERM LOAN AND REVOLVING CREDIT AGREEMENT (the “Credit Agreement”) dated as of March 31, 2003, as amended by the First Amendment dated as of February 19, 2004, the Second Amendment dated as of April 16, 2004, the Third Amendment dated as of April 16, 2004, and the Fourth Amendment dated as of May 27, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, GOODYEAR DUNLOP TIRES EUROPE B.V., GOODYEAR DUNLOP TIRES GERMANY GMBH, GOODYEAR GMBH & CO KG, DUNLOP GMBH & CO KG, GOODYEAR LUXEMBOURG TIRES S.A., the Lenders parties thereto and JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent and (b) the MASTER GUARANTEE AND COLLATERAL AGREEMENT (the “Master Guarantee and Collateral Agreement”) dated as of March 31, 2003, as Amended and Restated as of February 20, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, the Subsidiaries of THE GOODYEAR TIRE & RUBBER COMPANY, identified therein and JPMORGAN CHASE BANK, N.A. as collateral agent.

          Goodyear and the Borrowers have requested that each of the Credit Agreement and the Master Guarantee and Collateral Agreement be amended and restated as set forth in Section 4 below and the parties hereto are willing so to amend the Credit Agreement and the Master Guarantee and Collateral Agreement.

          In consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

SECTION 1. Defined Terms. (a) As used in this Amendment Agreement, the following terms have the meanings specified below:

          “Assigned Interest” shall have the meaning assigned to such term in Section 4(a)(ii).

          “Daylight Commitment” shall mean, (i) for each Daylight GDTG Lender party hereto on the Effective Date, the obligation of such Lender to make loans (“Daylight GDTG Loans”) on the Effective Date in an amount equal to the amount set forth opposite the name of such Daylight GDTG Lender on Schedule 1(a) to this Amendment Agreement under the caption “Daylight GDTG Loans” and (ii) for each Daylight Term Loan Lender party hereto on the Effective Date, the obligation of such Daylight Term Loan Lender to make loans (“Daylight Term Loans”) on the Effective Date in an amount equal to the amount set opposite the name of such Daylight Term Loan Lender on Schedule 1(b) to this Amendment Agreement under the caption “Daylight Term Loans”.

 2

          “Daylight GDTG Lender” shall mean a lender that will become on the Effective Date a GDTG Lender under the Restated Credit Agreement.

          “Daylight Term Loan Lender” shall mean a lender that will become on the Effective Date a Term Lender under the Restated Credit Agreement.

          “Effective Date” shall have the meaning assigned to such term in Section 2.

          “Existing Administrative Agent” shall mean JPMCB, as administrative agent under the Pre-Restatement Credit Agreement.

          “JPMCB” shall mean JPMorgan Chase Bank, N.A.

          “JPMEL” means J.P. Morgan Europe Limited.

          “New Administrative Agent” shall mean JPMEL, as administrative agent under the Restated Credit Agreement.

          “Pre-Restatement Credit Agreement” shall mean the Credit Agreement immediately before its amendment or restatement in accordance with Section 4(a)(i)(A).

          “Restated Credit Agreement” shall mean the Credit Agreement, as amended and restated in accordance with Section 4(a)(i)(A).

          “Restated MGCA” shall mean the Master Guarantee and Collateral Agreement, as amended and restated in accordance with Section 4(a)(i)(B).

          (b) On the Effective Date, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used (i) in the Restated Credit Agreement, shall, unless the context otherwise requires, refer to the Credit Agreement as amended and restated in the form of the Restated Credit Agreement, and the term “Credit Agreement”, as used in the Credit Documents, shall mean the Restated Credit Agreement and (ii) in the Restated MGCA, shall, unless the context otherwise requires, refer to the Master Guarantee and Collateral Agreement as amended and restated in the form of the Restated MGCA, and the terms “Master Guarantee and Collateral Agreement” or “Guarantee and Collateral Agreement”, as used in the Credit Documents, shall mean the Restated MGCA. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Restated Credit Agreement or, if not defined therein, the Pre-Restatement Credit Agreement.

SECTION 2. Conditions to Effectiveness. The transactions provided for in Section 3 and 4 hereof and the obligations of the Lenders to make Loans and issue Letters of Credit under the Restated Credit Agreement shall become effective on the date (the “Effective Date”) on which all the conditions specified in Section 4.01 of the Restated Credit Agreement are satisfied (or waived in accordance with Section 9.02 of the Restated Credit Agreement).

 3

SECTION 3. Daylight Financing. (a) On the Effective Date, immediately preceding the effectiveness of the amendment and restatement provided for in Section 4, each of the parties hereto irrevocably agrees that each of the following shall occur without any additional conditions or actions of any party hereto:

     (i) (A) Each Daylight GDTG Lender shall extend credit to GDTG and GDTG shall borrow and (B) each Daylight Term Loan Lender shall extend credit to Goodyear KG and Dunlop KG, and Goodyear KG and Dunlop KG shall borrow, in each case, one or more Daylight GDTG Loans or Daylight Term Loans, as applicable, denominated in Euro in aggregate principal amounts equal to such Lender’s Daylight Commitments. The proceeds of such Daylight GDTG Loans and Daylight Term Loans shall be payable to JPMCB, which shall convert such proceeds into US Dollars at prevailing Exchange Rates (pursuant to arrangements agreed with Goodyear and the European J.V.) and then pay such proceeds to the accounts set forth on Schedule 1(a) and Schedule 1(b), respectively. Each of GDTG, Goodyear KG and Dunlop KG irrevocably directs the Existing Administrative Agent to deliver all the proceeds of the borrowings under the foregoing clauses (A) and (B) to JPMCB, and hereby irrevocably directs JPMCB to apply such proceeds to prepay in full all the outstanding principal of any Term Loans (as defined in the Pre-Restatement Credit Agreement) that remain outstanding at such time, together with all accrued interest thereon and any accrued commitment fees with respect to the Revolving Commitments (as defined in the Pre-Restatement Credit Agreement).

     (ii) Immediately following the transactions provided for in paragraph (i) above, all Revolving Lenders under the Pre-Restatement Credit Agreement shall transfer their Revolving Commitments (as such term is defined in the Pre-Restatement Credit Agreement) to JPMCB (which shall assume such commitments) pursuant to the Master Assignment and Assumption to be executed in the form attached hereto as Exhibit A.

     (iii) Immediately following the transactions provided for in paragraphs (i) and (ii) above, JPMCB, as Majority Lender, irrevocably authorizes the Collateral Agent to release the Collateral set forth in Schedule 2.

     (a) The Credit Parties hereby covenant and agree that no Revolving Loans shall be outstanding under the Pre-Restatement Credit Agreement at any time on the Effective Date.

SECTION 4. Amendment and Restatement; Borrowings on Effective Date. (a) Each of the parties hereto irrevocably agrees that each of the following shall occur on the Effective Date, immediately after the effectiveness of the transactions described in Section 3, without the satisfaction of any additional conditions or any further actions of

 4

any party hereto; provided that for the purposes of Section 4(a)(i)(A), only the parties to the Credit Agreement (including the Term Lenders) shall agree to such amendment and restatement and, for the purposes of Section 4(a)(i)(B) only the Collateral Agent and each Credit Party shall agree to such amendment and restatement:

     (i) (A) The Credit Agreement (including the Schedules and Exhibits thereto) shall be amended and restated to read as set forth in Exhibit B attached hereto (including the Schedules and Exhibits attached to such Exhibit B) and (B) the Master Guarantee and Collateral Agreement (including the Schedules and Exhibits thereto) shall be amended and restated to read as set forth in Exhibit C attached hereto (including the Schedules and Exhibits attached to such Exhibit C), and the New Administrative Agent is hereby directed to enter into such Credit Documents and to take such other actions as may be required to give effect to the transactions contemplated hereby.

     (ii) On the Effective Date and immediately following the effectiveness of the Restated Credit Agreement, JPMCB shall sell and assign, without recourse and without any further action required on the part of any party, to each lender set forth in Schedule 3 hereto (each, an “Assignee”), and each Assignee shall purchase and assume, without recourse and without any further action required on its part, from JPMCB effective as of the Effective Date, the amounts of JPMCB’s ABT Commitment set forth in Schedule 3 and all related rights, interests and obligations under the Restated Credit Agreement, the Restated MGCA (including, without limitation, the rights, interests and obligations under Section 9.15 of the Restated Credit Agreement and Section 11.16 of the Restated MGCA) and any other documents or instruments delivered pursuant thereto (the rights and obligations sold and assigned pursuant hereto being referred to herein collectively as the “Assigned Interest”). Each Assignee hereby acknowledges receipt of a copy of the Restated Credit Agreement. From and after the Effective Date (A) each Assignee shall be a party to and be bound by the provisions of the Restated Credit Agreement and, to the extent of the interests assigned by this paragraph (a)(ii), have the rights and obligations of an ABT Lender thereunder and (B) JPMCB shall, to the extent of the interests assigned by this Section, relinquish its rights and be released from its obligations under the Restated Credit Agreement. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Amendment Agreement as if set forth herein in full. The Credit Parties consent to each assignment pursuant to this paragraph (iii). The parties agree that (A) no recordation fee shall be payable with respect to the foregoing assignments and (B) this Amendment Agreement shall be an approved form of Assignment and Acceptance for purposes of the Restated Credit Agreement.

 5

     (iii) Notwithstanding any provision of this Amendment Agreement, the provisions of Sections 2.12, 2.13, 2.14 and 9.03 of the Pre-Restatement Credit Agreement, as in effect immediately prior to the Effective Date, will continue to be effective as to all matters arising out of or in any way related to facts or events existing or occurring prior to the Effective Date for the benefit of the Lenders, including each Lender under the Pre-Restatement Credit Agreement that will not be a Lender under the Restated Credit Agreement.

     (iv) Immediately following the transactions provided for in paragraph (ii) above, (A) each GDTG Lender shall extend credit to GDTG and GDTG shall borrow, one or more GDTG Loans denominated in Euro in an aggregate principal amount equal to the aggregate principal amount of Daylight GDTG Loans provided to GDTG by such GDTG Lender in its capacity as a Daylight GDTG Lender and (B) each Term Lender shall extend credit to each of Goodyear KG and Dunlop KG and each of Goodyear KG and Dunlop KG shall borrow, one or more Term Loans denominated in Euro in an aggregate principal amount equal to the aggregate principal amount of Daylight Term Loans provided to each of Goodyear KG and Dunlop KG by such Term Lender in its capacity as a Daylight Term Loan Lender. Such Revolving Loans and such Term Loans shall have the initial Interest Periods and be of the Types set forth in Schedule 4. Each of GDTG, Goodyear KG and Dunlop KG irrevocably directs that the borrowings set forth in paragraphs (a)(iv)(A) and (B) be applied directly to prepay in full (and be netted against) Daylight GDTG Loans and Daylight Term Loans, as applicable, extended to it.

SECTION 5. Continuing Security. On the Effective Date, each Borrower, Grantor and Guarantor (a) confirms its acceptance of the Credit Documents to which it is a party (as each such Credit Document is amended and restated by this Amendment Agreement), (b) agrees that it is bound by the terms of the Credit Documents to which it is a party (as each such Credit Document is amended and restated by this Amendment Agreement), (c) confirms that its obligations under the Master Guarantee and Collateral Agreement remain in full force and effect and (d) confirms that the security created under the Security Documents (i) continues in full force and effect on the terms of the respective Security Documents and (ii) extends to the obligations of the Borrowers under the Restated Credit Agreement (subject to any limitation set out in the Security Documents) and that the obligations of the Borrowers arising under the Restated Credit Agreement are included as Obligations under the Master Guarantee and Collateral Agreement and as “secured obligations” (however defined) in the Security Documents (subject to any limitations set forth in such Security Documents). Each party hereto confirms that the intention of the parties is that each of the Credit Agreement and the Master Guarantee and Collateral Agreement shall not terminate on the Effective Date and shall continue in full force and effect as amended and restated hereby.

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SECTION 6. Applicable Law. THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Counterparts. This Amendment Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment Agreement. This Amendment Agreement shall constitute a “Credit Document” for all purposes of the Restated Credit Agreement and the other Credit Documents.

SECTION 8. Expenses. Goodyear and each Borrower agrees to reimburse the Existing Administrative Agent and the New Administrative Agent for all reasonable out-of-pocket expenses incurred by it in connection with this Amendment Agreement, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, Allen & Overy LLP and other counsel for the Existing Administrative Agent and the New Administrative Agent.

SECTION 9. Headings. The headings of this Amendment Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

          PARTIES TO THE CREDIT AGREEMENT AND MASTER GUARANTEE AND COLLATERAL AGREEMENT

THE GOODYEAR TIRE & RUBBER COMPANY,

by
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President and Treasurer

GOODYEAR DUNLOP TIRES EUROPE BV,

by
/s/ R.M. Archer

Name: R.M. Archer
Title: Vice President Finance

by
/s/ D. Golsong

Name: D. Golsong
Title: Chief Legal Officer

GOODYEAR DUNLOP TIRES GERMANY GMBH,

by
/s/ T. Koerner

Name: T. Koerner
Title: Proxyholder

 8

GOODYEAR GMBH & CO. KG,

by
/s/ T. Koerner

Name: T. Koerner
Title: Proxyholder

DUNLOP GMBH & CO. KG,

by	/s/ T. Koerner

Name: T. Koerner
Title: Proxyholder

GOODYEAR LUXEMBOURG TIRES S.A.,

by
executed in the form of a notarial deed

 9

J.P. MORGAN EUROPE LIMITED, as Administrative Agent under the Restated Credit Agreement,

by
/s/ Nigel Marlow

Name: Nigel Marlow
Title: Vice President

JPMORGAN CHASE BANK, N.A., individually, as Collateral Agent, Issuing Bank and Swingline Lender and as Administrative Agent under the Pre-Restatement Credit Agreement,

by
executed in the form of a notarial deed

10

PARTIES TO THE MASTER GUARANTEE AND COLLATERAL
AGREEMENT (AND NOT PARTY TO THE CREDIT AGREEMENT)

RVM REIFEN VERTRIEBSMANAGEMENT GMBH,

by
/s/ T. Koerner

Name: T. Koerner
Title: Proxyholder

FULDA REIFEN GMBH & CO. KG,

by
/s/ T. Koerner

Name: T. Koerner
Title: Proxyholder

M-PLUS MULTIMARKENMANAGEMENT & GMBH & CO. KG,

by
/s/ T. Koerner

Name: T. Koerner
Title: Proxyholder

11

GD HANDELSSYSTEME GMBH & CO. KG,

by
/s/ T. Koerner

Name: T. Koerner
Title: Proxyholder

GOODYEAR DUNLOP TIRES OE GMBH,

by
/s/ T. Koerner

Name: T. Koerner
Title: Proxyholder

GOODYEAR DUNLOP TIRE FRANCE S.A.,

by
/s/ R.M. Archer

Name: R.M. Archer
Title: Attorney

by
/s/ D. Golsong

Name: D. Golsong
Title: Attorney

GOODYEAR DUNLOP TYRES UK LTD,

by
/s/ J. Robinson

Name: J. Robinson
Title: Director

by
/s/ R. Whitehurst

Name: R. Whitehurst
Title: Secretary

12

DUNLOP TYRES LTD,

by

/s/ J. Robinson

Name: J. Robinson
Title: Director

by
/s/ R. Whitehurst

Name: R. Whitehurst
Title: Secretary

BELT CONCEPTS OF AMERICA, INC.,

by
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

13

CELERON CORPORATION,

by
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

COSMOFLEX, INC.,

by
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

DAPPER TIRE CO, INC.,

by
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

DIVESTED COMPANIES HOLDING COMPANY,

by
/s/ Randall M. Loyd

Name: Randall M. Loyd
Title: Vice President

by
/s/ Ronald J. Carr

Name: Ronald J. Carr
Title: Vice President

14

DIVESTED LITCHFIELD PARK PROPERTIES, INC.,

by
/s/ Randall M. Loyd

Name: Randall M. Loyd
Title: Vice President

by
/s/ Ronald J. Carr

Name: Ronald J. Carr
Title: Vice President

GOODYEAR FARMS, INC.,

by
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

GOODYEAR INTERNATIONAL CORPORATION,

by
/s/ Bertram Bell

Name: Bertram Bell
Title: Vice President

GOODYEAR WESTERN HEMISPHERE CORPORATION,

by	/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

15

THE KELLY-SPRINGFIELD TIRE CORPORATION,

by
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

WHEEL ASSEMBLIES INC.,

by
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

WINGFOOT COMMERCIAL TIRE SYSTEMS, LLC,

by
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

WINGFOOT VENTURES EIGHT INC.,

by
/s/ Randall M. Loyd

Name: Randall M. Loyd
Title: Vice President

16

GOODYEAR CANADA INC.,

by
/s/ Linda Alexander

Name: Linda Alexander
Title: Vice President Finance

by
/s/ D.S. Hamilton

Name: D.S. Hamilton
Title: Secretary

17

Signature Page to be executed by Lenders
under the Restated Credit Agreement

SIGNATURE PAGE to the AMENDMENT AND RESTATEMENT AGREEMENT dated as of April 8, 2005, in respect of (A) the TERM LOAN AND REVOLVING CREDIT AGREEMENT dated as of March 31, 2003, as amended by the First Amendment dated as of February 19, 2004, the Second Amendment dated as of April 16, 2004, the Third Amendment dated as of April 16, 2004 and the Fourth Amendment dated as of May 27, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, GOODYEAR DUNLOP TIRES EUROPE B.V., GOODYEAR DUNLOP TIRES GERMANY GMBH, GOODYEAR GMBH & CO KG, DUNLOP GMBH & CO KG, GOODYEAR LUXEMBOURG TIRES S.A., the Lenders parties thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent and (B) the MASTER GUARANTEE AND COLLATERAL AGREEMENT dated as of March 31, 2003, as Amended and Restated as of February 20, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, the Subsidiaries of THE GOODYEAR TIRE & RUBBER COMPANY identified therein and JPMORGAN CHASE BANK, N.A. as Collateral Agent.

Lender:	BNP Paribas

	By:	/s/ Gayne C. Plunkett

Name: Gayne C. Plunkett
Title: Vice President

	By:	/s/ Wendy Breuder

Name: Wendy Breuder
Title: Managing Director

18

Signature Page to be executed by Lenders
under the Restated Credit Agreement

SIGNATURE PAGE to the AMENDMENT AND RESTATEMENT AGREEMENT dated as of April 8, 2005, in respect of (A) the TERM LOAN AND REVOLVING CREDIT AGREEMENT dated as of March 31, 2003, as amended by the First Amendment dated as of February 19, 2004, the Second Amendment dated as of April 16, 2004, the Third Amendment dated as of April 16, 2004 and the Fourth Amendment dated as of May 27, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, GOODYEAR DUNLOP TIRES EUROPE B.V., GOODYEAR DUNLOP TIRES GERMANY GMBH, GOODYEAR GMBH & CO KG, DUNLOP GMBH & CO KG, GOODYEAR LUXEMBOURG TIRES S.A., the Lenders parties thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent and (B) the MASTER GUARANTEE AND COLLATERAL AGREEMENT dated as of March 31, 2003, as Amended and Restated as of February 20, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, the Subsidiaries of THE GOODYEAR TIRE & RUBBER COMPANY identified therein and JPMORGAN CHASE BANK, N.A. as Collateral Agent.

Lender:	Calyon New York Branch

	By:	/s/ Lee E. Greve

Name: Lee E. Greve
Title: Managing Director

	By:	/s/ Corey Billups

Name: Corey Billups
Title: Director

19

Signature Page to be executed by Lenders
under the Restated Credit Agreement

SIGNATURE PAGE to the AMENDMENT AND RESTATEMENT AGREEMENT dated as of April 8, 2005, in respect of (A) the TERM LOAN AND REVOLVING CREDIT AGREEMENT dated as of March 31, 2003, as amended by the First Amendment dated as of February 19, 2004, the Second Amendment dated as of April 16, 2004, the Third Amendment dated as of April 16, 2004 and the Fourth Amendment dated as of May 27, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, GOODYEAR DUNLOP TIRES EUROPE B.V., GOODYEAR DUNLOP TIRES GERMANY GMBH, GOODYEAR GMBH & CO KG, DUNLOP GMBH & CO KG, GOODYEAR LUXEMBOURG TIRES S.A., the Lenders parties thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent and (B) the MASTER GUARANTEE AND COLLATERAL AGREEMENT dated as of March 31, 2003, as Amended and Restated as of February 20, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, the Subsidiaries of THE GOODYEAR TIRE & RUBBER COMPANY identified therein and JPMORGAN CHASE BANK, N.A. as Collateral Agent.

Lender:	Citibank N.A.

	By:	/s/ Brian Ike

Name: Brian Ike
Title: Director

20

Signature Page to be executed by Lenders
under the Restated Credit Agreement

SIGNATURE PAGE to the AMENDMENT AND RESTATEMENT AGREEMENT dated as of April 8, 2005, in respect of (A) the TERM LOAN AND REVOLVING CREDIT AGREEMENT dated as of March 31, 2003, as amended by the First Amendment dated as of February 19, 2004, the Second Amendment dated as of April 16, 2004, the Third Amendment dated as of April 16, 2004 and the Fourth Amendment dated as of May 27, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, GOODYEAR DUNLOP TIRES EUROPE B.V., GOODYEAR DUNLOP TIRES GERMANY GMBH, GOODYEAR GMBH & CO KG, DUNLOP GMBH & CO KG, GOODYEAR LUXEMBOURG TIRES S.A., the Lenders parties thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent and (B) the MASTER GUARANTEE AND COLLATERAL AGREEMENT dated as of March 31, 2003, as Amended and Restated as of February 20, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, the Subsidiaries of THE GOODYEAR TIRE & RUBBER COMPANY identified therein and JPMORGAN CHASE BANK, N.A. as Collateral Agent.

Lender:	Commerzbank Aktiengesellschaft

	By:	/s/ Dr. Konrad Noltenhaus

		Name:	Dr. Konrad Noltenhaus
		Title:	Senior Vice President
Regional Center Frankfurt

	By:	/s/ Hans-Friedrich Jenetzky

		Name:	Hans-Friedrich Jenetzky
		Title:	Senior Vice President
Regional Center Frankfurt

21

Signature Page to be executed by Lenders
under the Restated Credit Agreement

SIGNATURE PAGE to the AMENDMENT AND RESTATEMENT AGREEMENT dated as of April 8, 2005, in respect of (A) the TERM LOAN AND REVOLVING CREDIT AGREEMENT dated as of March 31, 2003, as amended by the First Amendment dated as of February 19, 2004, the Second Amendment dated as of April 16, 2004, the Third Amendment dated as of April 16, 2004 and the Fourth Amendment dated as of May 27, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, GOODYEAR DUNLOP TIRES EUROPE B.V., GOODYEAR DUNLOP TIRES GERMANY GMBH, GOODYEAR GMBH & CO KG, DUNLOP GMBH & CO KG, GOODYEAR LUXEMBOURG TIRES S.A., the Lenders parties thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent and (B) the MASTER GUARANTEE AND COLLATERAL AGREEMENT dated as of March 31, 2003, as Amended and Restated as of February 20, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, the Subsidiaries of THE GOODYEAR TIRE & RUBBER COMPANY identified therein and JPMORGAN CHASE BANK, N.A. as Collateral Agent.

Lender:	Credit Suisse First Boston, acting through its Cayman Islands Branch

	By:	/s/ Mark Gleason

Name: Mark Gleason
Title: Director

	By:	/s/ Mikhail Faybusovich

Name: Mikhail Faybusovich
Title: Associate

22

Signature Page to be executed by Lenders
under the Restated Credit Agreement

SIGNATURE PAGE to the AMENDMENT AND RESTATEMENT AGREEMENT dated as of April 8, 2005, in respect of (A) the TERM LOAN AND REVOLVING CREDIT AGREEMENT dated as of March 31, 2003, as amended by the First Amendment dated as of February 19, 2004, the Second Amendment dated as of April 16, 2004, the Third Amendment dated as of April 16, 2004 and the Fourth Amendment dated as of May 27, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, GOODYEAR DUNLOP TIRES EUROPE B.V., GOODYEAR DUNLOP TIRES GERMANY GMBH, GOODYEAR GMBH & CO KG, DUNLOP GMBH & CO KG, GOODYEAR LUXEMBOURG TIRES S.A., the Lenders parties thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent and (B) the MASTER GUARANTEE AND COLLATERAL AGREEMENT dated as of March 31, 2003, as Amended and Restated as of February 20, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, the Subsidiaries of THE GOODYEAR TIRE & RUBBER COMPANY identified therein and JPMORGAN CHASE BANK, N.A. as Collateral Agent.

Lender:	Deutsche Bank AG, NY Branch

	By:	/s/ David Mayhew

Name: David Mayhew
Title: Managing Director

	By:	/s/ Stephen Cayer

Name: Stephen Cayer
Title: Director

23

Signature Page to be executed by Lenders
under the Restated Credit Agreement

SIGNATURE PAGE to the AMENDMENT AND RESTATEMENT AGREEMENT dated as of April 8, 2005, in respect of (A) the TERM LOAN AND REVOLVING CREDIT AGREEMENT dated as of March 31, 2003, as amended by the First Amendment dated as of February 19, 2004, the Second Amendment dated as of April 16, 2004, the Third Amendment dated as of April 16, 2004 and the Fourth Amendment dated as of May 27, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, GOODYEAR DUNLOP TIRES EUROPE B.V., GOODYEAR DUNLOP TIRES GERMANY GMBH, GOODYEAR GMBH & CO KG, DUNLOP GMBH & CO KG, GOODYEAR LUXEMBOURG TIRES S.A., the Lenders parties thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent and (B) the MASTER GUARANTEE AND COLLATERAL AGREEMENT dated as of March 31, 2003, as Amended and Restated as of February 20, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, the Subsidiaries of THE GOODYEAR TIRE & RUBBER COMPANY identified therein and JPMORGAN CHASE BANK, N.A. as Collateral Agent.

Lender:	GE Finance Participants SAS

	By:	/s/ Hugh A. Fitzpatrick

Name: Hugh A. Fitzpatrick
Title: Duly Authorized Signatory

24

Signature Page to be executed by Lenders
under the Restated Credit Agreement

SIGNATURE PAGE to the AMENDMENT AND RESTATEMENT AGREEMENT dated as of April 8, 2005, in respect of (A) the TERM LOAN AND REVOLVING CREDIT AGREEMENT dated as of March 31, 2003, as amended by the First Amendment dated as of February 19, 2004, the Second Amendment dated as of April 16, 2004, the Third Amendment dated as of April 16, 2004 and the Fourth Amendment dated as of May 27, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, GOODYEAR DUNLOP TIRES EUROPE B.V., GOODYEAR DUNLOP TIRES GERMANY GMBH, GOODYEAR GMBH & CO KG, DUNLOP GMBH & CO KG, GOODYEAR LUXEMBOURG TIRES S.A., the Lenders parties thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent and (B) the MASTER GUARANTEE AND COLLATERAL AGREEMENT dated as of March 31, 2003, as Amended and Restated as of February 20, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, the Subsidiaries of THE GOODYEAR TIRE & RUBBER COMPANY identified therein and JPMORGAN CHASE BANK, N.A. as Collateral Agent.

Lender:	Goldman Sachs Credit Partners, L.P.

	By:	/s/ Thomas Connolly

Name: Thomas Connolly
Title: Managing Director

25

Signature Page to be executed by Lenders
under the Restated Credit Agreement

SIGNATURE PAGE to the AMENDMENT AND RESTATEMENT AGREEMENT dated as of April 8, 2005, in respect of (A) the TERM LOAN AND REVOLVING CREDIT AGREEMENT dated as of March 31, 2003, as amended by the First Amendment dated as of February 19, 2004, the Second Amendment dated as of April 16, 2004, the Third Amendment dated as of April 16, 2004 and the Fourth Amendment dated as of May 27, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, GOODYEAR DUNLOP TIRES EUROPE B.V., GOODYEAR DUNLOP TIRES GERMANY GMBH, GOODYEAR GMBH & CO KG, DUNLOP GMBH & CO KG, GOODYEAR LUXEMBOURG TIRES S.A., the Lenders parties thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent and (B) the MASTER GUARANTEE AND COLLATERAL AGREEMENT dated as of March 31, 2003, as Amended and Restated as of February 20, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, the Subsidiaries of THE GOODYEAR TIRE & RUBBER COMPANY identified therein and JPMORGAN CHASE BANK, N.A. as Collateral Agent.

Lender:	KBC Bank NV

	By:	/s/ Dirk Witters

		Name:	Dirk Witters
		Title:	Global Relationship
Manager Multinationals

	By:	/s/ Adriaan Loeff

		Name:	Adriaan Loeff
		Title:	General Manager Multinationals

26

Signature Page to be executed by Lenders
under the Restated Credit Agreement

SIGNATURE PAGE to the AMENDMENT AND RESTATEMENT AGREEMENT dated as of April 8, 2005, in respect of (A) the TERM LOAN AND REVOLVING CREDIT AGREEMENT dated as of March 31, 2003, as amended by the First Amendment dated as of February 19, 2004, the Second Amendment dated as of April 16, 2004, the Third Amendment dated as of April 16, 2004 and the Fourth Amendment dated as of May 27, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, GOODYEAR DUNLOP TIRES EUROPE B.V., GOODYEAR DUNLOP TIRES GERMANY GMBH, GOODYEAR GMBH & CO KG, DUNLOP GMBH & CO KG, GOODYEAR LUXEMBOURG TIRES S.A., the Lenders parties thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent and (B) the MASTER GUARANTEE AND COLLATERAL AGREEMENT dated as of March 31, 2003, as Amended and Restated as of February 20, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, the Subsidiaries of THE GOODYEAR TIRE & RUBBER COMPANY identified therein and JPMORGAN CHASE BANK, N.A. as Collateral Agent.

Lender:	Mashreq Bank PSC

	By:	/s/ Abbas Hagan

Name: Abbas Hagan
Title: Division Head

27

Signature Page to be executed by Lenders
under the Restated Credit Agreement

SIGNATURE PAGE to the AMENDMENT AND RESTATEMENT AGREEMENT dated as of April 8, 2005, in respect of (A) the TERM LOAN AND REVOLVING CREDIT AGREEMENT dated as of March 31, 2003, as amended by the First Amendment dated as of February 19, 2004, the Second Amendment dated as of April 16, 2004, the Third Amendment dated as of April 16, 2004 and the Fourth Amendment dated as of May 27, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, GOODYEAR DUNLOP TIRES EUROPE B.V., GOODYEAR DUNLOP TIRES GERMANY GMBH, GOODYEAR GMBH & CO KG, DUNLOP GMBH & CO KG, GOODYEAR LUXEMBOURG TIRES S.A., the Lenders parties thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent and (B) the MASTER GUARANTEE AND COLLATERAL AGREEMENT dated as of March 31, 2003, as Amended and Restated as of February 20, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, the Subsidiaries of THE GOODYEAR TIRE & RUBBER COMPANY identified therein and JPMORGAN CHASE BANK, N.A. as Collateral Agent.

Lender:	N. M. Rothschild & Sons Limited

	By:	/s/ Adam Greenbiry

Name: Adam Greenbiry
Title: Director

	By:	/s/ John Sealy

Name: John Sealy
Title: Director

28

Signature Page to be executed by Lenders
under the Restated Credit Agreement

SIGNATURE PAGE to the AMENDMENT AND RESTATEMENT AGREEMENT dated as of April 8, 2005, in respect of (A) the TERM LOAN AND REVOLVING CREDIT AGREEMENT dated as of March 31, 2003, as amended by the First Amendment dated as of February 19, 2004, the Second Amendment dated as of April 16, 2004, the Third Amendment dated as of April 16, 2004 and the Fourth Amendment dated as of May 27, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, GOODYEAR DUNLOP TIRES EUROPE B.V., GOODYEAR DUNLOP TIRES GERMANY GMBH, GOODYEAR GMBH & CO KG, DUNLOP GMBH & CO KG, GOODYEAR LUXEMBOURG TIRES S.A., the Lenders parties thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent and (B) the MASTER GUARANTEE AND COLLATERAL AGREEMENT dated as of March 31, 2003, as Amended and Restated as of February 20, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, the Subsidiaries of THE GOODYEAR TIRE & RUBBER COMPANY identified therein and JPMORGAN CHASE BANK, N.A. as Collateral Agent.

Lender:	Natexis Banques Populaires

	By:	/s/ Patrick Senderens

Name: Patrick Senderens
Title: Global Relationship Manager

	By:	/s/ Christopher Labaune

Name: Christopher Labaune
Title: Relationship Manager

29

Signature Page to be executed by Lenders
under the Restated Credit Agreement

SIGNATURE PAGE to the AMENDMENT AND RESTATEMENT AGREEMENT dated as of April 8, 2005, in respect of (A) the TERM LOAN AND REVOLVING CREDIT AGREEMENT dated as of March 31, 2003, as amended by the First Amendment dated as of February 19, 2004, the Second Amendment dated as of April 16, 2004, the Third Amendment dated as of April 16, 2004 and the Fourth Amendment dated as of May 27, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, GOODYEAR DUNLOP TIRES EUROPE B.V., GOODYEAR DUNLOP TIRES GERMANY GMBH, GOODYEAR GMBH & CO KG, DUNLOP GMBH & CO KG, GOODYEAR LUXEMBOURG TIRES S.A., the Lenders parties thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent and (B) the MASTER GUARANTEE AND COLLATERAL AGREEMENT dated as of March 31, 2003, as Amended and Restated as of February 20, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, the Subsidiaries of THE GOODYEAR TIRE & RUBBER COMPANY identified therein and JPMORGAN CHASE BANK, N.A. as Collateral Agent.

Lender:	The Northern Trust Company

	By:	/s/ Christopher L. McKean

Name: Christopher L. McKean
Title: Vice President

30

Annex 1

THE GOODYEAR TIRE & RUBBER COMPANY
GOODYEAR DUNLOP TIRES EUROPE B.V.
GOODYEAR DUNLOP TIRES GERMANY GMBH
GOODYEAR GMBH & CO KG
DUNLOP GMBH & CO KG
GOODYEAR LUXEMBOURG TIRES S.A.
CREDIT AGREEMENT
DATED AS OF MARCH 30,
AS AMENDED AND RESTATED AS OF APRIL 8, 2005

STANDARD TERMS AND CONDITIONS

          1. Representations and Warranties.

          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Restated Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

          1.2. Assignees. Each Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Restated Credit Agreement and the Restated MGCA, (ii) it satisfies the requirements, if any, specified in the Restated Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions each of the Restated Credit Agreement and the Restated MGCA as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Restated Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereto, as applicable, the Restated MGCA and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment Agreement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the New Administrative Agent or any other Lender, and (v) attached to this Amendment Agreement is (i) any documentation

31

required to be delivered by it pursuant to the terms of Sections 2.17 and 9.17 of the Restated Credit Agreement and (ii) a “New Secured Party’s Accession Agreement” in the form of Schedule 3 to the German Security Trust Agreement, duly completed and executed by such Assignee; and (b) agrees that (i) it will, independently and without reliance on the New Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

          2. Restated MGCA. Each Assignee, by executing and delivering this Amendment Agreement, acknowledges receipt of a copy of the Restated MGCA and approves and agrees to be bound by and to act in accordance with the terms and conditions of the Restated MGCA and each other Security Document, specifically including (i) the provisions of Section 5.03 of the Restated MGCA (governing the distribution of proceeds realized from the exercise of remedies under the Security Documents), (ii) the provisions of Article VI of the Restated MGCA (governing the manner in which the amounts of the Obligations (as defined in the Restated MGCA) are to be determined at any time), (iii) the provisions of Articles VIII and IX of the Restated MGCA (relating to the duties and responsibilities of the Collateral Agent and providing for the indemnification and the reimbursement of expenses of the Collateral Agent by the Lenders) and (iv) the provisions of Section 11.13 of the Restated MGCA (providing for releases of Guarantees of and Collateral securing the Obligations).

          3. Payments. From and after the Effective Date, the New Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to each Assignee for amounts which have accrued from and after the Effective Date.

          4. Foreign Law Provisions.

          4.1. France. An assignment of rights will only be effective vis-à-vis the Subsidiary Guarantors incorporated in France if the assignment if such assignment is notified in France by bailiff (huissier) in accordance with Article 1690 of the French Civil Code. Pursuant to clause 9.04(b)(vii) of the Restated Credit Agreement (i) the European J.V. (or the New Administrative Agent, at the expense of the European J.V.) shall carry out such notification and (ii) if the assignment provided for in this Amendment Agreement is made without the European J.V.’s consent the New Administrative Agent shall provide prompt written notice of the assignment to the European J.V.

          4.2. Italy. For the purposes of Italian law only, the assignment made under this Amendment Agreement shall be deemed to constitute a cessione del contratto, although it will not constitute a termination or a novation of the Credit Agreement for purposes of New York law.

32

          5. Affiliates. Each Assignee acknowledges that any Obligations in respect of any Swap Agreement or cash management services, in each case provided by an Affiliate of a Lender, will only constitute Obligations for the purpose of any Security Document governed by the laws of a country other than the United States of America if such Affiliate executes and delivers to the New Administrative Agent an Affiliate Authorization in the form of Exhibit H to the Restated Credit Agreement or any other form approved by the New Administrative Agent.